Registration No. 333-274435

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2 to FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEALTHY CHOICE WELLNESS CORP.

(Exact name of registrant as specified in its charter)

Delaware	5411	88-4128927
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(Employer Identification Number)

3800 North 28th Way

Hollywood, FL 33020

(305) 600-5004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Holman

Chief Executive Officer

3800 North 28th Way

Hollywood, FL 33020

(305) 600-5004

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin T. Schrier, Esq. Cozen O’Connor 200 S. Biscayne Boulevard 30th Floor Miami, FL 33131 Tel: 305-704-5954	Barry I. Grossman, Esq. Sarah E. Williams, Esq. Justin Grossman, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED       , 2023

PRELIMINARY PROSPECTUS

400,000 Shares of Class A Common Stock

Healthy Choice Wellness Corp. (the “Company” or “HCWC”) is offering 400,000 shares of our Class A common stock. No public market currently exists for either our Class A common stock or our Class B common stock. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. The offering price of our Class A common stock is expected to be between $9.00 and $11.00 per share and the number of shares of Class A common stock offered hereby is based upon an assumed offering price of $10.00 per share, the midpoint of such estimated price range. See “Determination of Offering Price” on page 26 of this prospectus. HCWC expects to be listed on the NYSE American exchange under the symbol “HCWC.”

Prior to this offering, Healthier Choices Management Corp. (“HCMC”) completed the spin-off of HCWC through the distribution of the outstanding shares of Class A and Class B common stock of the Company to the HCMC stockholders. The Company consists of the subsidiaries that operate the HCMC retail natural grocery stores, namely Ada’s Natural Market, Paradise Health and Nutrition, Mother Earth’s Storehouse, Green’s Natural Foods and Ellwood Thompson’s as well as the Healthy Choice Wellness Centers and the online entity thevitaminstore.com.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and, as such, is allowed to provide in this Prospectus more limited disclosures than an issuer that would not so qualify. In addition, for so long as the Company remains an emerging growth company, it may also take advantage of certain limited exceptions from investor protection laws such as the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Investor Protection and Securities Reform Act of 2010, for limited periods. See “Information Statement Summary—Emerging Growth Company Status.”

In reviewing this Prospectus, you should carefully consider the matters described in the section titled “Risk Factors” beginning on page 4 of this Prospectus.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Us
Per Share	$10.00	$	$
Total	$4,000,000	$

We have granted the representative of the underwriters the right to purchase an additional 60,000 shares of our Class A common stock to cover over-allotments.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus is not an offer to sell, or a solicitation of an offer to buy, any securities.

The underwriters expect to deliver the shares of Class A common stock to purchasers on _______, 2023.

Book-Running Managers

Maxim Group LLC

The date of this prospectus is                , 2023.

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TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our securities, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find Additional Information.”

You should rely only on the information contained in this prospectus and any free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus and any related free writing prospectus. We take no responsibility for and can provide no assurances as to the reliability of, any information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is only accurate as of the date of this prospectus, regardless of the time of delivery of this prospectus.

Any reference in this prospectus to information that is “contained,” “referred to” or “included” in this prospectus, or any similar expression, includes not only the information expressly set forth in this prospectus but also the information incorporated by reference in this prospectus.

Unless the context requires otherwise, references in this prospectus to the “Company,” “HCWC,” “our company,” “we,” “our,” “us” and similar terms refer to Healthy Choice Wellness Corp., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

HCWC SPIN OFF AND ADDITIONAL FINANCING TRANSACTION

Prior to this offering, Healthier Choices Management Corp. (“HCMC”) completed the spin off (the “Spin-Off”) of HCWC through the distribution of its outstanding shares of Class A common stock and Class B common stock (collectively, the “common stock”) to the HCMC stockholders. The Company consists of the subsidiaries that operate the HCMC natural foods retail stores, namely Ada’s Natural Market, Paradise Health and Nutrition, Mother Earth’s Storehouse, Green’s Natural Foods and Ellwood Thompson’s as well as Healthy Choice Wellness Centers and the online entity thevitaminstore.com. In the Spin-Off, the shares of HCWC Class A and Class B common stock were distributed to the HCMC stockholders on a pro rata basis based on their ownership of HCMC.

HCWC has also entered into an agreement to sell shares of its Series A Convertible Preferred Stock (the “Series A Preferred Stock”), with the gross proceeds from such offering expected to be $13.25 million. The institutional investors that acquired HCMC Series E Preferred Stock are contractually required to purchase the Series A Preferred Stock in the same dollar amounts as they invested in the HCMC Series E Preferred Stock. The closing of the sale of the Series A Preferred Stock is expected to occur within 45 days of the completion of the Spin-Off transaction. The purchase price is $1,000 per share of Series A Preferred Stock. The initial conversion price for the Series A Preferred Stock will be the 5-day volume weighted average price measured using the 5 trading days preceding the purchase of the Series A Preferred Stock. On the 40th calendar day (the “Reset Date”) after the sale of the Series A Preferred Stock, the conversion price will be reset in the event the closing price of the Class A common stock on such date is less than initial conversion price of the Series A Preferred Stock. The reset conversion price will equal a 10% discount to the 5-day volume weighted average price measured using the 5 trading days preceding the Reset Date; provided, however, in no instance will the conversion price be reset below 30% of the initial conversion price. The holders of the HCWC Series A Preferred Stock shall have voting rights on as converted basis. HCWC will register for resale of our Class A common stock issuable upon conversion of the HCWC Series A Preferred Stock. The Series A Preferred Stock will not be convertible until the expiration of the Lock-Up Period (as defined below). The proceeds from the sale of the Series A Preferred Stock will be used for general corporate purposes and potential acquisitions. The HCMC Series E Preferred Stock does not give the holders any rights with respect to HCWC other than to participate in the Distribution if the shares of HCMC Series E Preferred Stock are converted into HCMC Class A and Class B common stock. See “Business - Financing” on page 16 of this prospectus for additional information on the Series A Preferred Stock issuance.

The rights, preferences and privileges of the Class A common stock and Class B common stock are the same. The Class B common stock will not be listed on an exchange and will be subject to a 90-day lock-up period commencing upon the Distribution (the “Lock-Up Period”). Upon the expiration of the Lock-Up Period, such shares of Class B common stock will automatically convert into shares of Class A common stock.

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SUMMARY OF THE BUSINESS

Healthy Choice Wellness Corp. is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives.

Through its wholly owned subsidiaries, the Company operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.Adasmarket.com).

●	Paradise Health & Nutrition’s three stores that likewise offer fresh produce, bulk foods, vitamins, and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.ParadiseHealthDirect.com).

●	Mother Earth’s Storehouse, a two-store organic and health food and vitamin chain in New York’s Hudson Valley, which has been in existence for over 40 years (www.MotherEarthStorehouse.com).

●	Greens Natural Foods’ eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries and bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products. (www.Greensnaturalfoods.com).

●	Ellwood Thompson’s, an organic and natural health food and vitamin store located in Richmond, Virginia. (www.ellwoodthompsons.com). Ellwood Thompson’s was acquired on October 1, 2023 for a purchase price of approximately $1,500,000.

Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company operates a Healthy Choice Wellness Center in Kingston, NY and has a licensing agreement for a Healthy Choice Wellness Center located at the Casbah Spa and Salon in Fort Lauderdale, FL.

Through its wholly owned subsidiary, Healthy U Wholesale, the Company sells vitamins and supplements, as well as health, beauty and personal care products on its website www.TheVitaminStore.com.

THE OFFERING

Class A common stock offered by us	400,000 shares of Class A common stock, assuming an initial public offering price of $10.00 per share the midpoint of the initial public offering price range reflected on the cover page of this prospectus.

Option to purchase additional shares of Class A common stock from us	We have granted the underwriters an option to purchase up to an aggregate of 60,000 shares of Class A common stock. This option is exercisable, in whole or in part, within 45 days after the date of this prospectus.

Common stock to be outstanding immediately after this offering	9,860,000 (assuming the underwriters exercise their option to purchase additional shares in full)

Offering Price:	The offering price of our Class A common stock is expected to be between $9.00 and $11.00 per share

Use of Proceeds

We estimate that the gross proceeds from our issuance and sale of 400,000 shares of our Class A common stock in this offering will be approximately $4 million, based on an assumed offering price of $10 per share, and before deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full to cover over-allotments, if any, we estimate that our gross proceeds will be approximately $4,600,000.

We currently anticipate using the net proceeds from this offering for (1) strategic acquisitions of business and (2) for general working capital purposes. See the section titled “Use of Proceeds” for additional information.

Risk Factors	Investing in our Class A and Class B common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

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The number of shares of Class A and Class B common stock that will be outstanding after this offering is based on an aggregate of 9,800,000 shares of Class A and Class B common stock.

Unless otherwise indicated, this prospectus reflects and assumes 1,880,000 shares of Class A common stock and 7,520,000 shares of Class B common stock issued in the Spin-Off transaction.

We expect the Class A common stock will commence trading on the NYSE American exchange following the completion of this Offering. We also expect that a “when-issued” trading market for our Class A common stock will begin on or around the record date for the Spin-Off. The term “when-issued” means that shares can be traded prior to the time shares are actually available or issued. On the first trading day following the Spin-Off date, “when-issued” trading in our Class A common stock will end and “regular-way” may begin. “Regular-way” trading refers to trading after a security has been issued and typically involves a transaction that settles on the second full business day following the date of a trade.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not emerging growth companies, including, but not limited to, compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the requirements to hold a non-binding advisory vote on executive compensation and any golden parachute payments not previously approved. We have not decided whether to take advantage of any or all of these exemptions. If we do take advantage of some or all of these exemptions, some investors may find our Class A common stock less attractive. The result may be a less active trading market for our Class A common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act provides that an emerging growth company may take advantage of the extended transition period provided in Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the benefits of this extended transition period and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. This election is irrevocable.

We could remain an emerging growth company until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (b) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, (c) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (d) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider and carefully read all of the risks and uncertainties described below, as well as other information contained in this prospectus, before making an investment decision with respect to our securities. The occurrence of any of the following risks or those incorporated by reference, or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of Class A common stock could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below and those incorporated by reference.

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RISKS RELATED TO OUR NATURAL GROCERY BUSINESS

We may not be successful in our efforts to grow our grocery business.

Our growth largely depends on our ability to increase sales in our existing natural grocery stores and successfully acquire new stores on a profitable basis. Our comparable store sales growth could be lower than our historical average for various reasons, including the opening of new competing stores that cannibalize sales in existing stores, increased competition, general economic conditions, regulatory changes, price changes as a result of competitive factors and product pricing and availability.

Failure to acquire new stores or achieving lower than expected sales in the acquired stores, could materially and adversely affect our growth. Our plans for expansion could place increased demands on our financial, managerial, operational and administrative resources. For example, our planned expansion will require us to increase the number of people we employ and may require us to upgrade our management information system and our distribution infrastructure. These increased demands and operating complexities could cause us to operate our business less efficiently, which could materially and adversely affect our operations, financial performance and future growth.

Our natural grocery stores and any newly acquired stores may negatively impact our financial results in the short-term, and may not achieve expected sales and operating levels on a timely basis or at all.

We will actively pursue new store growth. Our new store openings may not be successful or reach the sales and profitability levels of our existing stores. Although we target particular levels of cash-on-cash returns and capital investment for each of our new stores, new stores may not meet these targets. Any store we open may not be profitable or achieve operating results similar to those of our existing stores. New store openings may negatively impact our financial results in the short-term due to the effect of store opening costs and lower sales and contribution to overall profitability during the initial period following opening. New stores build their sales volume and their customer base over time and, as a result, generally have lower margins and higher operating expenses, as a percentage of net sales, than our existing stores. New stores may not achieve sustained sales and operating levels consistent with our more mature store base on a timely basis or at all. This may have an adverse effect on our financial condition and operating results.

The Company could be adversely affected if consumers lose confidence in the safety and quality of the food supply chain. Adverse publicity about these types of concerns, whether or not valid, could discourage consumers from buying our products. The real or perceived sale of contaminated food products by us could result in a loss of consumer confidence and product liability claims, which could have a material adverse effect on our sales and operations.

Inflation and deflation in the prices of food and other products we sell may affect our sales, gross profit and gross margin. The short-term impact of inflation and deflation is largely dependent on whether or not the effects are passed through to our customers, which is subject to competitive market conditions. Food inflation and deflation is affected by a variety of factors and our determination of whether to pass on the effects of inflation or deflation to our customers is made in conjunction with our overall pricing and marketing strategies. Although we may experience periodic effects on sales, gross profit and gross margins as a result of changing prices, the effect of inflation could have an adverse impact on our future revenues.

In addition, we may not be able to successfully integrate new stores into existing stores and those new stores may not be as profitable as existing stores. Further, we have experienced in the past, and expect to experience in the future, some sales volume transfer from our existing stores to our new stores as some of our existing customers switch to new, closer locations. If our new stores are less profitable than our existing stores, or if we experience sales volume transfer from our existing stores, our financial condition and operating results may be adversely affected.

If we are unable to successfully identify market trends and react to changing consumer preferences in a timely manner, our sales may decrease.

We believe our success depends, in substantial part, on our ability to:

●	anticipate, identify and react to natural and organic grocery and dietary supplement trends and changing consumer preferences in a timely manner;

●	translate market trends into appropriate, saleable product and service offerings in our stores before our competitors; and

●	develop and maintain vendor relationships that provide us access to the newest merchandise, and dairy products that satisfy upgraded standards, on reasonable terms.

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Consumer preferences often change rapidly and without warning, moving from one trend to another among many product or retail concepts. Our performance is impacted by trends regarding natural and organic products, dietary supplements and at-home meal preparation. Consumer preferences towards dietary supplements or natural and organic food products might shift as a result of, among other things, economic conditions, food safety perceptions, reduced or changed consumer choices and the cost of these products. Our store offerings are comprised of natural and organic products and dietary supplements. A change in consumer preferences away from our offerings, including as a result of, among other things, reductions or changes in our offerings, would have a material adverse effect on our business. Additionally, negative publicity regarding the safety of natural and organic products or dietary supplements, or new or upgraded regulatory standards may adversely affect demand for our products and could result in lower customer traffic, sales and results of operations. In addition, reduced or changed consumer choices may result from, among other things, the implementation of our requirements for dairy products that satisfy our pasture-based, non-confinement standards.

If we are unable to anticipate and satisfy consumer preferences in the regions where we operate, our net sales may decrease, and we may be forced to increase markdowns of slow-moving products, either of which could have a material adverse effect on our business, financial condition and results of operations.

Our comparable store sales and quarterly financial performance may fluctuate for a variety of reasons.

Our comparable store sales and quarterly results of operations have fluctuated in the past, and we expect them to continue to fluctuate in the future. A variety of other factors affect our comparable store sales and quarterly financial performance, including:

●	changes in our merchandising strategy or product mix;

●	performance of our newer and remodeled stores;

●	the effectiveness of our inventory management;

●	the timing and concentration of new store openings, and the related additional human resource requirements and pre-opening and other start-up costs;

●	the cannibalization of existing store sales by new store openings;

●	levels of pre-opening expenses associated with new stores;

●	timing and effectiveness of our marketing activities;

●	seasonal fluctuations due to weather conditions and extreme weather-related disruptions;

●	actions by our existing or new competitors, including pricing changes;

●	regulatory changes affecting availability and marketability of products;

●	supply shortages; and

●	general United States economic conditions and, in particular, the retail sales environment.

Accordingly, our results for any one fiscal year or quarter are not necessarily indicative of the results to be expected for any other year or quarter, and comparable store sales of any particular future period may decrease. In the event of such a decrease, the price of our Class A common stock would likely decline.

We may be unable to compete effectively in our markets, which are highly competitive.

The markets for natural and organic groceries and dietary supplements are large, fragmented and highly competitive, with few barriers to entry. Our competition varies by market and includes conventional supermarkets, natural, gourmet and specialty food markets, mass and discount retailers, warehouse clubs, independent health food stores, dietary supplement retailers, drug stores, farmers’ markets, food co-ops, mail order and online retailers and multi-level marketers. These businesses compete with us for customers on the basis of price, selection, quality, customer service, shopping experience or any combination of these or other factors. They also compete with us for products and locations. In addition, some of our competitors are expanding to offer a greater range of natural and organic foods. Many of our competitors are larger, more established and have greater financial, marketing and other resources than us, and may be able to adapt to changes in consumer preferences more quickly, devote greater resources to the marketing and sale of their products, or generate greater brand recognition. An inability to compete effectively may cause us to lose market share to our competitors and could have a material adverse effect on our business, financial condition and results of operations.

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If we, or our third-party suppliers fail to comply with regulatory requirements or are unable to provide products that meet our specifications, our business and our reputation could suffer.

If we, or our third-party suppliers, including suppliers of our private label products, fail to comply with applicable regulatory requirements or to meet our quality specifications, we could be required to take costly corrective action and our reputation could suffer. We do not own or operate any manufacturing facilities, except for our bulk food repackaging facility and distribution center discussed below, and therefore depend upon independent third-party vendors to produce our private label branded products, such as vitamins, minerals, dietary supplements, body care products, food products and bottled water. Third-party suppliers of our private label products may not maintain adequate controls with respect to product specifications and quality. Such suppliers may be unable to produce products on a timely basis or in a manner consistent with regulatory requirements. We depend upon our bulk food repackaging facility and distribution center for the majority of our private label bulk food products. We may also be unable to maintain adequate product specification and quality controls at our bulk food repackaging facility and distribution center or produce products on a timely basis and in a manner consistent with regulatory requirements. In addition, we may be required to find new third-party suppliers of our private label products or to find third-party suppliers to source our bulk foods. There can be no assurance that we would be successful in finding such third-party suppliers that meet our quality guidelines.

Disruption of significant supplier relationships could negatively affect our business.

UNFI is our primary supplier of dry grocery and frozen food products, accounting for approximately 36% and 25% of our total purchases in fiscal years 2022 and 2021, respectively, when giving effect to the Green’s Natural Foods transaction. For the nine months ended September 30, 2023 and 2022, approximately 42% and 32%, respectively, of our total purchases were from UNFI. Due to this concentration of purchases from a single third-party supplier, the disruption, delay or inability of UNFI to deliver product to our stores in quantities or within service parameters that meet our requirements may materially and adversely affect our operating results while we establish alternative supply chain channels. Consolidation of distributors or the manufacturers that supply them could reduce our supply options and detrimentally impact the terms under which we purchase products. We may not be able to find replacement suppliers on commercially reasonable terms, which would have a material adverse effect on our financial condition, results of operations and cash flows.

The current geographic concentration of our stores creates exposure to local economies, regional downturns or severe weather or catastrophic occurrences.

Our existing natural grocery stores are all located in New York, New Jersey and Florida. As a result, our business is currently more susceptible to regional conditions than the operations of more geographically diversified competitors, and we are vulnerable to economic downturns in those regions. Any unforeseen events or circumstances that negatively affect these areas could materially adversely affect our revenues and profitability. These factors include, among other things, changes in demographics, population, competition, consumer preferences, new or revised laws or regulations, hurricanes, fires, floods or other natural disasters in these regions.

Consumers or regulatory agencies may challenge certain claims made regarding our products.

Our reputation could also suffer from real or perceived issues involving the labeling or marketing of our products. Products that we sell may carry claims as to their origin, ingredients or health benefits, including, by way of example, the use of the term “natural.” Although the FDA and USDA each has issued statements regarding the appropriate use of the word “natural,” there is no single, United States government regulated definition of the term “natural” for use in the food industry. The resulting uncertainty has led to consumer confusion, distrust and legal challenges. Plaintiffs have commenced legal actions against a number of food companies that market “natural” products, asserting false, misleading and deceptive advertising and labeling claims, including claims related to genetically modified ingredients. In limited circumstances, the FDA has taken regulatory action against products labeled “natural” but that nonetheless contain synthetic ingredients or components. Should we become subject to similar claims, consumers may avoid purchasing products from us or seek alternatives, even if the basis for the claim is unfounded. Adverse publicity about these matters may discourage consumers from buying our products. The cost of defending against any such claims could be significant. Any loss of confidence on the part of consumers in the truthfulness of our labeling or ingredient claims would be difficult and costly to overcome and may significantly reduce our brand value. Any of these events could adversely affect our reputation and brand and decrease our sales, which would have a material adverse effect on our business, financial condition and results of operations.

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We rely heavily on sales of fresh produce and quality natural and organic products, and product supply disruptions may have an adverse effect on our profitability and operating results.

We have a significant focus on perishable products, including fresh produce and natural and organic products. Despite temporary challenges related to the COVID-19 pandemic, we have generally not experienced significant difficulty to date in maintaining the supply of our produce and fresh, natural and organic products that meet our quality standards. However, there is no assurance that these products will be available to meet our needs in the future. The availability of such products at competitive prices depends on many factors beyond our control, including the number and size of farms that grow natural or organic crops or raise livestock that meet our quality, welfare and production standards, tariffs and import regulations or restrictions on foreign-sourced products and the ability of our vendors to maintain organic, non-genetically modified or other applicable third-party certifications for such products. Produce is also vulnerable to adverse weather conditions and natural disasters, such as floods, droughts, storms, frosts, wildfires, earthquakes, hurricanes, pestilences and other extreme or abnormal environmental conditions (including the potential effects of climate change), any of which can lower crop yields and reduce crop size and quality. This could reduce the available supply of, or increase the price of, fresh produce, which may adversely impact sales of our fresh produce and our other products that rely on produce as a key ingredient.

In addition, we and our suppliers compete with other food retailers in the procurement of fresh, natural and organic products, which are often less available than conventional products. If our competitors significantly increase their fresh, natural and organic product offerings due to increases in consumer demand or otherwise, we and our suppliers may not be able to obtain a sufficient supply of such products on favorable terms, or at all, and our sales may decrease, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We could also suffer significant inventory losses in the event of disruption of our supply chain network or extended power outages in our stores or distribution centers. If we are unable to maintain inventory levels suitable for our business needs, it would materially adversely affect our financial condition, results of operations and cash flows.

The decision by certain of our suppliers to distribute their specialty products through other retail distribution channels could negatively impact our revenue from the sale of such products.

Some of the specialty retail products that we sell in our stores are not generally available through other retail distribution channels such as drug stores, conventional grocery stores or mass merchandisers. In the future, our suppliers could decide to distribute such products through other retail distribution channels, allowing more of our competitors to offer these products, and adversely affecting the desirability of these products to our core customers, which could negatively impact our revenues.

A widespread health epidemic could materially impact our business.

Our business could be severely impacted by a widespread regional, national or global health epidemic. A widespread health epidemic may cause customers to avoid public gathering places such as our stores or otherwise change their shopping behaviors. Additionally, a widespread health epidemic could adversely impact our business by disrupting production and delivery of products to our stores and by impacting our ability to appropriately staff our stores.

Union activity at third-party transportation companies or labor organizing activities among our employees could disrupt our operations and harm our business.

Independent third-party transportation companies deliver the majority of our merchandise to our stores and to our customers. Some of these third parties employ personnel represented by labor unions. Disruptions in the delivery of merchandise or work stoppages by employees of these third parties could delay the timely receipt of merchandise, which could result in cancelled sales, a loss of loyalty to our stores and excess inventory.

While all of our employees are currently non-union, our employees may attempt to organize and join a union. We could face union organizing activities at other locations. The unionization of all or a portion of our workforce could result in work slowdowns, could increase our overall costs and reduce the efficiency of our operations at the affected locations, could adversely affect our flexibility to run our business competitively, and could otherwise have a material adverse effect on our business, financial condition and results of operations.

Our products could suffer from real or perceived quality or food safety concerns and may cause unexpected side effects, illness, injury or death that could result in their discontinuance or expose us to lawsuits, any of which could result in unexpected costs and damage to our reputation.

We could be materially, adversely affected if consumers lose confidence in the safety and quality of products we sell. There is substantial governmental scrutiny of and public awareness regarding food safety. We believe that many customers hold us to a higher quality standard than other retailers. Many of our products are vitamins, herbs and other ingredients that are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. Our products could contain contaminated substances, and some of our products contain ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. Unexpected side effects, illness, injury or death caused by our products could result in the discontinuance of sales of our products or prevent us from achieving market acceptance of the affected products. Such side effects, illnesses, injuries and death could also expose us to product liability or negligence lawsuits. Any claims brought against us may exceed our existing or future insurance policy coverage or limits. Any judgment against us that is in excess of our policy limits would have to be paid from our cash reserves, which would reduce our capital resources. Further, we may not have sufficient capital resources to pay a judgment in which case our creditors could levy against our assets. The real or perceived sale of contaminated or harmful products would cause negative publicity regarding our company, brand or products, including negative publicity in social media, which could in turn harm our reputation and net sales and could have a material adverse effect on our business, financial condition and results of operations, or result in our insolvency.

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Fluctuations in commodity prices and availability may impact profitability.

Many products we sell include ingredients such as wheat, corn, oils, milk, sugar, cocoa, nuts and other key commodities. Many commodity prices are subject to significant fluctuations and may be impacted by tariffs. Any increase in prices of such key ingredients may cause our vendors to seek price increases from us, and price decreases may result in our competitors reducing retail prices on items containing such ingredients. If we are unable to mitigate these fluctuations, our profitability may be impacted either through increased costs to us or lower prices and loss of customers due to competitive conditions, which may impact gross margins, or through reduced revenue as a result of a decline in the number and average size of customer transactions.

Higher wage and benefit costs could adversely affect our business.

Changes in federal and state minimum wage laws and other laws relating to employee benefits could cause us to incur additional wage and benefits costs. Increased labor costs brought about by changes in minimum wage laws, other regulations or prevailing market conditions could increase our expenses, which could have an adverse impact on our profitability, or decrease the number of employees we are able to employ, which could decrease customer service levels and therefore adversely impact sales.

Legal proceedings could adversely affect our business, financial condition and results of operations.

Our operations, which are characterized by transactions involving a high volume of customer traffic and a wide variety of product selections, carry a higher exposure to consumer litigation risk when compared to the operations of companies operating in certain other industries. Consequently, we have been, are, and may in the future become a party to individual personal injury, product liability and other legal actions in the ordinary course of our business. While these actions are generally routine in nature, incidental to the operation of our business and immaterial in scope, the outcome of litigation is difficult to assess or quantify. Additionally, we could be exposed to industry-wide or class-action claims arising from the products we carry or industry-specific business practices. Further, we have been, are and may in the future become subject to claims for discrimination, harassment, wages and hours and other federal or state employment matters. While we maintain insurance, such coverage may not be adequate or may not cover a specific legal claim. Moreover, the cost to defend against litigation may be significant. As a result, litigation could have a material adverse effect on our business, financial position and results of operations.

RISKS RELATED TO OUR WELLNESS BUSINESS

Our long-term strategy involves opening new Wellness Centers and is subject to many unpredictable factors.

One key component of our long-term growth strategy is to open new IV hydration centers (“Wellness Centers”) and to operate those Wellness Centers on a profitable basis. We may not be able to open new Wellness Centers as quickly as planned, if at all. We could experience delays or roadblocks in opening Wellness Centers for various reasons, including obtaining labor for construction, hiring adequate staffing and obtaining sufficient supplies to build and operate such Wellness Centers. Delays or failures in opening new Wellness Centers could adversely affect our growth strategy and our business, financial condition and results of operations. As we operate more Wellness Centers, our rate of expansion relative to the size of our Wellness base will eventually decline.

In addition, we may face challenges locating and securing suitable new Wellness Center sites in our target markets. There is no guarantee that a sufficient number of suitable sites will be available in desirable areas or on terms that are acceptable to us in order to achieve our growth plan. Our ability to open new Wellness Centers also depends on other factors, including:

●	negotiating leases with acceptable terms;

●	identifying, hiring and training qualified employees in each local market; and

●	identifying and entering into agreements with suitable medical directors (“MDs”) in certain target markets.

We may face additional unknown risks if in the future our business extends beyond our current focus.

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Our expansion into new markets may be more costly and difficult than we currently anticipate which would result in slower growth than we expect.

Wellness Centers we open in new markets may take longer to reach expected revenue and profit levels on a consistent basis and may have higher construction, occupancy, marketing or operating costs than Wellness Centers we open in existing markets, thereby affecting our overall profitability. New markets may have competitive conditions, consumer tastes or discretionary spending patterns that are more difficult to predict or satisfy than our existing markets. We may need to make greater investments than we originally planned in advertising and promotional activity in new markets to build brand awareness. We may find it more difficult in new markets to hire, motivate and keep qualified employees. For these reasons, among others, our new Wellness Centers may be less successful than our existing Wellness Centers. If we do not successfully execute our plans to enter new markets, our business, financial condition and results of operations could be materially adversely affected.

A lack of qualified employees would significantly hinder our growth plans and adversely affect our results of operations.

As we grow, our ability to increase productivity and profitability will be limited by our ability to employ, train, and retain skilled personnel. There can be no assurance that we will be able to maintain an adequate skilled labor force necessary to operate efficiently, that our labor expenses will not disproportionately increase as a result of a shortage in the supply of skilled personnel or that we will not have to curtail our planned internal growth as a result of labor shortages. If we are unable to attract, train and retain qualified personnel, we may be unable to provide our services, the quality of our services may decline and we could lose customers or our brand and reputation may be harmed, which could have a material adverse effect on our business, financial condition and results of operations. Additionally, the inability to recruit personnel to staff our Wellness Centers, will substantially slow our ability to expand and build new Wellness Centers, which would have an adverse impact on our growth. From time to time, and particularly in recent years, the lack of availability of personnel, including qualified technicians and medical personnel, has been a significant operating issue in our industry in certain local and regional markets. If the demand exceeds the supply of available and qualified personnel, we and our competitors may be forced to offer higher compensation and other benefits to attract and retain them. Even if we were to offer higher compensation and other benefits, there can be no assurance that these individuals will choose to join or continue to work for us. Furthermore, the competitive market for this labor force has created turnover as many seek to take advantage of the available positions offering new and more attractive wage and benefit packages. We may be required to hire more expensive temporary personnel or increase our recruiting and marketing costs relating to labor. The use of temporary or agency staff or employee turnover could also heighten the risks of quality control and medical malpractice. In addition to the wage pressures inherent in this environment, the cost of training new employees amid the turnover rates may cause added pressure on our operating results. In addition, while none of our employees are currently represented by a labor union, if some of our employees were to become unionized, it could increase labor costs or otherwise disrupt our operations.

We may not be able to successfully recruit and retain qualified nurses, nurse practitioners, technicians and other providers.

Our success depends upon our continuing ability to recruit and retain qualified nurses, nurse practitioners and other providers. In the event we are unable to attract a sufficient number of such qualified providers, our growth rate may suffer.

Our Wellness Centers compete for customers in a highly competitive environment that may make it more difficult to increase our customer volumes and revenues.

The business of providing IV hydration services is highly competitive in each of the markets in which our Wellness Centers operate. The primary bases of such competition are quality of services and reputation, price of services, marketing and advertising strategy and implementation, convenience of office locations and hours of operation. Our Wellness Centers compete with other IV hydration providers in their local market. Many of those competitors have established brands and reputations in their markets. Some of these competitors and potential competitors may have financial resources, reputations or management expertise that provide them with competitive advantages over us, which may make it difficult to compete against them. Competitors may attempt to copy our business model, or portions thereof, which could erode our market share and brand recognition and impair our growth rate and profitability.

Use of the internet and social media may adversely impact our business and reputation.

We are highly dependent on our online brand and reputation for future business. Consumers increasingly turn to online reviews and other social media platforms for information and decisions about consumer products and services. Negative reviews, or reviews in which our competitors’ services are rated more highly than ours, irrespective of their accuracy, could negatively affect our brand and reputation. The internet could be used to spread disinformation regarding the safety or efficacy of our treatments and services, and we will have limited ability to control the content or reach of such disinformation whether or not such information is accurate. There has been a substantial increase in the use of social media platforms, including blogs, social media websites and other forms of digital communications, and the importance of social media influencers in the personal care, which allow individuals access to a broad audience of consumers. Negative commentary regarding us or our services may be posted on social media platforms or other electronic means at any time and may be materially adverse to our reputation or business. Customers value readily available information and often act on such information without further investigation and without regard to its accuracy. Any harm to us or our services may be immediate without allowing us an opportunity for redress or correction. Social media platforms may also make it easier for smaller competitors to compete with us.

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We are subject to numerous state, federal and local laws and regulations, and non-compliance with these laws and regulations may expose us to significant costs or liabilities.

We are subject to numerous state, federal and local laws and regulations relating to, among other matters, licensure and registration of our Wellness Centers as well as nurses and other individuals we employ or contract with to provide IV hydration services and use of regulated products, such as our IV hydration equipment. In addition, these laws may require technicians and other healthcare professionals to maintain licensure, registration, certification or accreditation in order to perform IV hydration services. Certain of these laws also restrict the scope of services that technicians and other individuals can provide or may require supervision from a physician to provide IV hydration services. These state, federal and local laws and regulations are complex, are subject to change and have tended to become more stringent over time. These laws vary from state to state. The failure to comply with licensure laws could result in professional discipline for our healthcare providers and technicians, civil or criminal penalties, including fines, or could require us to restructure our MDs’ operations, any of which could adversely affect our business, financial condition and results of operations. Our ability to operate profitably will depend, in part, on our MDs and our ability to obtain and maintain any necessary licenses and other approvals and operate in compliance with applicable state, federal and local laws and regulations. A determination by any regulator or regulatory authority that we are in violation of applicable laws and regulations have a material adverse effect on us, particularly if we are unable to restructure our operations and arrangements to comply with such the requirements, if we are required to restructure our operations and arrangements at a significant cost, or if we are subject to penalties or other adverse action. Violations of applicable laws or regulations by us, or allegations that we have violated applicable laws or regulations, may also adversely affect our brand and public perception about our business. We cannot predict the impact on our business of new or amended laws or regulations or any changes in the way existing and future laws and regulations are interpreted or enforced, nor can we ensure we will be able to obtain or maintain any required licenses or permits.

Currently, in many of our Wellness Centers, our IV hydration equipment is permitted to be operated by non-physician practitioners or other personnel pursuant to certain physician supervision and oversight requirements depending on state law. U.S. and state regulations could change at any time, limiting the ability of non-physicians to our IV hydration equipment. We cannot predict the impact or effect of changes in U.S. or state laws or regulations on our business.

We could be party to litigation that could adversely affect us by distracting management, increasing our expenses or subjecting us to material monetary damages and other remedies.

In addition to malpractice claims, we are, or may in the future be, also subject to a variety of other claims arising in the ordinary course of our business, which include, but are not limited to, claims relating to adverse side effects and reactions resulting from the IV hydration process, improper administration of services, personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, equal opportunity, harassment, discrimination and similar matters, and we could become subject to class action or other lawsuits related to these or different matters in the future. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment in excess of our insurance coverage for any claims could materially and adversely affect our business, financial condition and results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation or prospects, which in turn could materially adversely affect our business, financial condition and results of operations.

We are subject to the risk that our current insurance may not provide adequate levels of coverage against claims.

Our current insurance policies may not be adequate to protect us from liabilities that we incur in our IV hydration business. Additionally, in the future, our insurance premiums may increase, and we may not be able to obtain similar levels of insurance on reasonable terms, or at all. Any substantial inadequacy of, or inability to obtain insurance coverage could materially adversely affect our business, financial condition and results of operations.

Furthermore, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Such losses could have a material adverse effect on our business, financial condition and results of operations. Failure to obtain and maintain adequate directors’ and officers’ insurance would likely adversely affect our ability to attract and retain qualified officers and directors.

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GENERAL RISKS

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel and the continued contributions of our executive officers, each of whom may be difficult to replace. In particular, Jeffrey Holman, our Chief Executive Officer, is important to the management of our business and operations and the development of our strategic direction. The loss of the services of this officer, and the process to replace him would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Pandemics and related economic repercussions may affect our business.

The COVID-19 pandemic and related economic repercussions created significant volatility, uncertainty, and turmoil in businesses globally. While these events did not have a material adverse effect on our business and B2C platforms like ours have seen elevated sales levels from consumer shifts to online purchasing, we can offer no assurance that any future pandemic will not have an adverse effect in the future.

Reliance on information technology means a significant disruption could affect our communications and operations.

We increasingly rely on information technology systems for our internal communications, controls, reporting and relations with customers and suppliers and information technology is becoming a significantly important tool for our sales staff. In addition, our reliance on information technology exposes us to cyber-security risks, which could have a material adverse effect on our ability to compete. Security and privacy breaches may expose us to liability and cause us to lose customers or may disrupt our relationships and ongoing transactions with other entities with whom we contract throughout our supply chain. The failure of our information systems to function as intended, or the penetration by outside parties’ intent on disrupting business processes, could result in significant costs, loss of revenue, assets or personal or other sensitive data and reputational harm.

RISKS RELATING TO THE OFFERING AND OWNERSHIP OF OUR COMMON STOCK

No market for the Common Stock currently exists, and an active trading market may not develop or be sustained after the Offering. Following the Offering, our stock price may fluctuate significantly.

We cannot predict the prices at which the Class A common stock may trade after the Offering. The market price of the Class A common stock may fluctuate widely, depending on many factors, some of which may be beyond our control, including:

●	actual or anticipated fluctuations in our operating results due to factors related to our businesses;

●	our quarterly or annual earnings or those of other companies in our industries;

●	our ability to obtain financing as needed;

●	announcements by us or our competitors of significant acquisitions or dispositions;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	the failure of securities analysts to cover the Class A common stock after the Spin-Off;

●	changes in earnings estimates by securities analysts or our ability to meet those estimates;

●	the operating and stock price performance of other comparable companies;

●	overall market fluctuations;

●	results from any material litigation or government investigation;

●	changes in laws and regulations (including tax laws and regulations) affecting our business;

●	changes in capital gains taxes and taxes on dividends affecting stockholders; and

●	general economic conditions and other external factors.

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Furthermore, our business profile and market capitalization may not fit the investment objectives of some HCMC stockholders and, as a result, these HCMC stockholders may sell their shares of our Class A common stock after the Offering. See “Risk Factors—Substantial sales of the Class A common stock may occur in connection with the Spin-Off, which could cause our stock price to decline.” Low trading volume for the Class A common stock, which may occur if an active trading market does not develop, among other reasons, would amplify the effect of the above factors on our stock price volatility.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations could adversely affect the trading price of the Class A common stock.

Substantial sales of the Class A common stock may occur following the automatic conversion of our Class B common stock into Class A common stock which could cause our stock price to decline.

HCMC stockholders who received shares of Class A common stock in the Spin-Off (and upon conversion of the Class B common stock) generally may sell those shares in the public market. Although we have no actual knowledge of any plan or intention of any significant stockholder to sell our Class A common stock, it is likely that some HCMC stockholders, possibly including some of its larger stockholders, will sell their shares received following the Spin-Off. The sales of significant amounts of the Class A common stock or the perception in the market that this will occur may decrease the market price of the Class A common stock.

Our dual class structure may temporarily depress the trading price of our Class A common stock.

We cannot predict whether our dual class structure will initially result in a lower or more volatile market price of our Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. S&P Dow Jones and FTSE Russell have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500. These changes exclude companies with multiple classes of shares of common stock from being added to these indices. In addition, several stockholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our common stock may initially prevent the inclusion of our Class A common stock in these indices and may cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A common stock. Any actions or publications by stockholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A common stock.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our Class A common stock must come from increases in the fair market value and trading price of the Class A common stock.

We do not intend to pay cash dividends on our Class A common stock in the foreseeable future. We expect to retain future earnings, if any, for reinvestment in our business. Also, any credit agreements, which we may enter into, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, cash requirements, future prospects and any other factors our Board deems relevant. Therefore, any return on your investment in our Class A common stock must come from increases in the fair market value and trading price of the Class A common stock. For more information, see “Dividend Policy.”

The conversion of our Series A Convertible Preferred Stock will result in immediate and substantial dilution and could cause the market price for our Class A common stock to decline.

Each holder of our Series A Convertible Preferred Stock will have the right to convert its shares of Series A Convertible Preferred Stock into shares of our Class A common stock, The conversion of our shares of Series A Convertible Preferred Stock into shares of our Class A common stock will cause immediate and substantial dilution to our existing holders of Class A common stock and could cause the market price of our Class A common stock to decline. The initial conversion price for the Series A Preferred Stock will be the 5-day volume weighted average price measured using the 5 trading days preceding the purchase of the Series A Preferred Stock. On the 40th calendar day (the “Reset Date”) after the sale of the Series A Preferred Stock, the conversion price will be reset in the event the closing price of the Class A common stock on such date is less than the initial conversion price. The reset conversion price will equal a 10% discount to the 5-day volume weighted average price measured using the 5 trading days preceding the Reset Date; provided, however, in no instance will the conversion price be reset below 30% of the initial conversion price. Any adjustment to the conversion price of the Series A Convertible Preferred Stock will cause additional dilution upon conversion.

Your percentage ownership in the Company may be diluted in the future.

Your percentage ownership in the Company may be diluted in the future because of (1) incentive equity awards that we expect to grant to our directors, officers and other employees, (2) the conversion of our Class B common stock and (3) the conversion of our Series A Preferred Stock. We have approved an incentive plan that will provide for the grant of common stock-based equity awards to our directors, officers and other employees. In addition, we may issue equity as all, or part of the consideration paid for acquisitions and strategic investments that we may make in the future or as necessary to finance our ongoing operations.

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Provisions in our Certificate of Incorporation and Bylaws and of Delaware law may prevent or delay an acquisition of the Company, which could decrease the trading price of the Class A common stock.

Our certificate of incorporation and bylaws contain provisions, which together with applicable Delaware law, may discourage, delay or prevent a merger or acquisition that our stockholders consider favorable. These provisions may discourage, delay or prevent certain types of transactions involving an actual or a threatened acquisition or change in control of the Company, including unsolicited takeover attempts, even though the transaction may offer our stockholders the opportunity to sell their Class A common stock at a price above the prevailing market price. See “Anti-Takeover Effects of Various Provisions of Delaware Law and HCWC’s Certificate of Incorporation and By-laws” for more information.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section titled “Use of Proceeds” in this prospectus. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could have a material adverse effect on our business, prospects, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

We are an “emerging growth company” and a “smaller reporting company” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include, but are not limited to: (i) exemption from compliance with the auditor attestation requirements pursuant to SOX; (ii) exemption from compliance with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iii) reduced disclosure about our executive compensation arrangements; and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will continue to remain an emerging growth company until the earliest of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of this offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

In addition, we are currently a “smaller reporting company,” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our common stock) or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

As a result, the information we provide stockholders will be different than the information that is available with respect to other public companies. In this prospectus, we have not included all of the executive compensation related information that would be required if we were not an emerging growth company, nor have we included all of the quantitative and qualitative disclosures about market risk that would be required if we were not a smaller reporting company. We cannot predict whether investors will find our Class A common stock less attractive if we rely on these exemptions. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock, and our stock price may be more volatile.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have opted to take advantage of this extended transition period for the adoption of certain accounting standards.

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You will incur immediate and substantial dilution as a result of this offering.

If you purchase Class A common stock in this offering, you will incur immediate and substantial dilution of $8.46 per share, representing the difference between the assumed offering price of $10 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and our pro forma as adjusted net tangible book value per share after giving effect to this offering. To the extent that these outstanding options are ultimately exercised or the underwriters exercise their option to purchase additional shares, you will incur further dilution. See the section titled “Dilution” for a further description of the dilution you will experience immediately after this offering.

Insiders will continue to have substantial influence over us after this offering, which could limit your ability to affect the outcome of key transactions, including a change of control.

After this offering, our directors and executive officers and their respective affiliates will beneficially own shares representing approximately 21.6% of our outstanding common stock. As a result, these stockholders, if they act together, will be able to influence our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of our company and might affect the market price of our common stock.

Our amended and restated certificate of incorporation designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain actions and proceedings that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a judicial forum they deem favorable for disputes with us or our directors, officers, agents or employees.

Our amended and restated certificate of incorporation currently provide that, unless HCWC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding (“Proceeding”) brought on behalf of HCWC; (ii) any Proceeding asserting a claim of breach of a fiduciary duty owed by any of HCWC’s directors, officers, or stockholders to HCWC or its stockholders; (iii) any Proceeding arising pursuant to any provision of the DGCL, amended and restated certificate of incorporation or the amended and restated bylaws; (iv) any Proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (v) any Proceeding asserting a claim against HCWC or any current or former director, officer or stockholder governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce any liability or duty created by apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The amended and restated certificate of incorporation further provides that, unless HCWC consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring or holding any of our capital stock shall be deemed to have notice of and to have consented to these provisions of our amended and restated certificate of incorporation, as they may be amended from time to time. The exclusive forum provision of our amended and restated certificate of incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our officers, directors, agents or employees, which may discourage lawsuits against us and our officers, directors, agents or employees.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or the Securities Act, Section 21E of the Securities Exchange Act of 1934 or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that reflect our current views with respect to future events and financial performance, and all statements other than statements of historical fact are statements that are, or could be, deemed forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” or the negative of these terms, and other similar phrases. All statements contained in this prospectus and any prospectus supplement regarding future financial position, sales, costs, earnings, losses, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements.

You should not place undue reliance on our forward-looking statements because they are not guarantees of future performance or expectations and involve risks and uncertainties. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

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The forward-looking statements contained in this prospectus are set forth principally in “Risk Factors” above, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections herein. In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Please consider our forward-looking statements in light of these risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

We estimate that the gross proceeds from our issuance and sale of 400,000 shares of our Class A common stock in this offering will be approximately $4 million, based on an assumed offering price of $10 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, before deducting the underwriting discounts and commissions and estimated offering expenses. If the underwriters exercise their option to purchase additional shares in full to cover overallotments, if any, based on an assumed offering price of $10 per share, we estimate that our gross proceeds will be approximately $4.6 million.

The principal purposes of this offering are to obtain additional capital to support our operations, establish a public market for our Class A common stock and facilitate our future access to the public capital markets. We currently anticipate that we will use the net proceeds from this offering for potential strategic acquisitions as well general corporate working capital.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, our management will retain broad discretion over the allocation of the net proceeds. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering.

Based on our current operational plans and assumptions, we expect that the net proceeds from this offering together with our existing cash will be sufficient to fund our operating expenses and capital expenditure requirements for at least twelve months from the closing of this offering. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner that we currently expect. Pending use of the proceeds as described above, we intend to invest the proceeds in a variety of capital preservation investments, including interest-bearing, investment-grade instruments and U.S. government securities.

BUSINESS

Through its wholly owned subsidiaries, the Company operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.Adasmarket.com).

●	Paradise Health & Nutrition’s 3 stores that likewise offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.ParadiseHealthDirect.com).

●	Mother Earth’s Storehouse, a 2-store organic and health food and vitamin chain in New York’s Hudson Valley, which has been in existence for over 40 years (www.MotherEarthStorehouse.com).

●	Greens Natural Foods’ 8 stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries & bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products (www.Greensnaturalfoods.com).

●

Ellwood Thompson’s, an organic and natural health food and vitamin store located in Richmond, Virginia. (www.ellwoodthompsons.com). Ellwood Thompson’s was acquired on October 1, 2023 for a purchase price of approximately $1,500,000.

Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company operates a Healthy Choice Wellness Center in Kingston, NY and has a licensing agreement for a Healthy Choice Wellness Center located at the Casbah Spa and Salon in Fort Lauderdale, FL.

Through its wholly owned subsidiary, Healthy U Wholesale, the Company sells vitamins and supplements, as well as health, beauty and personal care products on its website www.TheVitaminStore.com.

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NATURAL AND ORGANIC GROCERIES AND DIETARY SUPPLEMENTS BUSINESS

Local. Organic. Fresh. Three words that define Healthy Choice Markets! With Ada’s Natural Market, a full-service grocery store and Greenleaf Grill, Ada’s flagship fast casual in-store restaurant, serving Fort Myers, FL, along with the 8 Greens Natural Foods Stores in New Jersey and New York, 3 Paradise Health & Nutrition locations in the greater Melbourne, FL area, and our 2 Mother Earth’s Storehouse locations in Hudson Valley, NY, all serving their respective local communities, our stores provide all-natural and organic products in a friendly and helpful atmosphere, with aisles of traditional grocery complete with frozen, healthy home, vitamins & supplements, health & beauty, fresh produce, hormone and antibiotic free meats and bulk foods. Ada’s Natural Market, Greens Natural Foods, Paradise Health & Nutrition, and Mother Earth’s Storehouse all offer chef-prepared ready-to-go foods and fresh-baked-daily baked goods. All store locations, with the exception of Saugerties, NY and Malabar, FL, offer a 100% organic juice & smoothie bar.

Collectively, we focus on providing high-quality products at affordable prices, exceptional customer service, nutrition education and community outreach. We strive to generate long-term relationships with our customers based on quality and service by:

●	selling only all-natural and organic groceries;

●	offering affordable prices and a shopper-friendly retail environment; and

●	providing dine-in options at our Greenleaf Grill, Organic Juice Bar, and our free-trade coffee bar.

Our History and Founding Principles

We are committed to maintaining the following founding principles, which have helped foster our growth:

●	Quality. Every product on our shelves must go through a rigorous screening and approval process. Our mission includes providing the highest quality groceries and supplements, Natural Grocers branded products, European and United States Department of Agriculture (USDA) certified organic and fresh produce at the best prices in the industry.

●	Community. The Ada’s, Paradise, and now Mother Earth’s Storehouse brands have each been serving their respective communities for 30+ years.

●	Employees. Our employees make our companies great. We work hard to ensure that our employees are able to live a healthy, balanced lifestyle. We support them with free nutrition education programs, competitive pay and excellent benefits.

Our Market

We operate within the natural products retail industry, which is a subset of the United States grocery industry and the dietary supplement business. This industry includes conventional supermarkets, natural, gourmet and specialty food markets, mass and discount retailers, warehouse clubs, independent health food stores, dietary supplement retailers, drug stores, farmers’ markets, food co-ops, mail order and online retailers and multi-level marketers. Industry-wide sales of natural and organic foods and dietary supplements have experienced meaningful growth over the past several years, and we believe that growth will continue for the foreseeable future.

We believe the growth in sales of natural and organic foods and dietary supplements continues to be driven by numerous factors, including:

●	greater consumer focus on high-quality nutritional products;

●	an increased awareness of the importance of good nutrition to long-term wellness;

●	an aging population that is seeking healthy lifestyle alternatives;

●	heightened consumer awareness about the importance of food quality and a desire to avoid pesticide residues, growth hormones, artificial ingredients and genetically engineered ingredients in foods;

●	growing consumer concerns over the use of harmful chemical additives in body care and household cleaning supplies;

●	well-established natural and organic brands, which generate additional industry awareness and credibility with consumers; and

●	the growth in the number of consumers with special dietary requirements as a result of allergies, chemical sensitivities, auto-immune disorders and other conditions.

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Our Competitive Strengths

We are well-positioned to capitalize on favorable natural and organic grocery and dietary supplement industry dynamics as a result of the following competitive strengths:

Strict focus on high-quality natural and organic grocery products. We offer high-quality products and brands, including an extensive selection of widely recognized natural and organic food, dietary supplements, body care products, pet care products and books. We offer our customers approximately 10,000 Stock Keeping Units (SKUs) of natural and organic products. We believe our broad product offering enables our customers to shop our stores for substantially all of their grocery and dietary supplement purchases. In our grocery departments, we primarily sell USDA certified organic produce and do not approve for sale grocery products that are known to contain artificial colors, flavors, preservatives or sweeteners or partially hydrogenated or hydrogenated oils. In addition, we only sell pasture-raised, humanely-raised dairy products. Consistent with this strategy, our product selection does not include items that do not meet our strict quality guidelines. Our store managers enhance our robust product offering by customizing their stores’ selections to address the preferences of local customers.

Engaging customer service experience based on education and empowerment. We strive to offer consistently exceptional customer service in a shopper-friendly environment, which we believe creates a differentiated shopping experience, enhances customer loyalty and generates repeat visits from our clientele. A key aspect of our customer service model is to provide free nutrition education to our customers. We believe this focus provides an engaging retail experience while also empowering our customers to make informed decisions about their health. We offer our science-based nutrition education through our trained employees, our newsletter and sales flyer, community out-reach programs, one-on-one nutrition health coaching, nutrition classes and cooking demonstrations.

Our Growth Strategies

We expect to pursue several strategies to continue our profitable growth, including:

Expand our store base. We intend to expand our store base through the acquisition of new stores.

Increase sales from existing customers. In order to increase our average ticket and the number of customer transactions, we plan to continue offering an engaging customer experience by providing science-based nutrition education and a differentiated merchandising strategy that delivers affordable, high-quality natural and organic grocery products and dietary supplements. We also plan to continue to utilize targeted marketing efforts to reach our existing customers, which we anticipate will drive customer transactions and convert occasional, single-category customers into core, multi-category customers.

Grow our customer base. We plan to implement several measures aimed at building our brand awareness and growing our customer base, including: (i) redesigning our individual store websites to enhance functionality, create a more engaging user experience and increase its reach and effectiveness; (ii) introducing customer appreciation programs at all our stores; and (iii) developing new collateral marketing materials. We believe offering nutrition education has historically been one of our most effective marketing strategies for reaching new customers and increasing the demand for natural and organic groceries and dietary supplements in our markets.

Improve operating margins. We expect to continue to improve our operating margins as we benefit from investments we have made or are making in fixed overhead and information technology. As we add additional stores, we expect to achieve greater economies of scale through sourcing and distribution. To achieve additional operating margin expansion, we intend to further optimize performance, maintain appropriate store labor levels and effectively manage product selection and pricing.

Our Products

Product Selection Guidelines. We have a set of strict quality guidelines covering all products we sell. For example:

●	we do not approve for sale food known to contain artificial colors, flavors, preservatives or sweeteners or partially hydrogenated or hydrogenated oils or phthalates or parabens, regardless of the proportion of its natural or organic ingredients;

●	we sell USDA certified organic produce; and

●	we sell meats naturally raised without hormones, antibiotics or treatments and that were not fed animal by-products.

Our product review team analyzes all new products and approves them for sale based on ingredients, price and uniqueness within the current product set. We actively research new products in the marketplace through our product vendors, private label manufacturers, scientific findings, customer requests and general trends in popular media. Our stores are able to fully merchandise all departments by providing an extensive assortment of natural and organic products. We do not believe we need to sell conventional products to fill our selection, increase our margins or attract more customers.

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What We Sell. We operate both full-service natural and organic grocery stores and dietary supplement stores within our retail locations. The following is a breakdown of our product mix:

●	Grocery. We offer a broad selection of natural and organic grocery products with an emphasis on minimally processed and single ingredient products that are not known to contain artificial colors, flavors, preservatives or sweeteners or partially hydrogenated or hydrogenated oils. Additionally, we carry a wide variety of products associated with special diets such as gluten free, vegetarian and non-dairy.

●	Produce. We sell USDA-certified organic produce and source from local, organic producers whenever feasible. Our selection varies based on seasonal availability, and we offer a variety of organic produce offerings that are not typically found at conventional food retailers.

●	Bulk Food and Private Label Products. We sell a wide selection of private label repackaged bulk and other products, including nuts, water, pasta, canned seafood, dried fruits, grains, granolas, honey, eggs, herbs, spices and teas.

●	Dry, Frozen and Canned Groceries. We offer a wide variety of natural and organic dry, frozen and canned groceries, including cereals, soups, baby foods, frozen entrees and snack items. We offer a broad selection of natural chocolate bars, and energy, protein and food bars.

●	Meats and Seafood. We offer naturally-raised or organic meat products. The meat products we offer come from animals that have never been treated with antibiotics or hormones or fed animal by-products. Additionally, we only buy from companies we believe employ humane animal-raising practices. Our seafood items are generally frozen at the time of processing and sold from our freezer section, thereby ensuring freshness and reducing food spoilage and safety issues.

●	Dairy Products and Dairy Substitutes. We offer a broad selection of natural and organic dairy products such as milk, eggs, cheeses, yogurts and beverages, as well as non-dairy substitutes made from almonds, coconuts, rice and soy.

●	Prepared Foods. Our stores have a convenient selection of refrigerated prepared fresh food items, including salads, sandwiches, salsa, humus and wraps. The size of this offering varies by location.

●	Bread and Baked Goods. We receive regular deliveries of a wide selection of bakery products for our bakery section, which includes an extensive selection of gluten-free items. The Mother Earth’s Storehouse location in Kingston, NY has owned its own baking facilities on-site.

●	Beverages. We offer a wide variety of non-alcoholic and alcoholic beverages containing natural and organic ingredients.

●	Dietary Supplements. We offer a wide selection of vitamins, supplements and natural remedies. Our staff is well educated and trained on multiple aspects of natural medicine.

●	Health, Beauty, and Personal Care. We offer a full range of cosmetics, skin care, hair care, fragrance and personal care products containing natural and organic ingredients. Our body care offerings range from bargain-priced basics to high-end formulations.

●	Household and General Merchandise. Our offerings include sustainable, hypo-allergenic and fragrance-free household products, including cleaning supplies, paper products, dish and laundry soap and other common household products, including diapers.

●	Quality Assurance. We endeavor to ensure the quality of the products we sell. We work with reputable suppliers we believe are compliant with established regulatory and industry guidelines. Our purchasing department requires a complete supplier and product profile as part of the approval process. Our dietary supplement suppliers must follow current Food and Drug Administration (FDA) good manufacturing practices supported by quality assurance testing for both the base ingredients and the finished product. We expect our suppliers to comply with industry best practices for food safety.

Many of our suppliers are inspected and certified under the USDA National Organic Program, voluntary industry associations, and other third-party auditing programs with regards to additional ingredients, manufacturing and handling standards. We operate all our stores in compliance with the National Organic Program standards, which restricts the use of certain substances for cleaning and pest control and requires rigorous recordkeeping, among other requirements.

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Our Pricing Strategy

We believe our pricing strategy allows our customers to shop our stores on a regular basis for their groceries and dietary supplements.

The key elements of our pricing strategy include:

●	heavily advertised discounts supported by manufacturer participation;

●	in-store specials generally lasting for 30 days and not advertised outside the store;

●	managers’ specials, such as clearance, overstock, short-dated or promotional incentives; and

●	specials on seasonally harvested produce.

As we expand our store base, we believe there are opportunities for increased leverage in fixed costs, such as administrative expenses, as well as increased economies of scale in sourcing products. We strive to keep our product, operating and general and administrative costs low, which allows us to continue to offer attractive pricing for our customers.

Store Management and Staffing. Our store staffing includes a manager and assistant manager, with department managers in each of the dietary supplement, grocery, dairy and frozen, produce, body care and receiving departments, as well as several non-management employees. Our regional manager is responsible for monthly store profit and loss, including labor, merchandising and inventory costs.

To ensure a high level of service, all employees receive training and guidance on customer service skills, product attributes and nutrition education. Employees are carefully trained and evaluated based on a requirement that they present nutrition information in an appropriate and legally compliant educational context while interacting with customers. Additionally, store employees are cross trained in various functions, including cashier duties, stocking and receiving product.

Inventory. We use a robust merchandise management and perpetual inventory system that values goods at average cost. We manage shelf stock based on weeks-on-hand relative to sales, resupply time and minimum economic order quantity.

Sourcing and Vendors. We source from approximately 1,000 suppliers and offer well-over 4,000 brands. These suppliers range from small independent businesses to multi-national conglomerates. As of December 31, 2022, we purchased approximately 68% of the goods we sell from our top 20 suppliers. For the fiscal year ended 2022, approximately 36% of our total purchases were from UNFI. For the nine months ended September 30, 2023, we purchased approximately 76% of the goods we sell from our top 20 suppliers. For the nine months ended September 30, 2023, approximately 42% of our total purchases were from UNFI. We maintain good relations with all our suppliers and believe we have adequate alternative supply methods, including self-distribution.

As mentioned, UNFI is our primary supplier of dry grocery and frozen food products, accounting for approximately 36% and 25% of our total purchases in fiscal 2022 and 2021, respectively, when giving effect to the Green’s Natural Foods transaction. For the nine months ended September 30, 2023 and 2022, approximately 42% and 32% of purchases were from UNFI, respectively. Our customer distribution agreement with UNFI that commenced effective September 1, 2022, and has an initial term through September 1, 2027. Either party may terminate the agreement for defaults by the other party of certain provisions of the agreement. We are obligated to purchase a minimum annual volume of products from UNFI, except in certain defined circumstances when such purchasing obligation is excused. Pricing under our agreement with UNFI is on a “cost plus” basis. We believe UNFI has sufficient warehouse capacity and distribution technology to service our existing stores’ distribution needs for natural foods and products.

We have longstanding relationships with our suppliers, and we require disclosure from them regarding quality, freshness, potency and safety data information. Our bulk food private label products are packaged by us in pre-packed sealed bags to help prevent contamination while in transit and in our stores. Unlike most of our competitors, most of our private label nuts, trail mix, and flours are refrigerated in our warehouse and stores to maintain freshness.

Our Employees

Commitment to our employees is one of our five founding principles. Employees are eligible for health, long-term disability, vision and dental insurance coverage, as well as Company paid short-term disability and life insurance benefits, after they meet eligibility requirements. Additionally, our employees are offered a 401(k) retirement savings plan with discretionary contribution matching opportunities. This further offers our employees the opportunity to become more familiar with our products, which we believe improves the customer service our employees are able to provide. We believe these and other factors result in higher retention rates and encourage our employees to appreciate our culture, which helps them better promote our brand.

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Our Customers

The growth in the natural and organic grocery and dietary supplement industries and growing consumer interest in health and nutrition have led to an increase in our core customer base. We believe the demands for affordable, nutritious food and dietary supplements are shared attributes of our core customers, regardless of their socio-economic status. Additionally, we believe our core customers prefer a retail store environment that offers carefully selected natural and organic products and dietary supplements. Our customers tend to be interested in health and nutrition and expect our store employees to be highly knowledgeable about these topics and related products.

Competition

The grocery and dietary supplement retail business is a large, fragmented and highly competitive industry, with few barriers to entry. Our competition varies by market and includes conventional supermarkets such as Publix and Winn-Dixie, mass or discount retailers such as Sprout’s Farmers Market, Wal-Mart and Target, natural and gourmet markets such as Whole Foods and The Fresh Market, specialty food retailers such as Trader Joe’s, independent health food stores, dietary supplement retailers, drug stores, farmers’ markets, food co-ops, mail order and online retailers and multi-level marketers. These businesses compete with us for customers on the basis of price, selection, quality, customer service, shopping experience or any combination of these or other factors. They also compete with us for products and locations. In addition, some of our competitors are expanding to offer a greater range of natural and organic foods. We believe our commitment to carrying only carefully vetted, affordably priced and high-quality natural and organic products and dietary supplements, as well as our focus on providing nutritional education, differentiate us in the industry and provide a competitive advantage.

Properties

The locations and square footage of our grocery stores are as follows:

Store Location	Square Footage
Ada’s Natural Market Store, Fort Myers, FL	16,089
Paradise Health & Nutrition Wickham Store, Melbourne, FL	5,396
Paradise Health & Nutrition Minton Store, Melbourne, FL	4,200
Paradise Health & Nutrition Malabar Store, Palm Bay, FL	2,100
Mother Earth’s Storehouse Kingston Store, Kingston, NY	17,964
Mother Earth’s Storehouse Saugerties Store, Saugerties, NY	2,000
Green’s Natural Foods Eastchester Store, Scarsdale, NY	7,500
Green’s Natural Foods Mt. Kisco Store, Mt. Kisco, NY	6,700
Green’s Natural Foods Briarcliff Store, Briarcliff Manor, NY	9,700
Green’s Natural Foods Somers Store, Baldwin Place, NY	4,800
Green’s Natural Foods Basking Ridge Store, Basking Ridge, NJ	4,800
Green’s Natural Foods Chester Store, Chester, NJ	5,800
Green’s Natural Foods Ocean Store, Ocean, NJ	10,500
Green’s Natural Foods Shrewsbury Store, NJ	6,200
Ellwood Thompson’s, Richmond, Virginia	17,920

We lease all of our store locations from unaffiliated third parties except for the store in Saugerties, NY. We own the store location in Saugerties, NY. A typical store lease is for an initial 5 to 10-year term with renewal options of three to five years. We expect that we will be able to renegotiate these leases or relocate these stores, as necessary. In addition to new store openings, we remodel or relocate stores periodically in order to improve performance. We lease our corporate office in Florida from unaffiliated third parties. We believe our portfolio of long-term leases is a valuable asset supporting our retail operations, but we do not believe that any individual store property or distribution center is material to our financial condition or results of operations.

Regulatory Compliance

We are subject to various federal, state and local laws, regulations and administrative practices that affect our business. The safety, formulation, manufacturing, processing, packaging, importation, labeling, promotion, advertising and distribution of products we sell in our stores, including private label products, are subject to regulation by several federal agencies, including the FDA, the Federal Trade Commission (the “FTC”), the USDA, the Consumer Product Safety Commission (the “CPSC”) and the Environmental Protection Agency (the “EPA”), as well as by various state and local agencies.

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Food Products. The FDA has comprehensive authority to regulate the safety of food and food ingredients (including pet food and pet food ingredients but excluding meat, poultry, catfish and certain egg products, which are regulated by USDA) under the Federal Food, Drug, and Cosmetic Act (the “FDCA”). The USDA’s Food Safety Inspection Service regulates and regularly inspects meat, poultry, catfish and certain egg products to assure that these products are safe, wholesome and correctly labeled and packaged under the Federal Meat Inspection Act and the Poultry Products Inspection Act.

The Food Safety Modernization Act (the “FSMA”), enacted in 2011, amended the FDCA and significantly expanded food safety requirements and the FDA’s regulatory authority over food safety. The FSMA requires the FDA to impose comprehensive, prevention-based controls across the food supply chain, further regulates food products imported into the United States and provides the FDA with authority to enforce mandatory recalls. In addition, the FSMA requires the FDA to undertake numerous rulemakings and to issue numerous guidance documents, as well as reports, plans, standards, notices and other tasks. Further, even provisions that have been enacted, such as nutritional labeling, are periodically reviewed and updated with new requirements. As a result, final implementation of the legislation remains ongoing.

The FDA also exercises broad jurisdiction over the labeling and promotion of cosmetics, food and dietary supplements. Labeling is a broad concept that, under most circumstances, extends even to product-related claims and representations made on a company’s website and printed or digital media. All foods, including dietary supplements, must bear labeling that provides consumers with essential information with respect to standards of product identity, net quantity/weight, nutrition facts labeling, ingredient statements, contact information for the manufacturer/packer/distributor, allergen, and certain other disclosures. Similarly, cosmetic products labeling must also contain certain information, including the nature and use of the product such as net quantity/weight, ingredient statements, and contact information for the manufacturer/packer/distributor. The FDA also regulates the use of claims made about these products, including structure/function claims (e.g., “calcium builds strong bones”), qualified health claims (e.g., “adequate calcium throughout life may reduce the risk of osteoporosis”), and nutrient content claims (e.g., “high in antioxidants”), and others. “Organic” claims, however, are primarily regulated by the USDA. Certain new food labeling requirements, primarily related to the Nutrition Facts Label, went into full effect on January 1, 2021.

Dietary Supplements. The FDA also has comprehensive authority to regulate the safety of dietary supplements, dietary ingredients, labeling and current good manufacturing practices. The Dietary Supplement Health and Education Act (DSHEA), enacted in 1994, greatly expanded the FDA’s regulatory authority over dietary supplements. Through DSHEA, dietary supplements became a separately regulated subcategory of food and the FDA was empowered to establish good manufacturing practice regulations governing key aspects of the production of dietary supplements, including quality control, packaging and labeling. DSHEA also expressly permits dietary supplements to make label claims and promotional statements describing how a product affects the structure, function and general well-being of the body if adequate scientific evidence exists to support the claim, although no statement may expressly or implicitly represent that a dietary supplement will diagnose, cure, treat or prevent a disease, which are claims reserved for drug products that are regulated separately by the FDA.

FDA Enforcement. The FDA has broad authority to enforce the provisions of the FDCA applicable to the safety, labeling, manufacturing, transport and promotion of cosmetics, foods and dietary supplements, including powers to issue a public warning letter to a company, publicize information about illegal products, institute an administrative detention of food, request or order a recall of illegal food products from the market, and request the Department of Justice to initiate a seizure action, an injunction action or a criminal prosecution. Pursuant to the FSMA, the FDA also has the power to deny the import of any food or dietary supplement from a foreign supplier that is not appropriately verified as being compliant with all FDA laws and regulations. Moreover, the FDA has the authority to administratively suspend the registration of any facility that produces or processes food, including supplements, that it deems to present a reasonable probability of causing serious adverse health consequences. In the past few years, the FDA has commenced enforcement actions against nutritional supplement companies by issuing warning letters regarding products that make impermissible claims related to treatments and cures for various diseases.

Food and Dietary Supplement Advertising. In addition to the FDA’s regulatory control over product labeling, the FTC also exercises jurisdiction over the advertising of foods and dietary supplements, including health benefit claims, general claims about environmental benefits, and claims about the geographic origin of products (e.g., “Made in the USA”) and claims about whether product packaging is recyclable or compostable, as well as deceptive advertising methods. The FTC has the power to levy monetary sanctions and impose “consent decrees” and penalties that can severely limit a company’s business practices. In recent years, the FTC has instituted numerous enforcement actions against dietary supplement companies for failure to have adequate substantiation for claims made in advertising or for the use of false or misleading advertising claims. In addition, private parties are increasingly initiating broad consumer class actions against food and dietary supplement manufacturers for false or misleading labeling and/or advertising.

Compliance. As is common in our industry, we rely on our suppliers and contract manufacturers to ensure that the products they manufacture and sell to us comply with all applicable regulatory and statutory requirements. In general, we seek certifications of compliance, representations and warranties, indemnification and insurance from our suppliers and contract manufacturers. However, even with adequate certifications, representations and warranties, insurance and indemnification, any claims of non-compliance could significantly damage our reputation and consumer confidence in the products we sell. In addition, the failure of such products to comply with applicable regulatory and legislative requirements could prevent us from marketing the products or require us to recall or withdraw such products from our stores. In order to comply with applicable statutes and regulations, our suppliers and contract manufacturers have from time to time reformulated, eliminated or relabeled certain of their products and we have revised certain provisions of our sales and marketing program.

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New or revised federal, state and local laws and regulations affecting our business or our industry, such as those relating to industrial hemp products and genetically modified (bioengineered) foods, could result in additional compliance costs and civil remedies. In some instances, laws and regulations may be amended in the future to allow for private rights of action to enforce laws and regulations through lawsuits. The risks associated with these laws and regulations are further described under the caption “Risk Factors.”

HEALTHY CHOICE WELLNESS CENTERS

Healthier choices extend past just healthy eating. HCWC, through its Healthy Choice Wellness Centers, offer premium and optimized whole person-centered care and services, tailored to promote and maximize one’s general health and well-being. Healthy Choice Wellness Centers’ services are designed to address one or more common concerns, including but not limited to immunity, anxiety, mental fortitude, sports recovery, and more. Through these services, which include IV Nutrient Drip Infusions and Intramuscular (IM) Injection Treatments, Healthy Choice Wellness Centers seek to provide healthy alternatives that treat the mind and body to its core, thus offering optimized healthier living.

Our Mission

●	To assist in one’s achievement of personal well-being, which is an optimal and dynamic state that allows people to achieve their full potential through both the individual pursuit of wellness and the commitment and support of the communities to which they belong.

●	To assist in maximizing overall individual wellness, which is an active process that helps individuals reach their optimal well-being by integrating all the dimensions of wellness into their lives; physical, social, emotional, spiritual, environmental, intellectual, occupational, and financial.

●	To provide the highest standards of professionalism, emphasizing on quality of care, ethical behavior, ensuring client confidentiality, and the treatment of all individuals with respect and dignity.

●	To provide clients an immaculate wellness facility designed for the optimal benefit of the clients to receive their desired treatments in a clean and sterile environment that fosters a tranquil space to maximize one’s overall wellness and well-being.

●	To continue the powerful pursuit of knowledge and education by all of our professionals and practitioners, to better provide consult to our clients for them to best maximize their overall wellness and well-being.

Our Vision

Life comes with a lot of choices - some easier to make than others. Healthier living should be the easiest of those choices, and so Healthy Choice Wellness Centers offers Health & Wellness services that assist in making those choices a lot easier. Healthy Choice Wellness Centers seek to continue the commitment of its parent company, Healthier Choices Management Corp., in providing consumers with healthier alternatives to everyday lifestyle choices.

Healthy Choice Wellness Centers offer premium and optimized whole person-centered care and services, tailored to promote and maximize one’s general health and well-being. All of our services are designed to address one or more common concerns, including but not limited to immunity, anxiety, mental fortitude, sports recovery, health and beauty, and more. Through these services, Healthy Choice Wellness Centers seek to provide healthy alternatives that treat the mind and body to its core, thus offering optimized healthier living.

Our Values

Healthy Choice Wellness Centers are committed to building a culture of well-being. Our goal is to optimize wellness, both for today and all of our tomorrows.

Healthy Choice Wellness Centers view the communities we serve as being comprised of whole and dynamic individuals. We are sensitive to the communal stresses of life that impact our health, wellness, and overall well-being. We promote and encourage personal responsibility and accountability in one’s pursuit of achieving and maintaining their health and wellness. Our Healthy Choice Wellness team not only participates in the facilitation of services in the process of achieving one’s wellness, but also are present to provide information, care, and knowledge to maintain course and maximize one’s well-being according to their individual health goals, wants, and needs.

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Healthy Choice Wellness Centers also realizes that the whole is only as strong as its parts when it comes to those communities we serve. Thus, we put forth effort to strengthen the environments in which we live and work as they directly impact our well-being. This effort to support wellness for the individuals (the parts) must include working to create a healthy community at large (the whole) that supports the well-being of its members at large.

Our Growth Strategy

We seek to operate and expand our Wellness Centers by approaching growth via three different pathways:

1)	Corporately owned and operated Wellness Centers.

2)	Wellness Centers implementing the services of Healthy Choice Wellness Centers by way of licensing agreements.

3)	Franchising locations.

Our Products & Services

Healthy Choice Wellness Centers specialize most in IV Nutrient Drip Infusion and Intramuscular (IM) Injection treatments, however we seek to expand these offerings (both in the number of IV and IM options offered), but also by adding additional whole-person centered services for optimizing overall general health.

IV Nutrient Drip Infusion Treatments: Healthy Choice Wellness Center’s IV Nutrient Drip Infusions are used to deliver vitamins and minerals directly into the bloodstream, offering superior absorption over oral supplements. We offer pre-formulated customized solutions to address a variety of issues including:

●	Immune System Strengthening
●	Anti-Aging
●	Optimal Athletic Performance & Recovery
●	Metabolism
●	Hangover & Headache Relief
●	Cold & Flu Symptoms
●	Chronic Fatigue
●	Brain Fog

Currently, we offer fourteen IV Nutrient Treatment Options: Quench, Get-Up-And-Go, Recovery & Performance, Immunity, Alleviate, Inner Beauty, Myers’ Cocktail, Nad+ (Premium Drip), Reboot, Glutathion, Endurance, Energize, Revitalize, and Brainstorm.

Intramuscular (IM) Injection Treatments: Healthy Choice Wellness Center’s Intramuscular (IM) Injection treatments delivery vitamins and minerals directly into the bloodstream, offering superior absorption over oral supplements. We offer server pre-formulated customized solutions to address a variety of issues including:

●	Immune Functioning
●	General Health
●	Fight Illness
●	Boost Metabolism
●	Improve Mood
●	Increase Energy
●	Appetite Suppression
●	Burning Fat

Currently we offer eleven Injection Treatment Options: Vitamin B-12, Vitamin D-3, Glutathione, Amino Blend, Ascorbic Acid, L-Taurine, Extreme Skinny, Mineral Blend, Biotin, Tri-Immune, and Vita-Complex.

Our Employees

Each Wellness Center is led by licensed and accredited medical professionals and practitioners.

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Our Customers

The client base for our Wellness Centers is not bound by age groups or genders. Our clients consist of a broad range of individuals all seeking a common universal goal of seeking to improve their overall wellness. These individuals tend to be those who consciously live a healthy lifestyle and are seeking treatments to maximize and optimize their overall well-being. This includes athletes seeking treatments to help recover quicker from injury and/or rehydrate, middle aged men and women seeking treatments to maximize their cognitive fortitude, those wanting to help alleviate indigestion or stomach pains, and a slew of other reasons all ending with the drive for healthier living.

ONLINE SALES

The Vitamin Store.com is your online source for the leading products in the all-natural vitamin and supplement, and health, beauty, and personal care categories of healthier living.

Backed by 30+ years of combined experience of our management in the health and nutrition industry, we provide our customers with only the best products on the market. We sell our exclusive offering of Ada’s Naturals brand products and many of the top products from the most recognized national natural health brands in the industry.

●	Vitamins & Supplements:

○	Product Categories Include, but are not limited to: Vitamins, Minerals & Herbals, Immunity, Multivitamins, Sports Nutrition, Protein Powders, Collagen, Stress & Anxiety, Sleep & Relax, Brain Health, Pain & Inflammation, Probiotics, Energy & Stamina, Joint & Bone Support, Digestion, Fish Oils, Just for Men, Kids/Children/Teens, and more.

○	Product Varieties Include, but are not limited to: Apple Cider Vinegar, BCAA, Biotin, Calcium, Chlorophyll, CLA, Collagen Peptides, Creatine, Elderberry, Omega-3’s, Garlin, Glucosamine, Iron, Magnesium, Melatonin, Potassium, Prenatals, Probiotics, Protein Powders (Plant and Whey), Ashwaghanda Turmeric, Ginseng, Vitamin B, C, D, E, K+, Zinc, and more.

○	Product Brands Include, but are not limited to: Ada’s Naturals, Enzymedica, Garden of Life, Natural Vitality, New Chapter, Renew Life, Solgar, and more.

●	Health, Beauty and Personal Care:

○	Product Categories Include, but are not limited to: Oral Care, Hair Care, Body Wash, Skin & Face, Deodorant, Suncare, Soaps, Shaving, Feminine Hygiene, Lip Balms, Ear Candles, Lotions, Hand Sanitizers, Essential Oils, and more.

○	Product Varieties Include, but are not limited to: Body Wash, Deodorant, Ear Candles, Shampoos, Conditioners, Toothpaste, Mouthwashes, Shaving, Bar Soaps, Liquid Soaps, Suncare, and more.

○	Product Brands Include, but are not limited to: Ada’s Naturals, Alba Botanica, Aura Cacia, Derma-E, Desert Essence, Dr. Bronners, Every Man Jack, Heritage Store, Himalaya Botanique, Life-Flo, Lily of the Desert, Natracare, Naturally Fresh, Oral Essentials, South of France, Tea Tree Therapy, Thai Deodorant Stone, Thayer’s, and more.

Financing

We intend to assume certain financing arrangements of HCMC and its subsidiaries prior to or concurrent with the separation. Upon completion of the separation, we expect to have approximately $2.5 million of total debt outstanding.

HCMC has secured binding commitments of $13.25 million in equity financing for HCWC from existing investors of HCMC. Pursuant to the Securities Purchase Agreement for the HCMC Series E Stock (“HCMC Series E SPA”), the purchasers of HCMC Series E Stock will also be required to purchase Series A Preferred Stock of HCWC in the same subscription amounts that the Purchasers paid for the HCMC Series E Stock.

25

The closing of the sale of the Series A Preferred Stock is expected to occur prior to March 1, 2024. The purchase price is $1,000 per share of Series A Preferred Stock. The initial conversion price for the Series A Preferred Stock will be the 5-day volume weighted average price measured using the 5 trading days preceding the purchase of the Series A Preferred Stock. On the 40th calendar day (the “Reset Date”) after the sale of the Series A Preferred Stock, the conversion price will be reset in the event the closing price of the Class A common stock on such date is less than the initial conversion price of the Series A Preferred Stock. The reset conversion price will equal a 10% discount to the 5-day volume weighted average price measured using the 5 trading days preceding the Reset Date; provided, however, in no instance will the conversion price be reset below 30% of the initial conversion price. The holders of the HCWC Series A Preferred Stock shall have voting rights on as converted basis. HCWC will register for resale of our Class A common stock issuable upon conversion of the HCWC Series A Preferred Stock. The Series A Preferred Stock will not be convertible until the expiration of the Lock-Up Period. The proceeds from the sale of the Series A Preferred Stock will be used for general corporate purposes and potential acquisitions. The HCMC Series E Preferred Stock does not give the holders any rights with respect to HCWC other than to participate in the Distribution if the shares of HCMC Series E Preferred Stock are converted into HCMC common stock.

The expectation is the issuance of the Series A Preferred Stock will be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act, and Rule 506 promulgated thereunder. The Series A Preferred Stock is being purchased by five institutional investors that would be deemed “accredited investors” as defined in Rule 501(a). Neither HCMC nor HCWC engaged in any general solicitation or public advertising in connection with the offering.

Employees

Following the separation from HCMC, we expect to have approximately 500 employees.

Legal Proceedings

We are involved from time to time in various legal proceedings that arise in the ordinary course of our business. We believe that such litigation, claims and administrative proceedings will not have a material adverse impact on our financial position or our results of operations. We record a liability when a loss is considered probable and the amount can be reasonably estimated.

Segment Information

We have one reporting segment, natural and organic retail stores, through which we conduct all of our business.

Listing of the Class A common stock

We expects to list the Class A common stock on the NYSE American exchange under the symbol “HCWC.”

To be listed on the NYSE American stock exchange, an issuer must meet both the financial requirements and the public float requirement. With respect to the financial requirements, HCWC meets the following NYSE American standards: (1) market capitalization of $50 million, (2) market value of public float of $20 million or more and (3) minimum share price of at least $3 per share. With respect to the public float requirement, HCWC will have at least 400 public shareholders and 1 million shares in public distribution.

Listing Risks. The consummation of the Offering is contingent upon approval and listing on NYSE American exchange. Without such approval, the Company does not expect to proceed with the Offering but will evaluate all alternatives.

Reasons for Furnishing this Prospectus

You should not construe this Prospectus as an inducement or encouragement to buy, hold or sell any of our securities or any securities of HCWC. We believe that the information contained in this Prospectus is accurate as of the date set forth on the cover. Changes to the information contained in this Prospectus may occur after that date, and neither we nor HCMC undertakes any obligation to update the information except in the normal course of our and HCMC’s public disclosure obligations and practices and except as required by applicable law.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there will be no public market for our shares of common stock. The offering price will be determined by negotiation among us and Maxim Group LLC (“Maxim”). The principal factors to be considered in determining the public offering price include:

●	the information set forth in this prospectus and otherwise available to Maxim;

●	the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings, growth and funding and our past ability to raise capital for the business;

●	the general condition of the securities market at the time of this offering;

●	the recent market prices of, and demand for, (i) publicly traded shares of generally comparable companies and (2) similarly situated newly public traded companies; and

●	other factors deemed relevant by the underwriters and us.

26

The estimated range of the public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our shares of Class A common stock or that the shares of Class A common stock will trade in the public market at or above the offering price.

DIVIDEND POLICY

We do not intend to pay cash dividends on our common stock in the foreseeable future. We expect to retain future earnings, if any, for reinvestment in our business. Also, any credit agreements, which we may enter into, may restrict our ability to pay dividends. The payment of dividends in the future will be subject to the discretion of our Board and will depend, among other things, on our financial condition, results of operations, cash requirements, future prospects and any other factors our Board deems relevant.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2023.

●	On an actual basis
●	On a proforma basis to give effect to the following transactions:

○	The issuance of Series A Preferred Stock in a private placement subsequent to September 30, 2023, in the amount of $13,250,000;
○	HCMC will fund $1 million to HCWC; and
○	HCWC will issue 1,613,343 shares of common stock to HCMC to eliminate the net parent’s investment; and
○	HCWC will issue 6,461,657 shares of common stock to HCMC stockholders.

●	On a pro forma, as adjusted basis to give effect to the $4 million cash raised from IPO and 400,000 shares of Class A common stock at par value of $0.001 per share issued in the offering at the assumed offering price of $10.00.

	Unaudited Actual	Spin-off Adjustments	Note	Pro Forma	Transaction Adjustment	Note	Pro Forma, as Adjusted September 30, 2023

Cash and cash equivalents	$941,803	$14,250,000	a	$15,191,803	$4,000,000	c	$19,191,803

Total debt	2,515,013	-		2,515,013	-		2,515,013

Equity and Net Parent’s Investment

Net parent’s investment	15,133,435	(15,133,435)	a/b	-	-		-
Series A convertible preferred stock, $0.001 par value per share, 13,250 shares authorized, 0 share issued and outstanding, actual; and 13,250 issued and outstanding pro forma and pro forma, as adjusted	-	13	a	13	-		13
Common stock distributed to HCMC, $0.001 par value per share, 9,800,000 shares authorized 0 share issued and outstanding, actual; 8,075,000 shares issued and outstanding, pro forma; and 8,475,000 shares issued and outstanding, pro forma as adjusted	-	8,075	b	8,075	400	c	8,475
Additional Paid-in-Capital	-	29,375,347	a/b	29,375,347	3,999,600	c	33,374,947
Total Equity and Net Parent’s Investment	15,133,435	14,250,000		29,383,435	4,000,000		33,383,435

Total Capitalization	$17,648,448	$14,250,000		$31,898,448	$4,000,000		$35,898,448

27

The pro forma information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. The above table does not include the 60,000 overallotment Class A shares of common stock allotted to the underwriters.

a. Reflects the secured commitments of $13.25 million in equity financing for HCWC from existing investors of HCMC. 13,250 shares of Series A preferred stock are issued to institutional investors at $0.001 par value per share and $1,000 stated value per share. Cash and cash equivalents also includes $1 million contribution from HCMC to HCWC.

b. Represents elimination of HCMC net parent’s investment in HCWC, issuance and distribution to HCMC stockholders:

●	1,613,343 shares of common stock at par value of $0.001 per share issued to HCMC to eliminate the net parent’s investment. This amount also reflects the initial $1 million investment by HCMC.
●	6,461,657 shares of common stock at par value of $0.001 per share at the assumed offering price of $10.00 per share issued to HCMC stockholders.
●	Additional paid-in-capital of $29,375,347 consists of:

●	$16,131,822 from 1,613,343 shares issued of common stock issued to HCMC,
●	$64,610,103 from 6,461,657 shares of common stock issuance to HCMC stockholders and offset by the additional paid-in-capital adjustment at assumed offering price of $10.00 per share, which amounts to $64,616,565 from 6,461,657 shares of common stock issuance.
●	$13,249,987 from 13,250 shares of Series A preferred stock issued to institutional investors at $0.001 par value per share and $1,000 stated value per share.

c. Represents $4 million cash raised from IPO and 400,000 shares of common stock at par value of $0.001 per share issued in the offering at the assumed offering price of $10.00.

DILUTION

If you invest in our Class A common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our Class A common stock and the pro forma as adjusted net tangible book value per share of our Class A common stock immediately after this offering.

Our pro forma net tangible book value, after the aforementioned Spin-off, as of September 30, 2023 was $9.5 million, or $1.17 per share of our common stock. We calculate net tangible book value per share by dividing the net tangible book value (tangible assets less total liabilities) by the number of outstanding shares of our common stock.

After giving further effect to our issuance and sale of 400,000 shares of Class A common stock in this offering at an assumed public offering price of $10.00 per share, the midpoint of the range included on the cove page of this prospectus, our pro forma as adjusted net tangible book value as of September 30, 2023 would have been approximately $13.5 million, or approximately $1.59 per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of  approximately $0.42 to our existing stockholders and an immediate market value premium (dilution) in pro forma as adjusted net tangible book value per share of approximately $8.41 to new investors purchasing Class A common stock in this offering. Dilution per share to new investors purchasing Class A common stock in this IPO offering is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$10.00
Pro forma net tangible book value per share, after Spin-off, as of September 30, 2023	$1.17
Increase in net tangible book value per share attributable to new investors in this offering	$0.42
Pro forma as adjusted net tangible book value per share after this offering		$1.59
Dilution per share to new investors		$8.41

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The number of shares of common stock that will be outstanding after this offering is 9,800,000 shares (which excludes the 60,000 overallotment shares of Class A common stock reserved for the underwriters) of which 2,280,000 shares are Class A common stock and 7,520,000 shares are Class B common stock.

To the extent that any outstanding options are exercised, or new options are issued under the equity benefit plans, or we issue additional shares of common stock or convertible securities in the future, there will be further dilution to investors participating in this offering.

The following table summarizes, on a pro forma, as adjusted basis as of September 30, 2023, after giving effect to the aggregate of 400,000 shares of our Class A common stock upon the closing of this offering, the total consideration paid or to be paid and the average price per share paid or to be paid by existing stockholders and by new investors in this offering at an assumed public offering price of $10.00 per share, which is the offering price set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. As the table shows, new investors purchasing Class A common stock in this offering will pay an average price per share substantially higher than our existing stockholders paid.

					Weighted
	Shares Purchased		Total Tangible Book Value/ Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders before this offering	8,075,000	95%	$9,463,651	70%	$1.17
Investors participating in this offering	400,000	5%	$4,000,000	30%	$10.00
Total	8,475,000	100%	$13,463,651	100%	$1.59

SELECTED HISTORICAL COMBINED CARVE-OUT FINANCIAL DATA

The following tables present our selected combined carve-out financial data for the periods indicated. We have derived our selected historical combined carve-out statement of operations data for the three and nine months ended September 30, 2023 and 2022 from our unaudited condensed combined carve-out financial statements included elsewhere in this prospectus. We have derived our selected historical condensed combined carve-out balance sheet data as of September 30, 2023 from our unaudited condensed combined carve-out financial statements included elsewhere in the prospectus and derived our selected historical condensed combined carve-out balance sheet data as of December 31, 2022 from the audited balance sheets included elsewhere in this prospectus. The following historical financial data should be read in conjunction with “Risk Factors,” “Capitalization” and “Management’s Discussions and Analysis of Financial Condition and Results of Operations” and our audited 2022 financial statements and unaudited financial statements as of September 30, 2023 and notes thereto included elsewhere in this Prospectus.

Combined Carve-Out Statement of Operation (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Sales, net	$12,704,600	$5,775,543	$39,839,202	$16,700,596

Cost of sales	8,061,966	3,909,190	25,199,879	10,670,440

Gross profit	4,642,634	1,866,353	14,639,323	6,030,156

Operating expenses	5,897,769	2,706,123	17,743,763	7,566,602

Loss from operations	(1,255,135)	(839,770)	(3,104,440)	(1,536,446)

Other income (expense)
Other income (expense), net	2,535	4,327	11,785	12,309
Interest expense, net	(39,073)	(21)	(123,197)	(93)
Change in contingent consideration	372,000	-	774,900	-
Total other income (expense), net	335,462	4,306	663,488	12,216

Loss before taxes	(919,673)	(835,464)	(2,440,952)	(1,524,230)

Income tax benefit (expense)	-	-	-	-

Net loss	$(919,673)	$(835,464)	$(2,440,952)	$(1,524,230)

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Combined Carve-Out Balance Sheets:

	(Unaudited) September 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash	$941,803	$2,020,571
Accounts receivable, net	130,907	55,230
Inventories	3,487,137	3,750,364
Prepaid expenses and vendor deposits	123,988	82,954
Other current assets	240,598	288,934
TOTAL CURRENT ASSETS	4,924,433	6,198,053

Property, plant, and equipment, net	2,801,556	3,035,847
Intangible assets, net	4,117,585	4,780,504
Goodwill	5,747,000	5,747,000
Right-of-use asset	10,055,199	10,604,935
Due from related party	2,879,083	2,336,365
Other assets	454,026	450,966
TOTAL ASSETS	$30,978,882	$33,153,670

LIABILITIES AND NET PARENT’S INVESTMENT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,370,160	$3,489,544
Contingent consideration	-	774,900
Contract liabilities	144,861	198,606
Current portion of loan payable	560,322	536,542
Operating lease liability, current	2,321,018	2,228,852
TOTAL CURRENT LIABILITIES	6,396,361	7,228,444

Loan payable, net of current portion	1,954,691	2,378,061
Operating lease liability, net of current	7,494,395	8,041,504
TOTAL LIABILITIES	15,845,447	17,648,009

COMMITMENTS AND CONTINGENCIES (SEE NOTE 15&16)

NET PARENT’S INVESTMENT	15,133,435	15,505,661

TOTAL LIABILITIES AND NET PARENT’S INVESTMENT	$30,978,882	$33,153,670

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UNAUDITED PRO FORMA CONDENSED COMBINED CARVE-OUT FINANCIAL INFORMATION

Introduction to Unaudited Pro Forma Condensed Combined Carve-Out Financial Information

The following unaudited pro forma condensed combined carve-out financial statements of Healthy Choice Wellness Corp. gives effect to the following planned transactions (the “Transactions”):

●	The estimated gross proceeds of $13,250,000 from institutional investors from the issuance of 13,250 shares of Series A preferred stock at a price of $1000.00 per share.
●	The net proceeds of $1 million investment from HCMC in HCWC.
●	Issuance of 1,613,343 shares of common stocks at par value of $0.001 per share and at fair value of $10.00 per share to HCMC to eliminate the net parent’s investment.
●	Issuance of 6,461,657 shares of common stock at par value of $0.001 per share and at fair value of $10.00 per share to HCMC stockholders.
●	The estimated gross proceeds of $4,000,000 from the initial public offering, issuance and distribution of 400,000 shares of common stocks at par value of $0.001 per share and at assumed offering price of $10.00 per share to the IPO stockholders.

The following unaudited pro forma condensed combined carve-out statement of operations for the year ended December 31, 2022 of Healthy Choice Wellness Corp. also gives effect to the following pro forma adjustments (the “Acquisition Adjustments”):

●	Unaudited financial information for Mother Earth’s Storehouse and Green’s Natural Foods prior to acquisition dates.
●	$425,946 pro forma adjustment for Depreciation and Amortization of PP&E, intangibles, and Right of Use Assets and Lease Liability expense.

The unaudited pro forma condensed combined carve-out financial statements consist of the unaudited pro forma condensed combined carve-out statement of operations for the year ended December 31, 2022, the unaudited pro forma condensed combined carve-out statement of operations for the nine months ended September 30, 2023, and the unaudited pro forma condensed combined carve-out balance sheet as of September 30, 2023. The unaudited pro forma condensed combined carve-out financial statements for the relevant period have been derived by application of pro forma adjustments to our historical financial statements included elsewhere in this prospectus.

The unaudited pro forma condensed combined carve-out balance sheet reflects the spin-off transactions and the initial public offering as if it occurred on September 30, 2023. The unaudited pro forma condensed combined carve-out statement of operations for the year ended December 31, 2022 reflects the spin-off transaction and IPO as if it occurred on January 1, 2022. Upon Spin-Off, HCWC will sell shares of its Series A Convertible Preferred Stock (the “Series A Preferred Stock”), with the gross proceeds from such offering expected to be $13.25 million. The initial conversion price for the Series A Preferred Stock will be the 5-day volume weighted average price measured using the 5 trading days preceding the purchase of the Series A Preferred Stock. Upon Spin-Off, HCMC will also invest $1 million cash in HCWC. The initial public offering is estimated to raise $4 million gross proceeds from 400,000 shares of Class A common stock issuance, assuming an offering price of $10 per share. The unaudited pro forma condensed combined carve-out statement of operations for the year ended December 31, 2022 also reflect the acquisition of Mother Earth’s Storehouse and Green’s Natural Foods as if it occurred on January 1, 2022. There were no pro forma adjustments related to the acquisitions in the unaudited pro forma condensed combined financial statements for the nine months ended September 30, 2023 as the historical statements already include the acquisitions. The pro forma adjustments, described in the related notes, are based on currently available information and certain estimates and assumptions that management believes are reasonable. These estimates and assumptions are preliminary and have been made solely for purposes of developing these unaudited pro forma condensed combined carve-out financial statements. Actual results could differ, perhaps materially, from these estimates and assumptions.

The following unaudited pro forma condensed combined financial statements and the related notes should be read in conjunction with the sections titled “Use of Proceeds,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited condensed combined carve-out financial statements for the nine months ended September 30, 2023, and the audited combined carve-out financial statements for the year ended December 31, 2022 of the Company and the related notes included elsewhere in this prospectus.

HEALTHY CHOICE WELLNESS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

	Unaudited Actual	Transaction and Acquisition Adjustments (2c)	Note	Pro Forma	Transaction Adjustments	Note	Pro Forma, As Adjusted December 31, 2022

Sales, net	$29,009,640	$25,836,383		$54,846,023	$-		$54,846,023

Cost of sales	18,926,175	15,597,193		34,523,368	-		34,523,368

Gross profit	10,083,465	10,239,190		20,322,655	-		20,322,655

Total operating expenses	14,251,075	11,308,547		25,559,622	-		25,559,622
				-
(Loss) income from operations	(4,167,610)	(1,069,357)		(5,236,967)	-		(5,236,967)

Other income (expense)
Other income (expense), net	874,907	103,427		978,334	-		978,334
Interest income (expense), net	(29,992)	560		(29,432)	-		(29,432)
Total income (expense), net	844,915	948,902		-	-		948,902

Income tax benefit (expense)	-	-		-	-		-

Net (loss) income	$(3,322,695)	$(965,370)		$(4,288,065)	$-		$(4,288,065)

Weighted average shares outstanding, basic and diluted	-	8,075,000	2a	8,075,000	400,000	2b	8,475,000

Loss per share, basic and diluted	$-	$-		$(0.53)	$-		$(0.51)

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HEALTHY CHOICE WELLNESS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

AS OF SEPTEMBER 30, 2023

	(Unaudited) Actual	Transaction and Acquisition Adjustments	Notes	Pro Forma	Transaction Adjustments	Notes	Pro Forma As Adjusted September 30, 2023

Sales, net	$39,839,202	$-		$39,839,202	$-		$39,839,202

Cost of sales	25,199,879	-		25,199,879	-		25,199,879

Gross profit	14,639,323	-		14,639,323	-		14,639,323

Operating expenses	17,743,763	-		17,743,763	-		17,743,763

Loss from operations	(3,104,440)	-		(3,104,440)	-		(3,104,440)

Other income (expense)
Other income, net	11,785	-		11,785	-		11,785
Interest expense, net	(123,197)	-		(123,197)	-		(123,197)
Change in contingent consideration	774,900	-		774,900	-		774,900
Total other income (expense), net	663,488	-		663,488	-		663,488

Loss before taxes	(2,440,952)	-		(2,440,952)	-		(2,440,952)

Income tax benefit (expense)	-	-		-	-		-

Net loss	$(2,440,952)	$-		$(2,440,952)	$-		$(2,440,952)

Weighted average shares outstanding, basic and diluted	-	8,075,000	3a	8,075,000	400,000	3b	8,475,000

Loss per share, basic and diluted	$-	$-		$(0.30)	$-		$(0.29)

HEALTHY CHOICE WELLNESS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2023

	(Unaudited) Actual	Transaction Adjustments	Notes	Pro Forma	Adjustment	Notes	Pro Forma as Adjusted September 30, 2023
ASSETS
CURRENT ASSETS
Cash	$941,803	$14,250,000	4a	$15,191,803	$4,000,000	4c	$19,191,803
Accounts receivable	130,907	-		130,907	-		130,907
Inventories	3,487,137	-		3,487,137	-		3,487,137
Prepaid expenses and vendor deposits	123,988	-		123,988	-		123,988
Other current assets	240,598	-		240,598	-		240,598
TOTAL CURRENT ASSETS	4,924,433	14,250,000		19,174,433	4,000,000		23,174,433

Property and equipment, net	2,801,556	-		2,801,556	-		2,801,556
Intangible assets, net	4,117,585	-		4,117,585	-		4,117,585
Goodwill	5,747,000	-		5,747,000	-		5,747,000
Right-of-use asset	10,055,199	-		10,055,199	-		10,055,199
Right-of-use asset	2,879,083			2,879,083			2,879,083
Other assets	454,026	-		454,026	-		454,026
TOTAL ASSETS	$30,978,882	$14,250,000		$45,228,882	$4,000,000		$49,228,882

LIABILITIES AND NET PARENT’S INVESTMENT AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,370,160	$-		$3,370,160	$-		$3,370,160
Contract liabilities	144,861	-		144,861	-		144,861
Current portion of loan payable	560,322	-		560,322	-		560,322
Operating lease liability, current	2,321,018	-		2,321,018	-		2,321,018
TOTAL CURRENT LIABILITIES	6,396,361	-		6,396,361	-		6,396,361

Loan payable, net of current portion	1,954,691	-		1,954,691	-		1,954,691
Operating lease liability, net of current	7,494,395	-		7,494,395	-		7,494,395
TOTAL LIABILITIES	15,845,447	-		15,845,447	-		15,845,447

TOTAL NET PARENT INVESTMENT AND EQUITY
Net parent investment	15,133,435	(15,133,435)	4a/4b	-	-		-
Series A Preferred Stock	-	13	4a	13	-		13
Common stock distributed to Spinnor	-	1,613	4b	1,613	-		1,613
Common stock issued to Spinnor’s stockholders	-	6,462	4b	6,462	-		6,462
Common stock IPO Issued	-	-		-	400	4c	400
Additional Paid-in-Capital	-	29,375,347	4a/4b	29,375,347	3,999,600	4c	33,374,947
TOTAL NET PARENT INVESTMENT AND EQUITY	15,133,435	14,250,000		29,383,435	4,000,000		33,383,435

TOTAL LIABILITIES AND NET PARENT INVESTMENT AND EQUITY	$30,978,882	$14,250,000		$45,228,882	$4,000,000		$49,228,882

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CARVE-OUT FINANCIAL INFORMATION

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the financial statements of Healthy Choice Wellness Corp. and the planned Transactions and the Acquisition Adjustments. The unaudited pro forma condensed combined financial information is presented as if the Transactions had been completed on January 1, 2022 with respect to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022, and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023, and on September 30, 2023 with respect to the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the Transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the completion of the Transactions.

Note 2. Adjustment to the Unaudited Pro Forma Condensed Combined Carve-Out Statement of Operations for the year ended December 31, 2022.

●	2a represents number of shares of common stock issued to eliminate HCMC net parent’s investment and distribution to HCMC shareholders:
○	1,613,343 shares of common stock at par value of $0.001 per share issued to HCMC to eliminate the net parent’s investment. This amount also reflects the initial $1 million investment by HCMC
○	6,461,657 shares of common stock at par value of $0.001 per share at the assumed offering price of $10.00 per share issued to HCMC stockholders

●	2b represents issuance and distribution of 400,000 shares of Class A common stocks at par value of $0.001 per share and at assumed offering price of $10.00 per share which reflects the impact of the Class A common stock issued to the IPO stockholders.

●	2c represents unaudited financial information for Mother Earth’s Storehouse and Green’s Natural Foods prior to acquisition dates, and pro forma adjustment in the total amount of $425,946 for Depreciation and Amortization of PP&E, intangibles, and Right of Use Assets and Lease Liability expense.

Note 3. Adjustment to the Unaudited Pro Forma Condensed Combined Carve-Out Statement of Operations for the nine months ended September 30, 2023.

●	3a represents number of shares of common stock issued to eliminate HCMC net parent’s investment and distribution to HCMC shareholders:
○	1,613,343 shares of common stock at par value of $0.001 per share issued to HCMC to eliminate the net parent’s investment. This amount also reflects the initial $1 million investment by HCMC
○	6,461,657 shares of common stock at par value of $0.001 per share at the assumed offering price of $10.00 per share issued to HCMC stockholders

●	3b represents the issuance and distribution of 400,000 shares of Class A common stocks at par value of $0.001 per share and at assumed offering price of $10.00 per share which reflects the impact of the common stock issued to the IPO stockholders.

Note 4. Adjustments to the Unaudited Pro Forma Condensed Combined Carve-Out Balance Sheet as of September 30, 2023

●	4a represents the secured commitments of $13.25 million in equity financing for HCWC from existing investors of HCMC. 13,250 shares of Series A preferred stock are issued to institutional investors at $0.001 par value per share and $1,000 stated value per share. It also includes $1 million investment from HCMC in HCWC.

●	4b represents elimination of HCMC net parent’s investment in HCWC, issuance and distribution to HCMC stockholders.
○	1,613,343 shares of common stock at par value of $0.001 per share issued to HCMC to eliminate the net parent’s investment. This amount also reflects the initial $1 million investment by HCMC
○	6,461,657 shares of common stock at par value of $0.001 per share at the assumed offering price of $10.00 per share issued to HCMC stockholders
○	Additional paid-in-capital of $29,375,347 consists of:
▪	$16,131,822 from 1,613,343 shares issued of common stock issued to HCMC,
▪	$64,610,103 from 6,461,657 shares of common stock issuance to HCMC stockholders, and offset by the additional paid-in-capital adjustment at assumed offering price of $10.00 per share, which amounts to $64,616,565 from 6,461,657 shares of common stock issuance.
▪	$13,249,987 from 13,250 shares of Series A preferred stock issued to institutional investors at $0.001 par value per share and $1,000 stated value per share.

●	4c represents the gross proceeds of $4 million received from issuance and distribution of 400,000 shares of Class A common stocks at par value of $0.001 per share and at offering price of $10.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) should be read in conjunction with our September 30, 2023 unaudited and December 31, 2022 audited combined carve-out financial statements and notes thereto which are included elsewhere in this Prospectus. This MD&A contains forward-looking statements. Refer to “Forward-Looking Statements” at the beginning of this Prospectus for an explanation of these types of statements. Summarized numbers included in this section, and corresponding percentage or basis point changes may not sum due to the effects of rounding.

Our Business

Healthy Choice Wellness Corp. is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives. Through its wholly owned subsidiaries, the Company operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins, and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.Adasmarket.com).

●	Paradise Health & Nutrition’s three stores that likewise offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.ParadiseHealthDirect.com).

●	Mother Earth’s Storehouse, a two-store organic and health food and vitamin chain in New York’s Hudson Valley, which has been in existence for over 40 years (www.MotherEarthStorehouse.com).

●	Greens Natural Foods’ eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries & bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products (www.Greensnaturalfoods.com).

●	Ellwood Thompson’s, an organic and natural health food and vitamin store located in Richmond, Virginia. (www.ellwoodthompsons.com). Ellwood Thompson’s was acquired on October 1, 2023 for a purchase price of approximately $1,500,000.

Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company operates a Healthy Choice Wellness Center in Kingston, NY and has a licensing agreement for a Healthy Choice Wellness Center located at the Casbah Spa and Salon in Fort Lauderdale, FL.

Through its wholly owned subsidiary, Healthy U Wholesale, the Company sells vitamins and supplements, as well as health, beauty and personal care products on its website www.TheVitaminStore.com.

Industry Trends and Economics

We have identified the following recent trends and factors that have impacted and may continue to impact our results of operations and financial condition:

●	COVID-19 pandemic. On March 11, 2020, the World Health Organization announced that COVID-19 infections had become a pandemic, and on March 13, 2020, the U.S. President announced a National Emergency relating to the disease. During the course of the COVID-19 pandemic, federal, state and local authorities have imposed, from time to time, a number of public health mandates intended to prevent the spread of the virus, including vaccination mandates, social distancing, quarantine, wearing face coverings, and “stay-at-home” measures. While significant efforts to distribute COVID-19 vaccines to the public are ongoing across the United States and states have reopened their economies by easing restrictions, certain of these public health mandates have had an adverse impact on the U.S. economy. Additional negative financial markets and industry-specific impacts could result from future case surges, outbreaks, COVID-19 virus variants, the potential that current vaccines may be less effective or ineffective against future COVID-19 virus variants, and the risk that large groups of the population may not receive vaccinations against COVID-19. The long-term economic impact of the COVID-19 pandemic is unknown at this time.

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●	Impact of the COVID-19 pandemic on our operations. We believe we have acted proactively in response to the COVID-19 pandemic and the resulting government mandates. To date, all of our stores have continued operating since the start of the COVID-19 pandemic. We have experienced increased levels of net sales and average transaction size due to the COVID-19 pandemic as public health measures have been implemented by states across our footprint and customers have adjusted to these new circumstances by consuming more food at home. The COVID-19 pandemic and government mandates have also led to an increase in online orders for home delivery, which we offer at substantially all our stores in partnership with a third party.

●	Future impact of the COVID-19 pandemic. We believe our proactive response to the COVID-19 pandemic has resulted in increased customer loyalty, but there can be no assurance we will continue to experience elevated levels of net sales, in particular, when the COVID-19 pandemic subsides. We expect the impact of the COVID-19 pandemic and government mandates on our financial condition, results of operations and cash flows will depend on the extent and duration of the COVID-19 pandemic, the governmental and public actions taken in response, including economic stabilization efforts, and the long-term effect the COVID-19 pandemic will have on the U.S. economy. Moreover, the COVID-19 pandemic and government mandates make it more challenging for management to estimate future performance of our business, particularly over the near term. See “Risk Factors.” Additional information regarding the impact of the COVID-19 pandemic and government mandates on our business and results of operations is provided below in this MD&A.

●	Impact of broader economic trends and political environment. The grocery industry and our sales are affected by general economic conditions, including, but not limited to, consumer spending, the level of disposable consumer income, consumer debt, interest rates, inflation or deflation, periods of recession and growth, the price of commodities, the political environment and consumer confidence. Furthermore, our ability to meet our labor needs, while controlling wage and labor-related costs, is subject to numerous external factors, including the availability of a sufficient number of qualified persons in the work force in the markets in which we are located, unemployment levels within those markets, prevailing wage rates, changing demographics, health and other insurance costs and changes in employment legislation, including unemployment benefits.

●	Opportunities in the growing natural and organic grocery and dietary supplements industry. Our industry, which includes organic and natural foods and dietary supplements, continues to experience growth driven primarily by increased public interest in health and nutrition. Capitalizing on this opportunity, we continue to open new stores and enter new markets. We expect the rate of new store unit growth in the near future to be dependent upon economic and business conditions and other factors, including the impact of the COVID-19 pandemic and related government mandates.

●	Competition. The grocery and dietary supplement retail business is a large, fragmented and highly competitive industry with few barriers to entry. Competition in the grocery industry is likely to intensify, and shopping dynamics may shift, as a result of, among other things, industry consolidation, expansion by existing competitors, and the increasing availability of grocery ordering, pick-up and delivery options. These businesses compete with us on the basis of price, selection, quality, customer service, convenience, location, store format, shopping experience, ease of ordering and delivery or any combination of these or other factors. They also compete with us for products and locations. In addition, some of our competitors are expanding to offer a greater range of natural and organic foods. We also face internally generated competition when we open new stores in markets we already serve. We believe our commitment to carrying only carefully vetted, affordably priced and high-quality natural and organic products and dietary supplements, as well as our focus on providing nutrition education, differentiate us in the industry and provide a competitive advantage.

●	Consumer preferences. Our performance is also impacted by trends regarding natural and organic products, dietary supplements, and at-home meal preparation. Consumer preferences towards dietary supplements or natural and organic food products might shift as a result of, among other things, economic conditions, food safety perceptions, changing consumer choices and the cost of these products. A change in consumer preferences away from our offerings, including those resulting from reductions or changes in our offerings, could have a material adverse effect on our business. Additionally, negative publicity regarding the safety of dietary supplements, product recalls or new or upgraded regulatory standards may adversely affect demand for the products we sell and could result in lower consumer traffic, sales, and results of operations.

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Results of Operations

The following table sets forth our Combined Carve-Out Statements of Operations for the three months ended September 30, 2023 and 2022 which is used in the following discussions of our results of operations:

	Three Month Ended September 30,		2023 to 2022
	2023	2022	Change $

Sales, net	$12,704,600	$5,775,543	$6,929,057

Cost of sales	8,061,966	3,909,190	4,152,776

Gross profit	4,642,634	1,866,353	2,776,281

Operating expenses	5,897,769	2,706,123	3,191,646

Loss from operations	(1,255,135)	(839,770)	(415,365)

Other income (expense)
Other income, net	2,535	4,327	(1,792)
Interest expense, net	(39,073)	(21)	(39,052)
Change in contingent consideration	372,000	-	372,000
Total other (expense) income, net	335,462	4,306	331,156

Loss before taxes	(919,673)	(835,464)	(84,209)

Income tax benefit (expense)	-	-	-

Net loss	$(919,673)	$(835,464)	$(84,209)

Net sales increased $6.9 million to $12.7 million for the three months ended September 30, 2023 as compared to $5.8 million for the same period in 2022. The $6.9 million increase in grocery sales was primarily due to acquisition of Green’s Natural Foods in October 2022.

Cost of goods sold for the three months ended September 30, 2023 and 2022 were $8.1 million and $3.9 million, respectively, an increase of $4.2 million primarily due to acquisition of Green’s Natural Foods in October 2022.

Total operating expenses increased $3.2 million to $5.9 million for the three months ended September 30, 2023. The increase of $3.2 million is due to Green’s Natural Foods acquisition in October 2022.

Net other income of $0.3 million for the three months ended September 30, 2023 includes $0.4 million contingency remeasurement, and $0.04 million of interest expense. Net other income for the three months ended September 30, 2022 consists of $4,000 other miscellaneous income.

The following table sets forth our Combined Carve-Out Statements of Operations for the nine months ended September 30, 2023 and 2022 which is used in the following discussions of our results of operations:

	Nine Months Ended September 30,		2023 to 2022
	2023	2022	Change $

Sales, net	$39,839,202	$16,700,596	$23,138,606

Cost of sales	25,199,879	10,670,440	14,529,439

Gross profit	14,639,323	6,030,156	8,609,167

Operating expenses	17,743,763	7,566,602	10,177,161

Loss from operations	(3,104,440)	(1,536,446)	(1,567,994)

Other income (expense)
Other income, net	11,785	12,309	(524)
Interest expense, net	(123,197)	(93)	(123,104)
Change in contingent consideration	774,900	-	774,900
Total other (expense) income, net	663,488	12,216	651,272

Loss before taxes	(2,440,952)	(1,524,230)	(916,722)

Income tax benefit (expense)	-	-	-

Net loss	$(2,440,952)	$(1,524,230)	$(916,722)

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Net sales increased $23.1 million to $39.8 million for the nine months ended September 30, 2023 as compared to $16.7 million for the same period in 2022. The $23.1 million increase in grocery sales was primarily due to acquisition of Green’s Natural Foods in October 2022.

Cost of goods sold for the nine months ended September 30, 2023 and 2022 were $25.2 million and $10.7 million, respectively, an increase of $14.5 million primarily due to acquisition of Green’s Natural Foods in October 2022.

Total operating expenses increased $10.2 million to $17.7 million for the nine months ended September 30, 2023. The increase of $9.3 million is due to Green’s Natural Foods acquisition in October 2022. The remaining increase is due to increase in corporate expense allocation payroll and benefit.

Net other income of $0.7 million for the nine months ended September 30, 2023 includes $0.8 million contingency remeasurement, and $0.1 million of interest expense and other expense. Net other income for the nine months ended September 30, 2022 consists of $12,000 other miscellaneous income.

The following table sets forth our Combined Carve-Out Statements of Operations for the year ended December 31, 2022 and 2021 which is used in the following discussions of our results of operations:

	For the Year Ended December 31,		2022 to 2021
	2022	2021	Change $

Sales, net	$29,009,640	$11,235,041	$17,774,599

Cost of sales	18,926,175	7,187,701	11,738,474

Gross profit	10,083,465	4,047,340	6,036,125

Operating expenses	14,251,075	5,812,754	8,438,321

Loss from operations	(4,167,610)	(1,765,414)	(2,402,196)

Other income (expense)
Other income (expense), net	874,907	(25)	874,932
Interest expense, net	(29,992)	(47,165)	17,173
Total other (expense) income, net	844,915	(47,190)	892,105

Loss before taxes	(3,322,695)	(1,812,604)	(1,510,091)

Income tax benefit (expense)	-	-	-

Net loss	$(3,322,695)	$(1,812,604)	$(1,510,091)

Net sales increased $17.8 million to $29.0 million for the year ended December 31, 2022 as compared to $11.2 million for the same period in 2021. The $18.2 million increase in grocery sales was primarily due to the acquisition of Mother Earth’s Storehouse and Green’s Natural Foods, offset by a decrease in same-store sales of $0.4 million.

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Cost of goods sold for the year ended December 31, 2022 and 2021 were $18.9 million and $7.2 million, respectively, an increase of $12.1 million primarily due to acquisition of Mother Earth’s Storehouse and Green’s Natural Foods stores, offset by a decrease in same-store cost of goods sold of $0.4 million.

Total operating expenses increased $8.4 million to $14.3 million for the year ended December 31, 2022. The increase of $6.1 million is due to the acquisition of Mother Earth’s Storehouse and Green’s Natural Foods stores, $1.1 million increase is related non-recurring acquisition-related expenses, and the remaining increase was primarily due to an increase in corporate expense allocation of $0.8 million, payroll and payroll benefits of $0.3 million, and occupancy of $0.1 million.

Net other income of $0.8 million for the year ended December 31, 2022 includes an employee retention tax credit of $0.9 million, and $0.02 million of interest expense. In comparison to the year ended December 31, 2021 where total other income (net) amounted to $0.05 attributable to interest expense.

Liquidity and Capital Resources

	Nine Months Ended September 30,
	2023	2022
Net cash (used in) provided by:
Operating activities	$(2,574,428)	$(1,091,567)
Investing activities	(173,475)	(5,308,399)
Financing activities	1,669,135	6,753,051
TOTAL	$(1,078,768)	$353,085

Our net cash used in operating activities of $2.6 million for the nine months ended September 30, 2023, resulted from our net loss of $2.4 million, and a net cash usage of $3.7 million from changes in operating assets and liabilities, offset by a non-cash adjustments of $3.6 million. Our net cash used in continuing operating activities of $1.1 million for the nine months ended September 30, 2022 resulted from our net loss from continuing operations of $1.5 million, and a net cash usage of $1.1 million from changes in operating assets and liabilities, offset by a non-cash adjustments of $1.6 million.

Our net cash used in investing activities amounted to $0.2 million for the nine months ended September 30, 2023 was attributable to payment for purchase of property and equipment. Cash used in investing activities for the nine months ended September 30, 2022 of $5.3 million included $5.2 million payment for acquisition of Mother Earth’s Storehouse, and $0.2 million payment for purchase of property and equipment.

Our cash provided by financing activities of $1.7 million for the nine months ended September 30, 2023 was largely composed of an $2.1 million investment from parent company, offset by $0.4 million of principle loan payment. Cash provided by financing activities for the nine months ended September 30, 2022 included $6.8 million investment from parent company, offset by $0.02 million of principle loan payment.

	For the Year Ended December 31,
	2022	2021
Net cash (used in) provided by:
Operating activities	$(1,369,060)	$(851,996)
Investing activities	(10,679,159)	(128,438)
Financing activities	13,712,417	1,254,804
TOTAL	$1,664,198	$274,370

Our net cash used in operating activities of $1.4 million for the year ended December 31, 2022, resulted from our net loss of $3.3 million, and a net cash usage of $1.3 million from changes in operating assets and liabilities, offset by a non-cash adjustments of $3.3 million. Our net cash used in continuing operating activities of $0.9 million for the year ended December 31, 2021 resulted from our net loss from continuing operations of $1.8 million, and a net cash usage of $0.5 million from changes in operating assets and liabilities, offset by a non-cash adjustments of $1.5 million.

Our net cash used in investing activities of $10.7 million for the year ended December 31, 2022 was attributable to payment of $10.3 million for acquisitions of Mother Earth’s Storehouse and Green’s Natural Foods, and $0.4 million for purchase of property and equipment. Cash used in investing activities for the year ended December 31, 2021 of $0.1 million was due to payment for purchase of property and equipment.

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Our cash provided by financing activities of $13.7 million for the year ended December 31, 2022 was largely composed of an $13.8 million investment from parent company, offset by $0.1 million of principle loan payment. Cash provided by financing activities for the year ended December 31, 2021 included $2.1 million investment from parent company, offset by $0.8 million of principle loan payment.

At September 30, 2023 and 2022, we did not have any material financial guarantees or other contractual commitments with trade vendors that are reasonably likely to have an adverse effect on liquidity.

Our cash balances are kept liquid to support our growing acquisition and infrastructure needs for operational expansion. The majority of our cash are concentrated in several large financial institutions and are generally in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit. The Company has not experienced any losses on its cash. The following table presents the Company’s cash position as of September 30, 2023 and December 31, 2022.

	September 30, 2023	December 31, 2022

Cash	$941,803	$2,020,571
Total assets	$30,978,882	$33,153,670
Percentage of total assets	6.04%	6.09%

The Company reported net loss of approximately $2.4 million for the nine months ended September 30, 2023. The Company believes current cash on hand is sufficient to meet its obligations and capital requirements for at least the next twelve months from the date of filing. In the past, the Company financed its operations primarily through HCMC investment, and there can be no assurance that the Company will be able to raise the necessary funds to fund its operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements other than operating leases for retail locations, equipment, and vehicles.

Seasonality

We do not consider our business to be seasonal.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP) requires us to make estimates and assumptions. Our significant accounting policies are described in the Notes to Consolidated Financial Statements. Certain of these policies require the application of subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. These estimates and assumptions are based on historical experience, changes in the business environment, and other factors that we believe to be reasonable under the circumstances. Different estimates that could have been applied in the current period or changes in the accounting estimates that are reasonably likely can result in a material impact on our financial condition and operating results in the current and future periods. We review the development, selection and disclosure of these critical accounting estimates with the Audit Committee on an annual basis.

The following discussion, which should be read in conjunction with the descriptions in the Notes to Consolidated Financial Statements, is furnished for additional insight into certain accounting estimates that we consider to be critical.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized:

●	Identification of the contract, or contracts, with a customer;

●	Identification of the performance obligations in the contract;

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●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when, or as, the Company satisfies a performance obligation.

Business Combinations

The Company applies the provisions of ASC Topic 805, Business Combinations (“ASC 805”) in the accounting for acquisitions of businesses. ASC 805 requires the Company to use the acquisition method of accounting by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, measured at their acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the aforementioned amounts. Acquisition costs are expensed as incurred and recorded in selling, general and administrative expenses in the consolidated statements of operations.

Non-GAAP Financial Measures

The following discussion and analysis contain a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP). Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternative to, net income, operating income, and cash flow from operating activities, liquidity, or any other financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company, nor are they intended to be predictive of potential future financial results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Management believes stockholders benefit from referring to the Adjusted EBITDA in planning, forecasting, and analyzing future periods. Management uses this non-GAAP financial measure in evaluating its financial and operational decision making and as a means of evaluating period to period comparison.

We define Adjusted EBITDA as net loss adjusted for non-cash charges for change in contingent consideration, depreciation and amortization, and interest expense. Management believes Adjusted EBITDA is an important measure of our operating performance because it allows management, investors, and analysts to evaluate and assess our core operating results from period to period after removing the impact of significant non-cash charges that effect comparability between reporting periods. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items.

We have included a reconciliation of our non-GAAP financial measure to net loss as calculated in accordance with GAAP. We believe that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between the Company and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to specific definitions being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable rules of the Securities and Exchange Commission.

	September 30, 2023	September 30, 2022
Reconciliation from net loss to adjusted EBITDA:
Net loss	$(2,440,952)	$(1,524,230)
Interest expense	123,221	101
Depreciation and amortization	1,070,686	608,585
EBITDA	$(1,247,045)	$(915,544)
Change in contingent consideration	(774,900)	-
Adjusted EBITDA	$(2,021,945)	$(915,544)

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of:

Name	Age	Position
Executive Officers:
Jeffrey Holman	55	Chief Executive Officer, Chairman and Director
John A. Ollet	59	Chief Financial Officer and Director
Christopher Santi	51	President and Chief Operating Officer

Non-Employee Directors:
Gary Bodzin		Director
Ben Myers		Director
Michael Lerman		Director

Executive Officers

Jeffrey Holman will serve as the Company’s Chairman of the Board and Chief Executive Officer. Mr. Holman has been HCMC’s Chairman of the Board and Chief Executive Officer since April 2014. From February 2013 until March 4, 2015, Mr. Holman serviced as our President. Mr. Holman has been a member of our Board since May 2013 and has served as a member of the Board of Directors of our subsidiary Smoke Anywhere, USA since its inception on March 24, 2008. Since 1998, Mr. Holman has been the President of Jeffrey E. Holman & Associates, P.A., a South Florida based law firm. Mr. Holman was selected as a director for his business and legal experience. In addition, as one of the founders of Smoke Anywhere, USA Mr. Holman possesses an in-depth understanding of the challenges, risks and characteristics unique to our industry.

Christopher Santi will serve as the Company’s Chief Operating Officer. Mr. Santi has been HCMC’s Chief Operating Officer since December 12, 2012, and has also served as the President since April 11, 2016. Previously, Mr. Santi served as Director of Operations of the Company beginning in October 2011. Mr. Santi served as the National Sales Manager of Collages.net from November 2007 to October 2011.

John A. Ollet will serve as the Company’s Chief Financial Officer and Director. Mr. Ollet has been HCMC’s Chief Financial Officer since December 12, 2016. Mr. Ollet previously served as Executive Vice President-Finance for Systemax, Inc. (NYSE:SYX) from 2006 to 2016. His prior chief financial officer experience also includes serving as Vice President and Chief Financial Officer of Arrow Cargo Holdings, Inc., an airline logistics company, and VP Finance /CFO - The Americas - Cargo Division, KLM Royal Dutch Airlines, an airline company. He also previously served as Vice President Finance/Administration at Sterling-Starr Maritime Group, Inc. and served on the audit staff of Arthur Andersen & Co. Mr. Ollet received a bachelor’s degree in Finance/Economics and a master’s degree in business administration from Florida International University. Mr. Ollet is a Certified Public Accountant.

Executive Compensation

Each of the named executive officers (NEOs) currently has an employment agreement in effect with HCMC. For an initial period following the Spin-Off, pursuant to the Employee Matters Agreement, a percentage of each NEOs salary and related employment costs will be allocated to each of HCMC and HCWC based on the percentage of time estimated that the NEO will work for each entity. After the Distribution, certain of the NEOs are expected to become employees of HCWC and to enter into new employment agreements with us (while terminating their HCMC agreements).

Non-Employee Directors

Gary A. Bodzin. Gary Bodzin has served as a director of SpinCo since May 2023. Since 1987, Mr. Bodzin has been serving as President of Trans-State Title Insurance Agency, LLC, a company located in Aventura, FL, offering escrow, title and closing services for commercial and residential real estate transactions, where he oversees all title and closing operations. Mr. Bodzin has also worked as an attorney at law representing clients almost exclusively in real estate transactions since 1982. Mr. Bodzin received his Bachelor of Science in Business Administration from University of Florida and his Juris Doctor from the University of Miami Law School. We believe Mr. Bodzin is qualified to serve as a director of SpinCo because of his real estate, finance and legal expertise and related ability to advise our growth and expansion strategy.

Michael Lerman. Michael Lerman has served as a director of SpinCo since May 2023. Since November 2005, Mr. Lerman has served as Vice President of Development and Marketing for Markbuilt Homes, a boutique private residential development and construction company in Union, NJ. From March 1998 to August 2005, he worked as Director of Retail Property Administration then as Director of Land/Property Acquisition and Development at Garden Commercial Properties, a property management company in Short Hills, NJ. During his tenure at Garden Commercial Properties, Mr. Lerman oversaw all phases of retail commercial development and management, negotiated commercial leases, and was responsible for marketing. Earlier in his career, Mr. Lerman was associate counsel at Rinaldo and Rinaldo, a law firm. Mr. Lerman received his Bachelor of Arts from Rutgers College and his Master of Business Administration from Rutgers College, Graduate School of Management. He also received his Juris Doctor from Benjamin N. Cardozo School of Law. We believe Mr. Lerman is qualified to serve as director of SpinCo because of his extensive experience in business development and management as well as his retail and acquisition experience and related ability to provide valuable guidance.

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Behnam J. Myers, DO, MPH. Behnam Myers, DO, MPH, has served as a director of SpinCo since May 2023. Dr. Myers is a board certified orthopedic surgeon who has been practicing since 2006, and has been managing his own private practice, Spine Solutions, since 2012 in Hollywood, FL. In 2006, Dr. Meyers completed his orthopedic surgery residency at Parkway Regional Medical Center as part of Nova Southeastern University’s Orthopedic Surgery Residency Program. He then completed a Spine Surgery Fellowship in 2007 at the Cleveland Clinic Spine Institute in Weston, FL. Dr. Myers received his Bachelor of Science from University of California at Riverside, his Masters of Public Health from Loma Linda University and his medical degree from University of New England College of Medicine. We believe Dr. Myers is qualified to serve as a director of SpinCo because of his medical expertise and medical practice-related business experience.

Director Independence

A majority of HCWC’s board of directors will be comprised of directors who are “independent” as defined by the rules of the NYSE American and the Guidelines on Governance to be adopted by the board of directors. HCWC will seek to have all of its non-management directors qualify as “independent” under these standards. HCWC’s board of directors is expected to establish categorical standards to assist it in making its determination of director independence. HCWC expects these standards will provide that no director qualifies as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company or its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company or any of its subsidiaries). In making this determination, the board of directors shall consider all relevant facts and circumstances, including the following standards:

●	a director is not independent if the director is, or has been within the last three years, an employee of HCWC or its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of HCWC or its subsidiaries;

●	a director is not independent if the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from HCWC or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than amounts received by an immediate family member for service as an employee (other than an executive officer);

●	a director is not independent if (A) the director or an immediate family member is a current partner of a firm that is HCWC’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on HCWC’s or its subsidiaries’ audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on HCWC or its subsidiaries’ audit within that time;

●	a director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the present executive officers of HCWC or its subsidiaries at the same time serves or served on that company’s compensation committee;

●	a director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, HCWC or its subsidiaries for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent of such other company’s consolidated gross revenues; and

●	a director is not independent if the director is an executive officer of a charitable organization that received charitable contributions (other than matching contributions) from HCWC and its subsidiaries in the preceding fiscal year that are in excess of the greater of $1 million or 2 percent of such charitable organization’s consolidated gross revenues.

HCWC’s board of directors will assess on a regular basis, and at least annually, the independence of directors and, based on the recommendation of the Nomination Committee, will make a determination as to which members are independent. References to “HCWC” above include any subsidiary in a consolidated group with HCWC. The terms “immediate family member” and “executive officer” above are expected to have the same meanings specified for such terms in the NYSE American listing standards.

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Committees of the Board of Directors

Effective upon the completion of the separation, HCWC’s board of directors will have the following standing committees: an Audit Committee, a Nomination Committee and a Compensation Committee.

Audit Committee. Gary Bodzin, Esq., Dr. Ben Myers and Michael Lerman, Esq., expected to be the members of the board’s Audit Committee. Gary Bodzin, Esq. is expected to be the Audit Committee Chairman. The board of directors is expected to determine that at least one member of the Audit Committee is an “audit committee financial expert” for purposes of the rules of the SEC. In addition, HCWC expects that the board of directors will determine that each member of the Audit Committee will be independent, as defined by the rules of the NYSE American, Section 10A(m)(3) of the Exchange Act, and in accordance with our Guidelines on Governance. The Audit Committee will meet at least quarterly and will assist the board of directors in fulfilling its oversight responsibilities by reviewing and reporting to the board of directors on HCWC’s accounting and financial reporting practices and the audit process, the quality and integrity of the company’s financial statements, the independent auditors’ qualifications, independence, and performance, the performance of the company’s internal audit function and internal auditors, and certain areas of legal and regulatory compliance.

Nominating Committee. Dr. Ben Myers and Gary Bodzin, Esq are expected to be the members of the board’s Nominating Committee. Dr. Ben Myers is expected to be the Nominating Committee Chairman. The board of directors is expected to determine that each member of the Nominating Committee will be independent, as defined by the rules of the NYSE American and in accordance with our Guidelines on Governance. The Nominating Committee will assist the board of directors in identifying individuals qualified to become members of the board of directors (consistent with the criteria approved by HCWC’s board of directors), recommending director candidates for HCWC’s board of directors and its committees, developing and recommending Guidelines on Governance and a Global Code of Ethics and Business Conduct to HCWC’s board of directors, and performing a leadership role in shaping HCWC’s corporate governance. The Nominating Committee will annually review and make recommendations to the full board of directors regarding the amount and types of compensation that should be paid to HCWC’s non-executive directors, to ensure that such pay levels remain competitive. In recommending director compensation, the Nominating Committee will consider such factors as HCWC’s size, industry characteristics, location, and the practices of comparable companies.

Compensation Committee. Michael Lerman, Esq., Dr. Ben Myers and Gary Bodzin, Esq., are expected to be the members of the board’s Compensation Committee. Michael Lerman, Esq. is expected to be the Compensation Committee Chairman. The board of directors is expected to determine that each member of the Compensation Committee will be independent, as defined by the rules of the NYSE, Rule 10C-1 of the Exchange Act and in accordance with our Guidelines on Governance. In addition, HCWC expects that the members of the Compensation Committee will qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Code. The Compensation Committee will assist the board of directors in carrying out the board’s responsibilities relating to the compensation of HCWC’s executive officers. This committee will also review, approve, and administer the incentive compensation plans in which any executive officer of HCWC participates and all of HCWC’s equity-based plans. The Compensation Committee will have the sole authority, under its charter, to select, retain, and/or terminate independent compensation advisors.

The board of directors will adopt a written charter for each of the Audit Committee, the Nominating Committee and the Compensation Committee prior to the Spin-Off. These charters will be posted on HCWC’s website.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2022, HCWC was not an independent company, and did not have a compensation committee or any other committee serving a similar function. Decisions as to the compensation of those who currently serve as HCWC’s executive officers were made by HCMC.

Stockholder Recommendations for Director Nominees

HCWC’s bylaws will contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the board of directors. HCWC expects that the board of directors will adopt a policy concerning the evaluation of stockholder recommendations of board candidates by the Nominating Committee.

Guidelines on Governance and Global Code of Ethics and Business Conduct

In connection with the separation, HCWC will adopt a set of Guidelines on Governance that will reflect the fundamental corporate governance principles by which the Board and its committees will operate. These guidelines will set forth general practices the board of directors and its committees follow with respect to structure, function, organization, composition and conduct. These guidelines will be reviewed at least annually by the Nominating Committee and will be updated periodically in response to changing regulatory requirements, evolving corporate governance practices, input from our stockholders and otherwise as circumstances warrant.

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Each of our directors and employees, including our Chief Executive Officer and our Chief Financial Officer, as well as each director and officer of any subsidiaries, will be required to comply with our Global Code of Ethics and Business Conduct, which will establish legal and ethical standards for conducting our business. Our Global Code of Ethics and Business Conduct will cover all significant areas of professional conduct, including employment practices, conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information and other company assets, compliance with applicable laws and regulations, political activities and other public policy matters, and proper and timely reporting of financial results.

At the time of the distribution, our Guidelines on Governance and Code of Ethics and Business Conduct will be made available on our website at                                   . Following the distribution, we will also provide a copy of our Guidelines on Governance or our Code of Ethics and Business Conduct, without charge, upon request to our Corporate Secretary at                                   . Waivers from, and amendments to, our Code of Ethics and Business Conduct that apply to our Chief Executive Officer, Chief Financial Officer or persons performing similar functions will be timely posted on our website at                                   .

Communicating with the Board of Directors

Our Guidelines on Governance will include procedures by which stockholders and other interested parties may communicate directly with HCWC’s board of directors or any director on board-related issues by writing to Board of Directors, c/o Corporate Secretary                                   , or by submitting an e-mail to                                   . Additionally, stockholders and other parties interested in communicating directly with the Chairman of the board or with the independent directors as a group may do so by writing to Chairman of the Board                                   , or by sending an e-mail to                                   . Communications addressed to the Board or individual members of the board will be screened by HCWC’s Corporate Secretary for appropriateness before being distributed to the Board, or to any individual director or directors, as applicable.

Director Qualification Standards

HCWC’s Guidelines on Governance will set forth the process by which the Nominating Committee identifies and evaluates nominees for board membership. In accordance with this process, the Nominating Committee will annually consider and recommend to the board a slate of directors for election at the next annual meeting of stockholders. In selecting this slate, the Nominating Committee will consider incumbent directors who have indicated a willingness to continue to serve on our board; candidates, if any, nominated by HCWC’s stockholders; and other potential candidates identified by the Nominating Committee. Additionally, if at any time during the year a seat on the board becomes vacant or a new seat is created, the Nominating Committee will consider and recommend to the board a candidate for appointment to fill the vacant or newly created seat.

The Nominating Committee will consider different perspectives, skill sets, education, ages, genders, ethnic origins and business experience in its annual nomination process, although it is not expected to establish a formal policy regarding diversity in identifying potential director candidates. In general, the Nominating Committee will seek to include on our board a complementary mix of individuals with diverse backgrounds, knowledge and viewpoints reflecting the broad set of challenges that the board will confront without representing any particular interest group or constituency. The Nominating Committee will regularly review the size and composition of the board in light of HCWC’s changing requirements and will seek nominees who, taken together as a group, possess the skills and expertise appropriate for an effective board. In evaluating potential director candidates, the Nominating Committee will consider, among other factors, the experience, qualifications and attributes listed below and any additional characteristics that it believes one or more directors should possess, based on an assessment of the needs of our board at the time. Our Guidelines on Governance will provide that, in general, nominees for membership on the board should:

●	have demonstrated management or technical ability at high levels in successful organizations;

●	be currently employed in positions of significant responsibility and decision making;

●	have experience relevant to our operations;

●	be well-respected in their business and home communities;

●	have time to devote to board duties; and

●	be independent from us and not related to our other directors or employees.

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In addition, our directors will be expected to be active participants in governing our enterprise, and the Nominating Committee will look for certain characteristics common to all board members, including integrity, independence, leadership ability, constructive and collegial personal attributes, candor and the ability and willingness to evaluate, challenge and stimulate.

No single factor or group of factors will necessarily be dispositive of whether the Nominating Committee will recommend a candidate. The Nominating Committee will consider and apply these same standards in evaluating individuals recommended for nomination to our board by our stockholders in accordance with the procedures that are expected to be prescribed in our by-laws. The board’s satisfaction of these criteria will be implemented and assessed through ongoing consideration of directors and nominees by the Nominating Committee and the board, as well as the board’s annual self-evaluation process.

HCWC expects that from time to time, it will retain search firms and other third parties to assist in identifying potential candidates based on specific criteria that HCWC provides to them, including the qualifications described above.

Board Leadership Structure

One of the key responsibilities of HCWC’s board of directors will be to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Recognizing that no single approach to board leadership is universally accepted and that the appropriate leadership structure may differ depending on a company’s size, industry, operations, history and culture, it is expected that the HCWC board, led by the Nominating Committee, will conduct an annual evaluation to determine the optimal leadership structure for HCWC stockholders.

Board’s Role in Oversight of Risk Management

While management will have primary responsibility for identifying and managing our exposure to risk, our board will play an active role in overseeing the processes we establish to assess, monitor and mitigate that exposure. The board, directly and indirectly through its committees, will routinely discuss with management our significant enterprise risks and will review the guidelines, policies and procedures we have in place to address those risks, such as our approval process for acquisitions, dispositions and other investments. At board and committee meetings, directors will receive information and in-depth presentations from management and third-party experts and engage in comprehensive analyses and dialogue regarding specific areas of risk. This process will enable the board to focus on the strategic, financial, operational, legal, regulatory and other risks that are most significant to us and our business in terms of likelihood and potential impact, and will ensure that our enterprise risks are well understood, mitigated to the extent reasonable and consistent with the board’s view of our risk profile and risk tolerance.

In addition to the overall risk oversight function administered directly by the Board, each of the Audit, Compensation and Nominating Committees will exercise its own oversight related to the risks associated with the particular responsibilities of that committee:

●	the Audit Committee will review financial, accounting and internal control risks and the mechanisms through which we assess and manage risk, in accordance with NYSE American requirements, and will have certain responsibilities with respect to our compliance programs, such as our Global Code of Ethics and Business Conduct;

●	the Compensation Committee will evaluate whether our compensation policies and practices, as they relate to both executive officers and employees generally, encourage excessive risk-taking; and

●	the Nominating Committee will focus on risks related to corporate governance, board effectiveness and succession planning.

The chairs of these committees will report on such matters to the full board at each regularly scheduled board meeting and other times as appropriate. We believe that this division of responsibilities will be the most effective approach for identifying and addressing the risks that we will face.

Procedures for Treatment of Complaints Regarding Accounting, Internal Accounting Controls, and Auditing Matters

In accordance with the Sarbanes-Oxley Act, HCWC expects that its Audit Committee will adopt procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, and auditing matters and to allow for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters.

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None of the named executive officers was paid, distributed or accrued compensation by us for 2022 or 2023 to date. Initially, HCWC will pay HCMC for the services of the named executive offers pursuant to the Employee Matters Agreement. Currently, these payment amounts would be $361,870, $219,615 and $165,000 for Messrs.. Holman, Santi and Ollet, respectively.

Named Executive Officer Employment Agreements

We currently do not have any employment or other agreements in effect with our named executive officers.

Outstanding Awards at Fiscal Year End

No named executive officer had any option, restricted stock or other incentive equity awards of the Company outstanding at the 2022 fiscal year end.

Director Compensation

Non-employee directors will be paid a monthly fee of $1,500 per month and $1,500 for each meeting attended. Because we do not pay any compensation to employee directors. Non-employee members of our Board of Directors will not be compensated for their service on the Board.

Other Compensation Programs and Practices

Pension, Retirement or Similar Benefits

No retirement, pension, profit sharing, insurance or other similar programs have been adopted by HCWC for the benefit of its employees. To the extent that HCWC adopts any such plans, their terms will be described in subsequent amendments to this information statement to the extent applicable.

Equity Compensation Plan Information

Our Stock Incentive Plan

Prior to the Distribution, we expect to adopt a Stock Incentive Plan. A form of the Stock Incentive Plan is filed as an exhibit to the registration statement, of which this prospectus forms a part. The following description of the Stock Incentive Plan is qualified in its entirety by reference to the Stock Incentive Plan.

Overview

The Stock Incentive Plan provides the Company with the ability to grant equity-based and cash incentive awards to its employees, non-employee directors, consultants and independent contractors. Such incentive awards are granted to attract, retain and motivate the Company’s service providers and help align them with the Company’s financial success over the long term and the interests of the Company and our stockholders. The Stock Incentive Plan will terminate ten years from inception unless terminated sooner.

Stock Incentive Plan Share Reserve; Limits; Adjustments

The available share reserve under the Stock Incentive Plan is 1,400,000 shares, plus an annual increase on the first day of each year beginning in 2024 and ending in 2032, equal to the lesser of (A) 12.5% percent of the Shares outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of Shares as determined by the Board or the Compensation and Compensation Committee of the Board. The Company may satisfy its obligations under any equity-based award granted under the Stock Incentive Plan by issuing new shares or Treasury shares.

Shares subject to an equity award are counted only to the extent they are actually issued. Thus, awards that terminate by expiration, forfeiture, cancellation, or otherwise are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant under the Stock Incentive Plan.

Any shares withheld to satisfy tax withholding obligations on awards issued under the Stock Incentive Plan, tendered to pay the exercise price of an award under the Stock Incentive Plan and shares repurchased on the open market with the proceeds of an option exercise will not be eligible to be again available for grant under the Stock Incentive Plan. Any substitute awards shall not be counted against the shares available for granting awards under the Stock Incentive Plan.

The number of shares that may be issued or subject to outstanding awards, the option price or grant price applicable to outstanding awards and other value determinations are subject to adjustment by the committee to reflect stock dividends, stock splits, reverse stock splits, spin-offs, and other corporate events or transactions, including without limitation distributions of stock or property other than normal cash dividends.

Non-employee directors can be granted any of the awards available under the Stock Incentive Plan except ISOs, which are only available for employees. The Board shall from time to time determine the nature and number of awards to be granted to non-employee directors. The aggregate value of all compensation granted or paid, as applicable, to a non-employee director with respect to any calendar year, including awards granted and cash fees paid by the Company to such non-employee director, will not exceed $500,000, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Administration

The Stock Incentive Plan will be administered by the committee appointed by the Board from among its members, provided that the full Board may act at any time as the committee. In the case of awards intended to qualify for the exemption from Section 16(b) of the Securities Exchange Act of 1934 that is available under Rule 16b-3, a subcommittee of the Board composed of at least two directors who are “outside directors” is responsible for administering the Stock Incentive Plan and has the final discretion, responsibility and authority to interpret the terms and intent of the Stock Incentive Plan and any related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments, and guidelines. The committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisers. The committee may also delegate to one or more officers the power to designate other employees (other than officers subject to Section 157(c) of the Delaware General Corporate Law) to be recipients of awards.

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Eligibility

Employees, non-employee directors, consultants and independent contractors of the Company who are selected by the committee are eligible to participate in the Stock Incentive Plan.

Types of Awards

The Stock Incentive Plan provides that the committee may grant awards of various types. A description of each of the types of awards follows.

Stock Options

The committee may grant both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”) under the Stock Incentive Plan. Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price for options cannot be less than the fair market value of the Company’s Class A common stock as of the date of grant. The latest expiration date cannot be later than the tenth anniversary of the date of grant. Fair market value under the Stock Incentive Plan may be determined by reference to market prices on a particular trading day or on an average of trading days. The exercise price may be paid by means approved by the committee, which may include cash or check, the tendering of previously acquired Class A common stock, a reduction in shares issuable upon exercise which have a value at the time of exercise that is equal to the option price (a “net exercise”), to the extent permitted by applicable law, the proceeds of sale from a broker-assisted cashless exercise or any other legal consideration that the committee may deem appropriate on such basis as the committee may determine in accordance with the Stock Inventive Plan.

Stock Appreciation Rights

The committee may grant stock appreciation rights (“SARs”) under the Stock Incentive Plan either alone or in tandem with stock options. The grant price of an SAR cannot be less than the fair market value of the Company’s Class A common stock as of the date of grant.

Restricted Stock and Restricted Stock Units

The committee may award restricted Class A common stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of stock to the participant only after specified conditions are satisfied. A holder of restricted stock is treated as a current stockholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit award may be entitled to dividend equivalents but otherwise is only treated as a stockholder with respect to the award when the shares of Class A common stock are delivered in the future. The committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units.

Performance-Based Restricted Shares and Performance-Based Restricted Share Units

Performance-based restricted shares and performance-based restricted share units may be granted under the Stock Incentive Plan. The performance cycle for each award will be determined by the committee and specify the performance goals that are to be achieved by the participant and a formula for determining the amount of any payment to be made.

In the case of performance-based restricted shares, during the period for which a substantial risk of forfeiture is to continue, the participant will not have any right to transfer any rights under the award, but the participant will have voting and other ownership rights (except for any rights to a liquidating distribution). Prior to payment of the award of performance-based restricted share units, the participant will not have any right to transfer any rights under the award or have any rights of ownership, including the right to vote.

For both performance-based restricted shares and performance-based restricted share units, the committee may on or after the grant date authorize the payment of dividend equivalents on the performance-based restricted shares or performance-based restricted share units in cash or securities with respect to any dividends or other distributions paid by the Company. Any dividend equivalents paid, or adjustments made with respect to the dividends paid in Common Stock will be subject to the same restrictions as the underlying award.

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Following the completion of a performance cycle, the committee will determine whether the performance goals that have been chosen for a particular performance period have been met and calculate and determine the amount of the award earned for such performance cycle. Awards may be adjusted upwards or downwards in the sole discretion of the committee.

Cash-Based Awards

The committee may grant cash-based awards under the Stock Incentive Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and payable, and such other conditions as the committee may determine that are consistent with the terms of the Stock Incentive Plan.

Other Stock-Based Awards

The committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted stock, restricted stock units, performance shares, or performance units. The terms and conditions of such other stock-based award shall be determined by the committee. Payment under any other stock-based award will be made in shares of Class A common stock or cash, as determined by the committee.

Termination of Employment

Except as otherwise provided in the award agreement or other written agreement between the participant and the Company, vesting of awards will cease upon termination of the participant’s continued service. Notwithstanding any other provision of the Stock Incentive Plan to the contrary, the committee may in its sole discretion determine the rights of participants with respect to awards upon termination of employment or service as a director.

Treatment of Awards Upon a Change in Control

In the event of a “change in control” of the Company, as defined in the Stock Incentive Plan, then unless otherwise provided in an award agreement, the committee may, in its sole discretion: (a) cancel awards for a cash payment equal to their fair value (as determined in the sole discretion of the committee), (b) provide for the issuance of replacement awards, (c) terminate options without providing accelerated vesting, (d) immediately vest the unvested portion of any award or (e) take any other action with respect to the awards the committee deems appropriate. The treatment of awards upon a change in control may vary among participants and types of awards in the committee’s sole discretion. Awards subject to performance goals shall be settled upon a “change in control” of the Company based upon the extent to which the performance goals underlying such awards have been achieved as determined in the sole discretion of the committee.

Amendment of Awards or Stock Incentive Plan

The committee may at any time alter, amend, modify, suspend, or terminate the Stock Incentive Plan or any outstanding award in whole or in part. No amendment of the Stock Incentive Plan will be made without stockholder approval if stockholder approval is required by law or stock exchange rule. No amendment may adversely affect the rights of any participant without his or her consent under an outstanding award, unless specifically provided for in the Stock Incentive Plan.

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PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of our common stock beneficially owned as of [*], 2023, by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our Named Executive Officers and (iv) all of our executive officers and directors of as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Healthy Choices Wellness Corp., 3800 North 28th Way, Hollywood, Florida 33020.

Title of Class	Beneficial Owners	Beneficial Ownership of Common Stock Before Offering			Beneficial Ownership of Common Stock After Offering (Assuming Exercise of Option to Purchase Additional Shares in Full)		Beneficial Ownership of Common Stock After Offering (Assuming No Exercise of Option to Purchase Additional Shares)
		Number of Shares	Percent		Number of Shares	Percent	Number of Shares	Percent
Directors and Executive Officers:
Common Stock	Jeffrey E. Holman		___	%
Common Stock	Christopher Santi		___	%
Common Stock	John Ollet		___	%
Common Stock	Gary Bodzin		___	%
Common Stock	Ben Myers		___	%
Common Stock	Michael Lerman		___	%
All directors and officers as a group (6 persons)
5% Stockholders:	Healthier Choices Management Corp.
Total:			100%

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company does not have any related party transactions to report.

We will adopt a written policy whereby the audit committee of our board of directors will review and approve or take such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person” as defined in Item 404 has or will have a direct or indirect material interest. In determining whether to approve, disapprove or ratify a related party transaction, the audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable to the Company than terms that would have been reached with an unrelated third party, (ii) the extent of the interest of the related party in the transaction and (iii) the purpose and the potential benefits to the Company of the transaction.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Class A common stock in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of shares will be available for sale shortly after the offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of shares of our Class A common stock in the public market after the restrictions lapse could adversely affect the prevailing market price for shares of our common stock as well as our ability to raise equity capital in the future.

Upon completion of this offering, we will have 9,800,000 shares of common stock outstanding (assuming the underwriters do not exercise their option to purchase additional shares), of which 2,280,000 shares are Class A common stock and 7,520,000 shares are Class B common stock. Subject to any restrictions under the lock-up agreements, other contractual restrictions on resale and the provisions of Rule 144 described below, all of the shares of Class A common stock to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act.. For a period of 90 days following the Spin-Off (the “Lock Up Period”), our Class B stockholders will be restricted from selling, disposing of, or hedging any shares of our Class B common stock. Upon the expiration of the Lock Up Period, our Class B common stock will automatically convert into Class A common stock which will be freely tradable without restriction or further registration under the Securities Act.

HCWC has also entered into an agreement to sell shares of its Series A Convertible Preferred Stock (the “Series A Preferred Stock”), with the gross proceeds from such offering expected to be $13.25 million. The institutional investors that acquired HCMC Series E Preferred Stock are contractually required to purchase the Series A Preferred Stock in the same dollar amounts as they invested in the HCMC Series E Preferred Stock. The closing of the sale of the Series A Preferred Stock is expected to occur prior to March 1, 2024. The purchase price is $1,000 per share of Series A Preferred Stock. The initial conversion price for the Series A Preferred Stock will be the 5-day volume weighted average price measured using the 5 trading days preceding the purchase of the Series A Preferred Stock. On the 40th calendar day (the “Reset Date”) after the sale of the Series A Preferred Stock, the conversion price will be reset in the event the closing price of the Class A common stock on such date is less than the initial conversion price of the Series A Preferred Stock. The reset conversion price will equal a 10% discount to the 5-day volume weighted average price measured using the 5 trading days preceding the Reset Date; provided, however, in no instance will the conversion price be reset below 30% of the initial conversion price. The holders of the HCWC Series A Preferred Stock shall have voting rights on as converted basis. The Series A Preferred Stock will not be convertible until the expiration of the Lock-Up Period.

Rule 144

In general, under Rule 144 as currently in effect, an affiliate would be entitled to sell within any three-month period a number of shares of common stock that does not exceed the greater of:

●	one percent of the number of shares of our Class A common stock then outstanding; or

●	the average weekly trading volume of our Class A common stock on the applicable stock exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also subject to certain holding period requirements, manner of sale provisions and notice requirements and to the availability of current public information about us.

Employee Stock Awards under Stock Incentive Plan

In connection with the Distribution we anticipate, subject to the approval of our Compensation Committee, that we will issue under our Stock Incentive Plan restricted stock awards with respect to approximately million shares of our Class A common stock. In addition, we anticipate making other equity-based awards to our employees in the future. We currently expect to file a registration statement under the Securities Act to register shares to be issued under our Stock Incentive Plan, including the restricted stock that will be granted in connection with the Distribution. Shares covered by such registration statement, other than shares issued to affiliates, generally will be freely tradable without further registration under the Securities Act.

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DESCRIPTION OF MATERIAL INDEBTEDNESS

We have entered into certain financing arrangements prior to the separation. Upon completion of the separation, we expect to have approximately $2,500,000 of total debt outstanding in connection with the Greens Transaction and $750,000 in connection with the Ellwood Thompson’s transaction. In the Greens transaction, a subsidiary of the Company issued a secured promissory note (the “Greens Note”) in the principal amount of $3 million as a portion of the purchase price. The Greens Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the Greens’ business. The Greens Note will be guaranteed by the Company. In the Ellwood Thompson’s transaction, a subsidiary of the Company issued a secured promissory note (the “Ellwood Note”) in the principal amount of $750,000 as a portion of the purchase price. The Ellwood Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the Ellwood Thompson’s business.

DESCRIPTION OF HCWC’S CAPITAL STOCK

HCWC’s certificate of incorporation and by-laws will be amended and restated prior to the separation. The following is a summary of the material terms of HCWC’s capital stock that will be contained in the amended and restated certificate of incorporation and by-laws. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the certificate of incorporation or by-laws to be in effect at the time of the distribution. The summary is qualified in its entirety by reference to these documents, which you must read (along with the applicable provisions of Delaware law) for complete information on HCWC’s capital stock as of the time of the distribution. The certificate of incorporation and by-laws to be in effect at the time of the distribution has been included as exhibits to HCWC’s registration statement on Form S-1, of which this prospectus forms a part.

General

HCWC’s authorized capital stock consists of 560,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share, all of which shares of preferred stock are undesignated. Of the common stock, 500,000,000 shares have been authorized as Class A common stock and 60,000,000 shares have been authorized as Class B common stock. HCWC’s board of directors may establish the rights and preferences of the preferred stock from time to time. Immediately following the distribution, HCWC expects that approximately 9.4 million shares of its common stock will be issued and outstanding and that 0 shares of preferred stock will be issued and outstanding.

Common Stock

The amended and restated certificate of incorporation authorizes two classes of common stock, the Class A common stock and the Class B common stock. The rights, preferences and privileges of the Class A common stock and Class B common stock are the same. The Class B common stock will not be listed on an exchange and will be subject to a 90-day lock-up period (the “Lock-Up Period”) commencing upon the Distribution. Upon the expiration of the Lock-Up Period, such shares of Class B common stock will automatically convert into shares of Class A common stock.

Each holder of HCWC common stock will be entitled to one vote for each share on all matters to be voted upon by the common stockholders, and there will be no cumulative voting rights. The holders of the Series A Preferred Stock shall have voting rights on as converted to Class A common stock basis.

Subject to any preferential rights of any outstanding preferred stock, holders of HCWC common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by its board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of HCWC, holders of its common stock would be entitled to ratable distribution of its assets remaining after the payment in full of liabilities and any preferential rights of any then outstanding preferred stock.

Holders of HCWC common stock will have no preemptive or conversion rights or other subscription rights, and there is no redemption or sinking fund provisions applicable to the common stock. After the distribution, all outstanding shares of HCWC common stock will be fully paid and non-assessable. The rights, preferences and privileges of the holders of HCWC common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that HCWC may designate and issue in the future.

Preferred Stock

Under the terms of HCWC’s certificate of incorporation, its board of directors will be authorized, subject to limitations prescribed by the Delaware General Corporation Law (“DGCL”), and by its certificate of incorporation, to issue up to 40,000,000 shares of preferred stock in one or more series without further action by the holders of its common stock. HCWC’s board of directors will have the discretion, subject to limitations prescribed by the DGCL and by HCWC’s certificate of incorporation, to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

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Pursuant to the securities purchase agreement for HCMC’s sale of its Series E Preferred Stock, the purchasers of the HCMC Series E Preferred Stock are also contractually required to purchase 13,250 shares of our Series A Convertible Preferred Stock (“Series A Preferred Stock”) of the Company in the same total investment amounts that each purchaser paid for the HCMC Series E Stock. The closing of the sale of the Series A Preferred Stock is expected to occur prior to March 1, 2024. The purchase price is $1,000 per share of Series A Preferred Stock. The initial conversion price for the Series A Preferred Stock will be the 5-day volume weighted average price measured using the 5 trading days preceding the purchase of the Series A Preferred Stock. On the 40th calendar day (the “Reset Date”) after the sale of the Series A Preferred Stock, the conversion price will be reset in the event the closing price of the Class A common stock on such date is less than the initial conversion price of the Series A Preferred Stock. The reset conversion price will equal a 10% discount to the 5-day volume weighted average price measured using the 5 trading days preceding the Reset Date; provided, however, in no instance will the conversion price be reset below 30% of the initial conversion price. The holders of the HCWC Series A Preferred Stock shall have voting rights on as converted basis. HCWC will register for resale of our Class A common stock issuable upon conversion of the HCWC Series A Preferred Stock. The Series A Preferred Stock will not be convertible until the expiration of the Lock-Up Period. The proceeds from the sale of the Series A Preferred Stock will be used for general corporate purposes and potential acquisitions.

The holders of the Series A Preferred Stock shall have voting rights on as converted to Class A common stock basis. The Series A Preferred Stock also have customary weighted average anti-dilution protection with respect to the conversion price. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a “fundamental transaction” (change of control merger, sale of substantially all of the Company’s assets or outstanding capital stock), to the extent any assets are available to the equity holders of the Company, the holders of Series A Preferred Stock will receive on a pro rata basis an amount equal to up to $1,000 per share of Series A Preferred Stock prior to the holders of the Common Stock receiving any of such assets. No holder can convert the Series A Preferred Stock into Class A common stock, to the extent it would result in the holder’s beneficial ownership being in excess of 9.99% of the outstanding Class A common stock.

Anti-Takeover Provisions

Certain provisions of Delaware law, the amended and restated certificate of incorporation, and the amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of HCWC. They are also designed, in part, to encourage persons seeking to acquire control of HCWC to negotiate first with the Board.

Classified Board of Directors

The amended and restated certificate of incorporation provides that the Board is divided into three classes, designated Class I, Class II and Class III. Each class will be an equal number of directors, as nearly as possible, consisting of one third of the total number of directors constituting the entire board of directors. The term of the initial Class I directors shall terminate on the date of the first annual meeting of stockholders following the effectiveness of the amended and restated certificate of incorporation, the term of the initial Class II directors shall terminate on the date of the second annual meeting of stockholders following the effectiveness of the amended and restated certificate of incorporation, and the term of the initial Class III directors shall terminate on the date of the third annual meeting of stockholders following the effectiveness of the amended and restated certificate of incorporation. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.

Removal of Directors

Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the amended and restated certificate of incorporation provides that directors may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of HCWC entitled to vote at an election of directors.

Board of Directors Vacancies

Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, and except as otherwise provided by law, the amended and restated certificate of incorporation authorizes only a majority of the remaining members of the Board (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), even though less than a quorum, to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Board will be permitted to be set only by a resolution of the Board. These provisions would prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the Board and will promote continuity of management.

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Stockholder Action; Special Meeting of Stockholders

The amended and restated bylaws provide that the HCWC stockholders may take any action required or permitted to be taken at an annual or special meeting of stockholders by written consent in lieu of a meeting. The amended and restated certificate of incorporation and amended and restated bylaws further provide that special meetings of HCWC stockholders may be called only by the chairman of the Board, the Chief Executive Officer of HCWC or the Board pursuant to a resolution adopted by a majority of Board, and may not be called by any other person, including HCWC stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The amended and restated bylaws provide that HCWC stockholders seeking to bring business before HCWC’s annual meeting of stockholders, or to nominate candidates for election as directors at HCWC’s annual or a special meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be received by the Secretary at HCWC’s principal executive offices (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (subject to certain exceptions), and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by HCWC. The amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude HCWC stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The amended and restated certificate of incorporation does not provide for cumulative voting.

Amendment of Amended and Restated Certificate of Incorporation Provisions

Amendments to the provisions of the amended and restated certificate of incorporation related to preferred stock; the management of the business and for the conduct of the affairs of HCWC; special meetings; liabilities of directors of HCWC; restrictions on any business combination with any interested stockholder; indemnification of directors and officers of HCWC; and forum require the affirmative vote of the holders of at least sixty six and two-thirds percent (66 and 2/3%) of the total voting power of all the then outstanding shares of stock of HCWC entitled to vote thereon, voting together as a single class.

Authorized but Unissued Capital Stock

HCWC’s authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of HCWC by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

The amended and restated certificate of incorporation provides that, unless HCWC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding (“Proceeding”) brought on behalf of HCWC; (ii) any Proceeding asserting a claim of breach of a fiduciary duty owed by any of HCWC’s directors, officers, or stockholders to HCWC or its stockholders; (iii) any Proceeding arising pursuant to any provision of the DGCL, amended and restated certificate of incorporation or the amended and restated bylaws; (iv) any Proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (v) any Proceeding asserting a claim against HCWC or any current or former director, officer or stockholder governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce any liability or duty created by apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The amended and restated certificate of incorporation further provides that, unless HCWC consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. These provisions may have the effect of discouraging lawsuits against HCWC or its directors and officers.

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Limitations on Liability and Indemnification of Directors and Officers

The amended and restated certificate of incorporation provides that no director of HCWC shall have any personal liability to HCWC or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Amendments to these provisions shall not adversely affect any right or protection of a director of HCWC in respect of any act or omission occurring prior to the time of such amendment.

The amended and restated certificate of incorporation further provides that HCWC indemnify directors and officers to the fullest extent permitted by law. HCWC is also expressly authorized to advance certain expenses (including, without limitation, attorneys’ fees) to its directors and officers and to maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of HCWC against any expense, liability or loss, whether or not HCWC would have the power to indemnify such person against such expense, liability or loss under the DGCL.

In addition, HCWC entered into separate indemnification agreements with its directors and officers. These agreements, among other things, requires HCWC to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of HCWC’s directors or officers or any other company or enterprise to which the person provides services at HCWC’s request.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action; provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates.

Listing

We have applied to have our shares of Class A common stock listed on the NYSE American exchange under the symbol “HCWC.”

UNDERWRITING

Maxim Group LLC is acting as the representative of the underwriters of the offering (the “Representative”). We have entered into an underwriting agreement dated , 2023 with the Representative, with respect to the shares of Class A common stock being offered. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share, less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Class A common stock listed next to its name in the following table:

Underwriter	Number of Shares
Maxim Group LLC
Total

The underwriters are committed to purchase all the shares of Class A common stock offered by us other than those covered by the over-allotment option described below, if any, are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased, or the offering may be terminated. The underwriters are not obligated to purchase the securities covered by the underwriters’ over-allotment option described below. The underwriters are offering the shares of Class A common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

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Option to Purchase Additional Shares of Class A common stock

We have granted Maxim an option to buy up to an aggregate of up to an additional 60,000 shares of Class A common stock, based on an assumed initial public offering price of $10, to cover over-allotments, if any. The representative has 45 days from the date of this prospectus to exercise this option. To the extent that the Representative exercises this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of Class A common stock as the number of shares of Class A common stock to be purchased by it in the above table bears to the total number of shares of Class A common stock offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of Class A common stock to the underwriters to the extent the option is exercised. If any additional shares of Class A common stock are purchased, the underwriters will offer the additional shares of Class A common stock on the same terms as those on which the other shares of Class A common stock are being offered hereunder.

Underwriting Discount

The following table summarizes the offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Class A common stock.

	Per share	Total without Over-allotment Option	Total with Over-allotment Option
Public offering price
Underwriting discount
Proceeds, before expenses, to us

The underwriters propose to offer the shares of Class A common stock offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares of Class A common stock to other securities dealers at such price less a concession of $ per share. After the initial offering, the public offering price and concession to dealers may be changed.

We have also agreed to reimburse the underwriter for its expenses in connection with this offering, including all reasonable fees and expenses of the underwriter’s legal counsel, up to a maximum accountable expense allowance of $[___].

We estimate the total expenses of this offering which will be payable by us, excluding the underwriting discount and the underwriter’s expenses payable by us, will be approximately $______ million.

Lock-Up Agreements

We, each of our officers and directors and executive officers have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of 180 days after this offering is completed without the prior written consent of the Placement Agent.

The Placement Agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Placement Agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

Upon the closing of this offering, for a period of eighteen (18) months from the final Closing Date, we will grant the Placement Agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity or equity-linked offerings, for which we retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such eighteen (18) month period. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain the Placement Agent.

Other Compensation

We have also agreed to pay the Placement Agent a tail fee equal up to 8% of the gross proceeds of any equity, equity-linked or debt or other capital raising activity, if any investor, who was introduced by the Placement Agent during the term of its engagement, provides us with capital in such a financing during the eighteen-month period following expiration or termination of our engagement with the representative.

We previously engaged Maxim as our financial advisor to advise and assist us with respect to the Spin-Off. In connection with its engagement as our financial advisor, Maxim will receive a cash fee of $1,000,000 from HCMC.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Stabilization, Short Positions and Penalty Bids

The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A common stock, in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Syndicate covering transactions involve purchases of the Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

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●	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Class A common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of the Class A common stock. As a result, the price of the Class A common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Other Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of Class A common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of Class A common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such security

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of Class A common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares of Class A common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of Class A common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of Class A common stock by it will be made on the same terms.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Cozen O’Connor, Miami, Florida. Ellenoff Grossman & Schole LLP, New York, NY, is acting as counsel to the underwriters.

EXPERTS

The combined carve-out financial statements as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which report includes an emphasis of matter paragraph related to the carve-out basis of accounting. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the report of Marcum LLP, given on their authority as experts in accounting and auditing.

The financial statements of Green’s Natural Foods as of and for the year ended December 31, 2021, and the financial statements of Mother Earth’s Storehouse as of December 31, 2021, and 2020 and for each of the two years then ended have been audited by UHY LLP, an independent registered public accounting firm, as stated in their reports. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of UHY LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We make periodic filings and other filings required to be filed by us as a reporting company under Sections 13 and 15(d) of the Exchange Act. The SEC maintains a website at http://www.sec.gov that contains the reports, proxy and information statements, and other information that issuers, such as us, file electronically with the SEC. Our website address is https://healthiercmc.com. Information contained on our website, however, is not, and should not be deemed to be, incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

55

INDEX TO CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS

PAGE
Audited Combined Carve-Out Financial Statements of Healthy Choice Wellness Corp.

Report of Independent Registered Public Accounting Firm (PCAOB ID # 688)	F - 2

Combined Carve-Out Balance Sheets as of December 31, 2022 and 2021	F - 3

Combined Carve-Out Statements of Operations for the years ended December 31, 2022 and 2021	F - 4

Combined Carve-out Statements of Changes in Net Parent’s Investment for the years ended December 31, 2022 and 2021	F - 5

Combined Carve-Out Statements of Cash Flows for the years ended December 31, 2022 and 2021	F - 6

Notes to Combined Carve-Out Financial Statements	F - 7

Unaudited Combined Carve-Out Financial Statements of Healthy Choice Wellness Corp.

Condensed Combined Carve-Out Balance Sheets as of September 30, 2023 (Unaudited) and December 31, 2022	F - 22

Condensed Combined Carve-Out Statements of Operations for the Three and Nine Months Ended September 30, 2023 and 2022 (Unaudited)	F - 23

Condensed Combined Carve-Out Statements of Changes in Net Parent’s Investment for the Three and Nine Months Ended September 30, 2023 and 2022 (Unaudited)	F - 24

Condensed Combined Carve-Out Statements of Cash Flows for the Nine Months Ended September 30, 2023 and 2022 (Unaudited)	F - 25

Notes to Condensed Combined Carve-Out Financial Statements (Unaudited)	F - 26

Financial Statements of Mother Earth’s Storehouse, Inc.

Independent Auditor’s Report	F - 42

Balance Sheets as of December 31, 2021 and 2020	F - 44

Statements of Income for the years ended December 31, 2021 and 2020	F - 45

Statements of Changes in Shareholders’ Equity for the years ended December 31, 2021 and 2020	F - 46

Statements of Cash Flows for the years ended December 31, 2021 and 2020	F - 47

Notes to the Financial Statements	F - 48

Supplemental Information	F - 53

Schedules of Store Operating Expenses, Employee Costs, and General and Administrative Expenses	F - 54

Financial Statements of Greens Natural Foods, Inc.

Independent Auditor’s Report	F - 57

Combined Balance Sheet as of December 31, 2021	F - 59

Combined Statement of Income for the year ended December 31, 2021	F - 60

Combined Statement of Changes in Shareholder’s/Member Equity for the year ended December 31, 2021	F - 61

Combined Statement of Cash Flows for the year ended December 31, 2021	F - 62

Notes to the Combined Financial Statements	F - 63

Combined Balance Sheet as of September 30, 2022 (Unaudited)	F -72

Combined Statement of Income for the three and nine months ended September 30, 2022 (Unaudited)	F -73

Combined Statement of Changes in Shareholder’s/Member Equity for the nine month ended September 30, 2022 (Unaudited)	F -74

Combined Statement of Cash Flows for the nine month ended September 30, 2022 (Unaudited)	F -75

Notes to the Financial Statements	F -76

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Healthy Choice Wellness Corp.

Opinion on the Financial Statements

We have audited the accompanying combined carve-out balance sheets of Healthy Choice Wellness Corp. (the “Company”) as of December 31, 2022 and 2021, the related combined carve-out statements of operations, changes in net parent’s investment and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As discussed in Note 1, the financial statements have been prepared on a “carve-out” basis from the financial statements of Healthier Choices Management Corp. to reflect the assets, liabilities, revenues and expenses of Healthy Choice Wellness Corp. as well as allocations deemed reasonable by management to present the results of operations, financial position and cash flows of Healthy Choice Wellness Corp. on a standalone basis and may not reflect Healthy Choice Wellness Corp. results of operations, financial position and cash flows had the Company operated as a standalone company during the periods presented. Our opinion is not modified with respect to this matter.

/s/ Marcum llp

Marcum LLP

We have served as the Company’s auditor since 2022.

New York, NY

April 7, 2023

F-2

HEALTHY CHOICE WELLNESS CORP.

COMBINED CARVE-OUT BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash	$2,020,571	$356,373
Accounts receivable	55,230	28,347
Inventories	3,750,364	1,332,406
Prepaid expenses and vendor deposits	82,954	52,122
Other current assets	288,934	-
TOTAL CURRENT ASSETS	6,198,053	1,769,248

Property and equipment, net	3,035,847	172,502
Intangible assets, net	4,780,504	697,662
Goodwill	5,747,000	916,000
Right-of-use asset	10,604,935	3,423,123
Other assets (See Note 15)	2,787,331	1,446,136
TOTAL ASSETS	$33,153,670	$8,424,671

LIABILITIES AND NET PARENT’S INVESTMENT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,489,544	$377,064
Contingent consideration	774,900	-
Contract liabilities	198,606	18,514
Current portion of loan payable	536,542	2,604
Operating lease liability, current	2,228,852	323,056
TOTAL CURRENT LIABILITIES	7,228,444	721,238

Loan payable, net of current portion	2,378,061	815
Operating lease liability, net of current	8,041,504	2,675,495
TOTAL LIABILITIES	17,648,009	3,397,548

COMMITMENTS AND CONTINGENCIES (SEE NOTE 16)

NET PARENT’S INVESTMENT	15,505,661	5,027,123

TOTAL LIABILITIES AND NET PARENT’S INVESTMENT	$33,153,670	$8,424,671

The accompanying notes are an integral part of these combined carve-out financial statements.

F-3

HEALTHY CHOICE WELLNESS CORP.

COMBINED CARVE-OUT STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2022	2021

Sales, net	$29,009,640	$11,235,041

Cost of sales	18,926,175	7,187,701

Gross profit	10,083,465	4,047,340

Operating expenses	14,251,075	5,812,754

Loss from operations	(4,167,610)	(1,765,414)

Other income (expense)
Other income (expense), net	874,907	(25)
Interest expense, net	(29,992)	(47,165)
Total other income (expense), net	844,915	(47,190)

Loss before taxes	(3,322,695)	(1,812,604)

Income tax benefit (expense)	-	-

Net loss	$(3,322,695)	$(1,812,604)

The accompanying notes are an integral part of these combined carve-out financial statements.

F-4

HEALTHY CHOICE WELLNESS CORP.

STATEMENTS OF CHANGES IN NET PARENT’S INVESTMENT

	For the Years Ended December 31,
	2022	2021
Balance – January 1	$5,027,123	$4,781,527
Net transfer from parent	13,801,233	2,058,200
Net loss	(3,322,695)	(1,812,604)
Balance – December 31	$15,505,661	$5,027,123

The accompanying notes are an integral part of these combined carve-out financial statements.

F-5

HEALTHY CHOICE WELLNESS CORP.

COMBINED CARVE-OUT STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(3,322,695)	$(1,812,604)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,003,325	458,208
Amortization of right-of-use asset	1,043,220	372,454
Write-down of obsolete and slow-moving inventory	1,499,938	644,101
Change in consideration	(333,100)	-
Write-off of intangible assets	53,958	-
Changes in operating assets and liabilities:
Accounts receivable	(26,883)	(14,776)
Inventories	(1,471,859)	(530,874)
Prepaid expenses and vendor deposits	(30,832)	227
Other current assets	(288,934)	-
Other assets	(1,341,195)	624,272
Accounts payable and accrued expenses	3,112,481	(293,385)
Contract liabilities	(313,257)	2,500
Lease liability	(953,227)	(302,119)
Net cash used in operating activities	(1,369,060)	(851,996)

Cash flows from investing activities
Payment for acquisition	(10,291,674)	(75,000)
Purchases of property and equipment	(387,485)	(53,438)
Net cash used in investing activities	(10,679,159)	(128,438)

Cash flows from financing activities
Principal payments on loan payable	(88,816)	(803,396)
Investment from parent company	13,801,233	2,058,200
Net cash provided by financing activities	13,712,417	1,254,804

Net increase in cash	1,664,198	274,370
Cash -beginning of period	356,373	82,003
Cash - end of period	$2,020,571	$356,373

Supplemental disclosure of cash flow information
Cash paid for income taxes	$-	$-
Cash paid for interest	$30,017	$47,171
Non-cash investing and financing activities
Leases acquired	$8,225,033	$-
Contingent consideration relating to acquisition	$1,108,000	$-
Issuance of promissory note in connection with acquisition	$3,000,000	$-

The accompanying notes are an integral part of these combined carve-out financial statements.

F-6

HEALTHY CHOICE WELLNESS CORP.

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Note 1. ORGANIZATION

Organization

Healthy Choice Wellness Corp. (the “Company”) is a Delaware corporation organized in September 2022. It is a wholly owned operating segment of Healthier Choices Management Corp (HCMC), a U.S. based holding company, which trades on the OTC Pink Sheets, specializing in providing consumers with healthier alternatives to everyday lifestyle choices.

Through its wholly owned subsidiaries, Healthy Choice Markets, Inc., Healthy Choice Markets 2, LLC, Healthy Choice Markets 3, LLC, and Healthy Choice Markets IV, LLC respectively, Healthy Choice Wellness Corp. operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items.

●	Paradise Health & Nutrition’s three stores likewise offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items.

●	Mother Earth’s Storehouse, a two-store organic and health food and vitamin chain in New York’s Hudson Valley, which has been in existence for over 40 years.

●	Greens Natural Foods’ eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries & bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products.

Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company operates:

●	Licensing agreements for Healthy Choice Wellness Centers located at the Casbah Spa and Salon in Fort Lauderdale, FL, Boston Direct Health in Boston, MA and Green Care Medical Services in Chicago, IL.

Through its wholly owned subsidiary, Healthy U Wholesale, Inc., the Company sells vitamins and supplements, as well as health, beauty and personal care products through The Vitamin Store, LLC.

Spin-Off

Parent company Healthier Choice Management Corp. (“HCMC’) is planning to spin off its grocery segment and wellness business into a new publicly traded company (hereinafter referred to as “NewCo”). NewCo will continue the path of growth in the health verticals started by HCMC and explore other growth opportunities that comport with HCMC’s healthier lifestyle mission. HCMC will retain its entire patent suite, the Q-Cup® brand, and continue to develop its patent suite through R&D as well as continuing its path of enforcing its patent rights against infringers and attempting to monetize said patents through licensing deals.

At the time of the Spin-Off, HCMC will distribute all the outstanding shares of common stock held by it on a pro rata basis to holders of HCMC’s common stock. Each share of HCMC’s common stock outstanding as the record date for the Spin-Off (the “Record Date”), will entitle the holder thereof to receive shares of common stock in NewCo. The distribution will be made in book-entry form by a distribution agent. Fractional shares of common stock will not be distributed in the Spin-Off and any fractional amounts will be rounded down.

Sourcing and Vendors

We source from multiple suppliers. These suppliers range from small independent businesses to multinational conglomerates. For the years ended December 31, 2022 and 2021, approximately 37% and 31% of our total purchases were from one vendor.

F-7

Note 2. GOING CONCERN AND LIQUIDITY

The accompanying combined carve-out financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and realization of assets and satisfaction of liabilities in the normal course of business and do not include any adjustments that might result from the outcome of any uncertainties related to our going concern assessment. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values.

The Company currently and historically has reported net losses and cash outflows from operations. As of December 31, 2022, cash totaled approximately $2.0 million. Additionally, for the year ended December 31, 2022, we reported a net loss of approximately $3.3 million.

The Company is actively seeking additional funds either through equity or debt financing, collaborative agreements or from other sources. Should we require additional funds, HCMC has committed to providing such funding to the Company. As a result, as of the date of the issuance of these combined carve-out financial statements, we believe our plans have alleviated substantial doubt about the Company’s ability to sustain operations for at least the next twelve months from the issuance of these combined carve-out financial statements.

Note 3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined carve-out financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The Company has historically operated as part of Healthier Choices Management Corp. and not as a standalone company. Financial statements representing the historical operations of HCMC’s grocery segment have been derived from HCMC’s historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the financial statements. The financial statements also include allocations of certain general, administrative, sales and marketing expenses from HCMC. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company operated independently of HCMC. Related-party allocations are discussed further in Note 15.

Principles of Combination

The combined carve-out financial statements include the accounts of the Company and its wholly-owned subsidiaries, Healthy Choice Markets, Inc. (“Ada’s Natural Market”), Healthy Choice Markets 2, LLC (“Paradise Health and Nutrition”), Healthy Choice Markets 3, LLC (“Mother Earth’s Storehouse”), Healthy Choices Markets 3 Real Estate LLC, Healthy Choice Markets IV, LLC (Green’s Natural Foods), Healthy Choice Wellness, LLC, and Healthy U Wholesale, Inc (“The Vitamin Store, LLC”). All intercompany accounts and transactions have been eliminated in combination.

Net Parent’s Investment

The combined carve-out financial statements were derived from the consolidated financial statements of HCMC on a carve-out basis. The financial statements also include allocations of certain general, administrative, legal, and marketing expenses from HCMC. The primary components of the net parent’s investment are intercompany balances other than related party payables, the allocation of shared costs, and funding received to cover any shortfall on operating cash requirements. Balances between HCMC and the Company that were not historically cash settled are included in net parent investment. Net parent’s investment represents the cumulative investment by HCMC in the Company through the dates presented.

F-8

Use of Estimates in the Preparation of the Financial Statements

The preparation of combined carve-out financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined carve-out financial statements, and the reported amounts of net revenue and expenses during the reporting periods. Actual results could differ from those estimates. These estimates and assumptions include allocation of corporate general expenses, allowances, deferred taxes and related valuation allowances, and the valuation of the assets and liabilities acquired in business combinations. Certain of management’s estimates could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and records adjustments when necessary.

Revenue Recognition

Revenues from product sales and services rendered, net of promotional discounts, manufacturer coupons and rebates, return allowances, and sales and consumption taxes, are recorded when products are delivered, title passes to customers and collection is likely to occur. Title passes to customers at the point of sale for retail and upon delivery of products for wholesale. Return allowances, which reduce revenue, are estimated using historical experience.

The Company recognizes revenue in accordance with the following five-step model:

●	identify arrangements with customers;
●	identify performance obligations;
●	determine transaction price;
●	allocate transaction price to the separate performance obligations in the arrangement, if more than one exists; and
●	recognize revenue as performance obligations are satisfied.

Shipping and Handling

Shipping charges billed to customers are included in net sales and the related shipping and handling costs are included in cost of sales. For the years ended December 31, 2022 and 2021, shipping and handling costs of approximately $91,000 and $39,000, were included in cost of sales, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less, when purchased, to be cash and cash equivalents. The majority of the Company’s cash are concentrated in several large financial institutions, which is in excess of Federal Deposit Insurance Corporation (FDIC) coverage. The Company has not experienced any losses in such accounts. The Company did not have any cash equivalents as of December 31, 2022 and 2021.

A summary of the financial institutions that had a cash and cash equivalents in excess of FDIC limits of $250,000 on December 31, 2022 and 2021 is presented below:

	December 31, 2022	December 31, 2021
Total cash in excess of FDIC limits	$949,677	$-

F-9

Accounts Receivable, Contract Assets and Contract Liabilities

Accounts receivables are claims to consideration which are unconditional; meaning no performance obligations remain for the Company and only the passage of time is necessary before collection. Contract assets are distinguished from accounts receivable as performance obligations remain before claims to consideration become unconditional. By nature of the Company’s operations, contract assets are typically not recognized. Contract liabilities are recorded when customers transfer consideration in advance of delivery of products or services, which the Company records for gift cards and loyalty reward programs. When one party to an arrangement performs before the other(s), the Company records an account receivable, contract asset or contract liability.

The majority of arrangements with customers contain one performance obligation: to provide a distinct set of products or services. Most performance obligations are satisfied simultaneously as the Company exchanges products or services for customer payment. Exceptions include gift cards and loyalty rewards, for which the Company has a performance obligation to deliver products or services at a future date. As gift cards are purchased and loyalty points earned, contract liabilities are recorded until the performance obligations are satisfied through delivery of products or services or breakage based on gift card and loyalty reward program term limits.

The Company’s breakage policy is twenty-four months for gift cards and twelve months for loyalty rewards. Loyalty rewards are earned at five percent on qualifying purchases and the reward functions as an allocation of transaction price from the period earned by the customer to the period the performance obligation is satisfied by the Company. As such, all contract liabilities are expected to be recognized within a twenty-four month period.

Accounts receivable balance represents credit sales, sales on account and billing to vendors for advertising vendors’ products in our stores. Concentration of accounts receivable consist of the following:

	December 31, 2022	December 31, 2021

Customer A	17%	0%
Customer B	-	12%
Customer C	6%	30%

Other Current Assets

Other current assets are the non-trade related assets that the Company owns, benefits from, or uses to generate income that can be converted into cash within one business cycle. Included in “Other current assets” on our combined carve-out balance sheets are amounts primarily related to other receivables or non-trade receivable from other companies.

Inventories

Inventories are measured at the lower of cost and net realizable value using the average cost method. If the cost of the inventories exceeds their net realizable value, adjustments are recorded to write down excess inventory to their net realizable value. The Company’s inventories consist primarily of merchandise available for resale, such as vitamins, fresh produce, perishable grocery items and non-perishable consumable goods.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected useful life of the respective asset, after the asset is placed in service. Revenue earning property, plant, and equipment includes signage, furniture and fixtures, building, computer hardware, appliance, cooler, displays with useful lives range from two to seven years. Leasehold improvements are amortized over the shorter of the life of the asset or the term of the lease.

Identifiable Intangible Assets and Goodwill

Identifiable intangible assets are recorded at cost, or when acquired as part of a business acquisition, at estimated fair value. Certain identifiable intangible assets are amortized over 4 to 10 years. Similar to tangible personal property and equipment, the Company periodically evaluates identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Indefinite-lived intangible assets, such as goodwill are not amortized.

F-10

Impairment of Long-Lived Assets

The Company reviews all long-lived assets such as property and equipment and amortized intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated future cash flows expected to be generated by the asset or asset group. Impairment is measured by the amount by which the carrying value of the asset(s) exceeds their fair value. There were no triggering events that would indicate impairment of long-lived assets at December 31, 2022.

Goodwill

The Company assesses the carrying amounts of goodwill for recoverability on at least an annual basis or when events or changes in circumstances indicate evidence of potential impairment exists, using a fair value based test. Application of the goodwill impairment test requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the businesses, and the useful life over which cash flows will occur. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for the Company. Our annual impairment test is conducted on September 30 of each year or more often if deemed necessary. As part of management’s qualitative analysis at December 31, 2022 management determines whether any triggering events have occurred since the annual test date of September 30, 2022, which would indicate an impairment. Management determined no triggering events had occurred through December 31, 2022.

Advertising

The Company expenses advertising costs as incurred. For the years ended December 31, 2022 and 2021, the company incurred advertising expenses of approximately $145,000 and $39,000, respectively.

401(k) retirement savings plan

The Company’s employees are offered a 401(k) retirement savings plan that is administered under HCMC with discretionary contribution matching opportunities. 401K employer expense amounted to $25,000 and $7,000 for years ended December 31, 2022 and 2021, respectively.

Income Taxes

Historically, the Company’s income taxes were included in HCMC’s consolidated return. For the purposes of the combined carve-out financial statements, the income taxes for the Company have been presented on a separate return basis, under which a new stand-alone set of deferred tax assets and liabilities is created based on the financial statement accounts of the carveout.

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 or December 31, 2021. The Company had no uncertain tax positions as of December 31, 2022, and 2021.

F-11

Leases

Operating lease liabilities are recognized at the lease commencement date based on the present value of the fixed lease payments using the Company’s incremental borrowing rates. Related operating ROU assets are recognized based on the initial present value of the fixed lease payments, reduced by contributions from landlords, plus any prepaid rent and direct costs from executing the leases. Leases with an initial term of 12 months or less are not recorded on the balance sheet. The Company recognizes lease expense for these leases on a straight-line basis over the lease term. Variable lease payments are recognized as lease expense as they are incurred.

The Company did not have finance leases for the years ended December 31, 2022 and 2021. If the Company enters into a finance lease in the future, it will be accounted for in accordance with ASC Topic 842.

Fair Value Measurements

The fair value framework under FASB’s guidance requires the categorization of assets and liabilities into three levels based upon the assumptions used to measure the assets or liabilities. Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, would generally require significant management judgment. The three levels for categorizing assets and liabilities under the fair value measurement requirements are as follows:

●	Level 1: Fair value measurement of the asset or liability using observable inputs such as quoted prices in active markets for identical assets or liabilities;

●	Level 2: Fair value measurement of the asset or liability using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active; and

●	Level 3: Fair value measurement of the asset or liability using unobservable inputs that reflect the Company’s own assumptions regarding the applicable asset or liability.

Nonfinancial assets such as goodwill, other intangible assets, and long-lived assets held and used are measured at fair value when there is an indicator of impairment and recorded at fair value when impairment is recognized or for a business combination.

Business Combination

The Company applies the provisions of ASC Topic 805, Business Combinations (“ASC 805”) in the accounting for acquisitions of businesses. ASC 805 requires the Company to use the acquisition method of accounting by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed and measured at their acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the aforementioned amounts. Acquisition-related expenses were expensed as incurred and recorded in selling, general and administrative expenses in the combined carve-out statements of operations

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. The increase in net parent investment for corporate overhead in the amount of $ 1,021,413 was originally presented in cash used in operating activity in year ended December 31, 2021, it was reclassified to cash provided by financing activity in statement of cash flow. These reclassifications had no effect on the reported results of operations

Recent Accounting Pronouncements

Public companies in the United States are subject to the accounting and reporting requirements of various authorities, including the Financial Accounting Standards Board (“FASB”) and the Securities and Exchange Commission (“SEC”). These authorities issue numerous pronouncements, most of which are not applicable to the Company’s current or reasonably foreseeable operating structure.

There were no accounting pronouncements issued in the year or with future effective dates that are either applicable nor are expected to have a material impact on the Company’s Combined Carve-Out Financial Statements.

F-12

Note 4. DISAGGREGATION OF REVENUES

When the Company prepares its internal management reporting to evaluate business performance, we disaggregate revenue into the following categories that depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

	December 31, 2022	December 31, 2021
Retail Grocery	$25,867,061	$9,923,138
Food service/restaurant	3,126,709	1,202,121
Online/eCommerce	15,870	93,600
Wholesale Grocery	-	16,182
Total revenue	$29,009,640	$11,235,041

Note 5. ACCOUNTS RECEIVABLE

Accounts receivable is mainly related to COOP billing from each Healthy Choice Wellness Corp entity. Healthy Choice Wellness Corp bills its vendors for advertising vendors’ products in our sales channels. The Company’s accounts receivable totaled approximately $55,000 and $28,000 at December 31, 2022 and 2021, respectively.

Note 6. INVENTORIES

Inventories are measured at the lower of cost and net realizable value using the average cost method. If the cost of the inventories exceeds their market value, adjustments are recorded to write down excess inventory to its net realizable value. The Company, as a result of its physical inventory observations recorded the write down of inventories amounting to approximately $1.5 million and $0.6 million for the years ended December 31, 2022 and 2021, respectively. The Company’s inventories consist primarily of merchandise available for resale.

Note 7. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consist of the following:

	December 31, 2022	December 31, 2021
Displays	$312,146	$305,558
Furniture and fixtures	469,338	71,600
Leasehold improvements	1,910,719	112,503
Computer hardware & equipment	114,525	84,887
Building	575,000	-
Other	579,547	243,257
	3,961,275	817,805
Less: accumulated depreciation and amortization	(925,428)	(645,303)
Total property and equipment	$3,035,847	$172,502

The Company incurred approximately $280,000 and $108,000 depreciation expense for the years ended December 31, 2022 and 2021, respectively.

F-13

Note 8. GOODWILL

The Company’s goodwill relates to the acquisition of Paradise Health and Nutrition, The Vitamin Store, Mother Earth’s Storehouse and Green’s Natural Foods. The following table summarizes the changes in goodwill for the years ended December 31, 2022 and 2021:

	Healthy Choice Markets 2, LLC	The Vitamin Store, LLC	Healthy Choice Markets 3, LLC	Healthy Choice Markets IV, LLC	Total
January 1, 2021	$477,000	$439,000	$-	$-	$916,000
Addition	-	-	-	-	-
Impairment	-	-	-	-	-
December 31, 2021	477,000	439,000	-	-	916,000
Addition	-	-	1,741,000	3,090,000	4,831,000
Impairment	-	-	-	-	-
December 31, 2022	$477,000	$439,000	$1,741,000	$3,090,000	$5,747,000

Note 9. INTANGIBLE ASSETS, NET

At December 31, 2022 and 2021, intangible assets consist of the following:

December 31, 2022	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade names	8-10 years	$2,569,000	(725,724)	$1,843,276
Customer relationships	4-6 years	2,669,000	(1,033,306)	1,635,694
Non-compete	4-5 years	1,602,000	(300,466)	1,301,533
Intangible assets, net		$6,840,000	$(2,059,496)	$4,780,504

December 31, 2021	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade names	8-10 years	$923,000	(536,661)	$386,339
Customer relationships	4-5 years	883,000	(685,823)	197,177
Non-compete	4 -5 years	238,000	(133,646)	104,354
Website	4 years	10,000	(208)	9,792
Intangible assets, net		$2,054,000	$(1,356,338)	$697,662

Future annual estimated amortization expense is as follows:

For the years ending December 31,
2023	$883,891
2024	883,891
2025	878,391
2026	801,355
2027	662,550
Thereafter	670,426
Total	$4,780,504

Intangible assets are amortized on a straight-line basis over their estimated useful lives. Amortization expense was approximately $723,000 and $351,000 for the years ended December 31, 2022 and 2021, respectively.

F-14

Note 10. ACQUISITIONS

The purchase method of accounting in accordance with ASC 805, Business Combinations, was applied for the Mother Earth’s Storehouse and Green’s Natural Foods acquisitions. This requires the total cost of an acquisition to be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values at the date of acquisition with the excess cost accounted for as goodwill. Goodwill arising from the acquisition is attributable to expected operational synergies from combining the operations of the acquired business with those of the Company. Acquisition costs are expensed as incurred and recorded in selling, general and administrative expenses in the combined carve-out statements of operations.

Mother Earth’s Storehouse

On February 9, 2022, the Company through its wholly owned subsidiary, Healthy Choice Markets 3, LLC, entered into an Asset Purchase Agreement with Mother Earth’s Storehouse Inc. (“HCM3”) and its shareholders. Pursuant to the Purchase Agreement, HCM3 acquired certain assets and assumed certain liabilities related to Mother Earth’s grocery stores in Kingston and Saugerties, New York. The Company intends to continue to operate the grocery stores under their existing name. The cash purchase price under the Asset Purchase Agreement was $4,472,500, with an additional $677,500 paid for inventory at closing. In addition, the Company assumed a lease obligation for the Kingston, NY store and entered into an employment agreement with the store manager.

The following table summarizes the purchase price allocation based on fair values of the net assets acquired at the acquisition date:

Purchase Consideration
Cash consideration paid	$5,150,000

Purchase price allocation
Inventory	805,000
Property, plant, and equipment	1,278,000
Intangible assets	1,609,000
Right of use asset - operating lease	1,797,000
Other liabilities	(283,000)
Operating lease liability	(1,797,000)
Goodwill	1,741,000
Net assets acquired	$5,150,000

Finite-lived intangible assets
Trade Names (8 years)	$513,000
Customer Relationships (6 years)	683,000
Non-Compete Agreement (5 years)	413,000
Total intangible assets	$1,609,000

The acquisition is structured as asset purchase in a business combination, and goodwill is tax-deductible, and amortizable over 15 years for tax purpose.

The results of operations of Mother’s Earth have been included in the combined carve-out statements of operations as of the effective date of operations.

Revenue and net income for Year ended December 31, 2022 were $11.9 million and $0.30 million, respectively. Acquisition-related expenses are expensed as incurred. They were recorded in selling, general and administrative expenses in the combined carve-out statements of operations, and were $157,000 for the year ended December 31, 2022. They primarily related to legal and other professional fees.

F-15

Green’s Natural Foods

On October 14, 2022, the Company through its wholly owned subsidiary, Healthy Choice Markets IV, LLC, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Dean’s Natural Food Market of Shrewsbury, Inc., a New Jersey corporation, Green’s Natural Foods, Inc., a Delaware corporation, Dean’s Natural Food Market of Chester, LLC, a New Jersey limited liability company, Dean’s Natural Food Market of Basking Ridge, LLC, a New Jersey limited liability company, and Dean’s Natural Food Market, Inc., a New Jersey corporation (collectively, the “Sellers”), and shareholders of the Sellers. Pursuant to the Purchase Agreement, the Company acquired certain assets and assumed certain liabilities of an organic and natural health food and vitamin chain with eight store locations in New York and northern and central New Jersey (the “Stores”).

The cash purchase price under the Asset Purchase Agreement was $5,142,000, with $3,000,000 seller financing in the form of promissory note. In addition, the seller is entitled to a contingent earn-out based on a certain revenue threshold within the one year period of the closing.

The Company recorded $1,108,000 of contingent consideration based on the estimated financial performance for the one year following closing. The contingent considerations was discounted at an interest rate of 3.8%, which represents the Company’s weighted average discount rate. Contingent consideration related to the acquisitions, is recorded at fair value (level 3) with changes in fair value recorded in other expense (income), net.

The following table summarizes the change in fair value of contingent consideration from acquisition date to December 31, 2022:

Fair Market Value-Level 3
Balance as of October 14, 2022	$1,108,000
Remeasurement	(333,100)
Balance as of December 31, 2022	$774,900

The following table summarizes the purchase price allocation based on fair values of the net assets acquired at the acquisition date:

Purchase Consideration
Cash consideration paid	$5,142,000
Promissory note	3,000,000
Contingent consideration issued to Green’s Natural seller	1,108,000
Total Purchase Consideration	$9,250,000

Purchase price allocation
Inventory	$1,642,000
Property and equipment	1,478,000
Intangible assets	3,251,000
Right of use asset - Operating lease	6,427,000
Other liabilities	(211,000)
Operating lease liability	(6,427,000)
Goodwill	3,090,000
Net assets acquired	$9,250,000

Finite-lived intangible assets
Trade Names (8 years)	$1,133,000
Customer Relationships (6 years)	1,103,000
Non-Compete Agreement (5 years)	1,015,000
Total intangible assets	$3,251,000

F-16

The acquisition is structured as asset purchase in a business combination, and goodwill is tax-deductible, and amortizable over 15 years for tax purposes.

Revenue and net loss for the year ended December 31, 2022 were $6.3 million and $0.05 million, respectively, from the date of acquisition through December 31, 2022. Acquisition-related expenses are expensed as incurred. They were recorded in selling, general and administrative expenses and were $906,000 for the year ended December 31, 2022. They primarily related to legal and other professional fees.

Revenue and Earnings

The following unaudited pro forma summary presents combined information of the Company, including Mother Earth’s Storehouse and Green’s Natural Foods, as if the business combinations had occurred on January 1, 2021, the earliest period presented herein:

	December 31,
	2022	2021
Sales	$54,846,023	$60,773,310
Net loss	(790,119)	1,803,584

The pro forma financial information includes adjustments that are directly attributable to the business combinations and are factually supportable. The pro forma adjustments include incremental amortization of intangible and remove non-recurring transaction costs directly associated with the acquisitions, such as legal and other professional service fees. The pro forma data gives effects to actual operating results prior to the acquisition. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisitions occurred as of the beginning of each period presented or that may be obtained in future periods. For the year ended December 31, 2022, the pro forma financial information excludes $1,063,000 of non-recurring acquisition-related expenses.

Acquisition of EIR Hydration

On November 30, 2021, the Company, through its wholly owned subsidiary, Healthy Choice Wellness, LLC, acquired EIR Hydration, an IV therapy center located in Roslyn Heights, NY. The cost of the transaction was $75,000 and it was treated as an asset purchase. The Company closed Roslyn Heights, NY wellness center in December 2022, and wrote off remaining book value of intangible assets in the amount of $54,000.

Note 11. CONTRACT LIABILITIES

The Company’s contract liabilities consist of customer deposits, gift cards and loyalty rewards, for which the Company has a performance obligation to deliver products when customers redeem balances or terms expire through breakage.

A summary of the contract liabilities activity for the years ended December 31, 2022 and 2021 is presented below:

	Year ended December 31,
	2022	2021
Beginning balance as of January1,	$18,514	$16,014
Issued	859,383	24,733
Redeemed	(623,348)	(21,764)
Breakage recognized	(55,943)	(469)
Ending balance as of December 31,	$198,606	$18,514

F-17

Note 12. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

At December 31, 2022 and 2021, accounts payable and accrued expenses consisted of:

	December 31, 2022	December 31, 2021

Trade creditors	$3,118,757	$324,890
Accrued expenses	370,787	52,174
Total	$3,489,544	$377,064

Note 13. DEBT

The following table provides a breakdown of the Company’s debt as of December 31, 2022 and 2021:

	December 31,
	2022	2021
Promissory note	$2,913,788	$-
Other debt	815	3,419
Total debt	$2,914,603	$3,419
Current portion of long-term debt	(536,542)	(2,604)
Long-term debt	$2,378,061	$-

Promissory Note

In connection with the Green’s Natural Foods acquisition, on October 14, 2022, the Company issued a secured promissory note (the “Greens Note”) in the principal amount of $3,000,000 as a portion of the purchase price. The Greens Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the Green’s Natural Foods.

The Company may, at its option, at any time or from time to time prepay the outstanding principal amount or any accrued but unpaid interest, in each case in whole or in part, without penalty or premium, provided that any such prepayment of any outstanding amount of principal shall be accompanied by the payment of all accrued but unpaid interest on the amount of principal being prepaid, plus any costs and fees incurred.

Note 14. LEASES

The Company has various lease agreements with terms up to 20 years. All the leases are classified as operating leases.

Maturity of lease liabilities under our non-cancellable operating leases as of December 31, 2022 were as follows:

Payments due by period
2023	$2,572,637
2024	1,995,148
2025	1,688,859
2026	1,504,408
2027	1,177,509
Thereafter	2,934,184
Total undiscounted operating lease payments	$11,872,747
Less: Imputed interest	(1,602,391)
Present value of operating lease liabilities	$10,270,356

The following table summarizes the Company’s operating leases:

Balance Sheet Classification	December 31, 2022	December 31, 2021
Right of use asset	$10,604,935	$3,423,123

Operating lease liability, current	$2,228,852	$323,056
Operating lease liability, net of current	8,041,504	2,675,495
Total operating lease liabilities	$10,270,356	$2,998,551

F-18

The amortization of the right-of-use asset of $1,043,220 and $372,454 were included in operating cash flows for the years ended December 31, 2022 and 2021, respectively.

Other information	December 31, 2022	December 31, 2021
Weighted-average remaining lease term for operating leases	6 years	10 years
Weighted-average discount rate for operating leases	3.83%	4.75%

Rent expense for the years ended December 31, 2022 and 2021 was approximately $1.4 million and $0.6 million respectively. It is included in operating expenses in the accompanying combined carve-out statements of operations.

The components of lease expenses for the year ended December 31, 2022 and 2021 were as follows:

	December 31, 2022	December 31, 2021
Operating lease cost	$759,207	$372,454
Variable lease cost	355,924	216,073
Short-term lease cost	284,013	-
Total rent expense	$1,399,144	$588,527

The aggregate cash payments under the leasing arrangement were approximately $953,000 and $302,000 for the years ended December 31, 2022 and 2021, respectively, and the payments were included in operating cash flows.

Note 15. RELATED PARTY TRANSACTIONS

The Company has not historically operated as a separate company and has various relationships with HCMC whereby HCMC provides services to the Company as noted below. Related party transactions include allocation of general corporate expenses and advances from parent.

Allocation of General Corporate Expenses

HCMC provides human resources, accounting, payroll processing, legal and other managerial services to the Company. The accompanying combined carve-out financial statements include allocations of these expenses.

Management adopted a proportional cost allocation method to allocate HCMC expenses to the Company. The allocation method calculates the appropriate share of overhead costs to the Company based on management’s estimate that the sum of management time and resources spent managing the Company is approximately equal to the amount of time and resources spent managing HCMC and its subsidiaries. As a result, 50% of HCMC overhead on a weighted average basis, was allocated to the Company based on the fact that management spent equal amount of time to manage HCMC and the Company. The Company believes the allocation methodology used is reasonable and has been consistently applied, and results in an appropriate allocation of costs incurred. However, these allocations may not be indicative of the cost had the Company been a stand-alone entity or of future services. HCMC allocated $3.4 million and $1.5 million for the years ended December 31, 2022 and 2021, respectively. Such amounts will not be cash settled and are included in the Net Parent’s Investment.

Investment by Parent

The Company received approximately $13.8 million and $2.1 million funding from HCMC to cover any shortfalls on operating cash requirements for the years ended December 31, 2022 and 2021, respectively. The net operating expenses of $2.8 million incurred by HCMC on behalf of the Company, and $11.0 million cash advance attributable to the Mother Earth’s Storehouse acquisition and Green’s Natural Foods acquisition for year ended December 31, 2022 were included in the Net Parent’s Investment. For year ended December 31, 2021, $1.5 million operating expenses incurred by HCMC on behalf of the Company, $0.08 million attributable to EIR Hydration acquisition and $0.5 million term loan payment paid by HCMC on behalf of the Company were included in the Net Parents Investment.

F-19

Intercompany Receivable and Payable

There is no intercompany agreement between Healthy Choice Wellness Corp and HCMC. Management has determined those intercompany receivables and payables will be settled within twelve months after the balance sheet date. As a result, Healthy Choice Wellness Corp’s intercompany balances are reflected as “due to” or “due from” accounts, and presented in other assets in the financial statements. The Company had a net receivable balance of $2.3 million and $1.4 million from HCMC for the years ended December 31, 2022 and 2021, respectively.

Note 16. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time the Company may be involved in various claims and legal actions arising in the ordinary course of our business. In the opinion of management, such litigation will not have a material effects in the Company’s combined carve-out financial statements.

COVID-19 Management Update

The global outbreak of COVID-19 was declared a pandemic by the World Health Organization and a national emergency by the U.S. government in March 2020 and has negatively impacted the U.S. and global economies, disrupted global supply chains and, mandated closures and stay-at-home orders and created significant disruptions of the global financial markets. The Company adjusted certain aspects of the operations to protect their employees and customers while still meeting customers’ needs. While we have experienced many challenges, including but not limited to, product shortages, staffing difficulties, and evolving customer shopping behaviors, our focus remains on both offering our customers a high quality service experience and supporting our essential front-line team members. Though we have successfully managed these challenges to date, our operations and financial condition could still be negatively affected by the COVID-19 pandemic and future developments, which are highly uncertain and cannot be predicted.

Note 17. INCOME TAX

The Company did not have a provision for income taxes (current or deferred tax expense) for tax years ended December 31, 2022 and 2021. The following is a reconciliation of the expected tax expense (benefit) at the U.S. statutory rate 21% to the actual tax expense (benefit) reflected in the accompanying statement of operations:

	Year Ended December 31,
	2022	2021

Provision/(benefit) at statutory rate	$(697,766)	(380,647)
State tax provision/(benefit) net of federal benefit	(165,565)	(50,719)
Change in valuation allowance	929,300	400,532
Change in tax rate	(19,027)	7,150
Other	(46,942)	23,684
Income tax provision/(benefit)	$-	$-

F-20

As of December 31, 2022 and 2021, the Company’s deferred tax assets and liabilities consisted of the effects of temporary differences attributable to the following:

	Year Ended December 31,
	2022	2021
Deferred tax assets (liabilities):
NOL & AMT credit carryforward	$1,586,187	$913,063
Accrued expenses and deferred Income	-	2,541
Charitable contribution	-	69
Fixed assets	(15,414)	20,550
Intangible assets	434,547	196,209
ASC 842 - Lease Accounting	44,485	(11,927)
Total net deferred tax assets	2,049,805	1,120,505

Valuation allowance	(2,049,805)	(1,120,505)
Net deferred tax assets	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the positive and negative evidence available, management has determined that a valuation allowance is required at December 31, 2022 and 2021 to reduce the deferred tax assets to amounts that are more likely than not to be realized. The Company’s valuation increased by approximately $1.2 million from $930,000 for the tax year ended December 31, 2022. Should the factors underlying management’s analysis change, future valuation adjustments to the Company’s net deferred tax assets may be necessary.

At December 31, 2022 the Company had U.S. federal and state net operating loss carryforwards (“NOLS”) of $6,206,000 and $6,177,000, respectively. Tax Cuts and Jobs Act (TCJA) allows NOLs incurred in tax years beginning in 2018 to be carried forward indefinitely subject to 80% of taxable income. Florida net operating losses generated in taxable years beginning after December 31, 2017, are carried forward indefinitely until used and never expire. New York and New Jersey net operating loss expire after twenty years.

On August 16, 2022, the Inflation Reduction Act of 2022 (“IRA”) was signed into law. Among other provisions, the IRA includes a 15% corporate alternative minimum tax on applicable corporations and 1% excise tax on stock repurchases made after December 31, 2022. The IRA is not expected to have an impact on the consolidated financial statements.

The Company had no uncertain tax positions as of December 31, 2022, and 2021.

The Company files a federal income tax return and income tax returns in various state tax jurisdictions and the Company is generally no longer subject examinations by federal and state tax authorities for years before 2019.

Note 18. SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2022, and through April 7, 2023, the date of this report being issued and has determined that it does not have any material subsequent event.

F-21

HEALTHY CHOICE WELLNESS CORP.

CONDENSED COMBINED CARVE-OUT BALANCE SHEETS

	(Unaudited) September 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash	$941,803	$2,020,571
Accounts receivable, net	130,907	55,230
Inventories	3,487,137	3,750,364
Prepaid expenses and vendor deposits	123,988	82,954
Other current assets	240,598	288,934
TOTAL CURRENT ASSETS	4,924,433	6,198,053

Property, plant, and equipment, net	2,801,556	3,035,847
Intangible assets, net	4,117,585	4,780,504
Goodwill	5,747,000	5,747,000
Right-of-use asset	10,055,199	10,604,935
Due from related party	2,879,083	2,336,365
Other assets	454,026	450,966
TOTAL ASSETS	$30,978,882	$33,153,670

LIABILITIES AND NET PARENT’S INVESTMENT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,370,160	$3,489,544
Contingent consideration	-	774,900
Contract liabilities	144,861	198,606
Current portion of loan payable	560,322	536,542
Operating lease liability, current	2,321,018	2,228,852
TOTAL CURRENT LIABILITIES	6,396,361	7,228,444

Loan payable, net of current portion	1,954,691	2,378,061
Operating lease liability, net of current	7,494,395	8,041,504
TOTAL LIABILITIES	15,845,447	17,648,009

COMMITMENTS AND CONTINGENCIES (SEE NOTE 15)

NET PARENT’S INVESTMENT	15,133,435	15,505,661

TOTAL LIABILITIES AND NET PARENT’S INVESTMENT	$30,978,882	$33,153,670

The accompanying notes are an integral part of these unaudited condensed combined carve-out financial statements.

F-22

HEALTHY CHOICE WELLNESS CORP.

CONDENSED COMBINED CARVE-OUT STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Sales, net	$12,704,600	$5,775,543	$39,839,202	$16,700,596

Cost of sales	8,061,966	3,909,190	25,199,879	10,670,440

Gross profit	4,642,634	1,866,353	14,639,323	6,030,156

Operating expenses	5,897,769	2,706,123	17,743,763	7,566,602

Loss from operations	(1,255,135)	(839,770)	(3,104,440)	(1,536,446)

Other income (expense)
Other income (expense), net	2,535	4,327	11,785	12,309
Interest expense, net	(39,073)	(21)	(123,197)	(93)
Change in contingent consideration	372,000	-	774,900	-
Total other income (expense), net	335,462	4,306	663,488	12,216

Loss before taxes	(919,673)	(835,464)	(2,440,952)	(1,524,230)

Income tax benefit (expense)	-	-	-	-

Net loss	$(919,673)	$(835,464)	$(2,440,952)	$(1,524,230)

The accompanying notes are an integral part of these unaudited condensed combined carve-out financial statements.

F-23

HEALTHY CHOICE WELLNESS CORP.

CONDENSED COMBINED CARVE-OUT STATEMENTS OF CHANGES IN NET PARENT’S INVESTMENT

(UNAUDITED)

	Three Months Ended September 30,
	2023	2022
Balance – July 1	$15,486,920	$10,543,229
Net transfer from parent	566,188	550,119
Net loss	(919,673)	(835,464)
Balance – September 30	$15,133,435	$10,257,884

	Nine Months Ended September 30,
	2023	2022
Balance – January 1	$15,505,661	$5,027,123
Net transfer from parent	2,068,726	6,754,991
Net loss	(2,440,952)	(1,524,230)
Balance – September 30	$15,133,435	$10,257,884

The accompanying notes are an integral part of these unaudited condensed combined carve-out financial statements.

F-24

HEALTHY CHOICE WELLNESS CORP.

CONDENSED COMBINED CARVE-OUT STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(2,440,952)	$(1,524,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,070,686	608,585
Amortization of right-of-use asset	1,687,522	434,919
Write-down of obsolete and slow moving inventory	1,581,043	526,068
Change in contingent consideration	(774,900)	-
Changes in operating assets and liabilities:
Accounts receivable	(75,677)	(24,397)
Inventories	(1,317,816)	(723,894)
Prepaid expenses and vendor deposits	(41,034)	28,571
Other current assets	48,336	-
Due from related party	(542,718)	(608,654)
Other assets	(3,060)	(39,116)
Accounts payable and accrued expenses	(119,384)	850,621
Contract liabilities	(53,745)	(243,857)
Lease liability	(1,592,729)	(376,183)
Net cash used in operating activities	(2,574,428)	(1,091,567)

Cash flows from investing activities
Payment for acquisition	-	(5,150,000)
Purchases of property and equipment	(173,475)	(158,399)
Net cash used in investing activities	(173,475)	(5,308,399)

Cash flows from financing activities
Principal payments on loan payable	(399,590)	(1,940)
Investment from parent company	2,068,725	6,754,991
Net cash provided by financing activities	1,669,135	6,753,051

Net (decrease) increase in cash	(1,078,768)	353,085
Cash -beginning of period	2,020,571	356,373
Cash - end of period	$941,803	$709,458

Supplemental disclosure of cash flow information
Cash paid for income taxes	$-	$-
Cash paid for interest	$123,221	$101
Non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities	$1,137,786	$1,797,667

The accompanying notes are an integral part of these unaudited condensed combined carve-out financial statements.

F-25

HEALTHY CHOICE WELLNESS CORP.

NOTES TO CONDENSED COMBINED CAEVE-OUT FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

Organization

Healthy Choice Wellness Corp. (the “Company”) is a Delaware corporation organized in September 2022. It is a wholly owned operating segment of Healthier Choices Management Corp (“HCMC”), a U.S. based holding company, which trades on the OTC Pink Sheets, specializing in providing consumers with healthier alternatives to everyday lifestyle choices.

Through its wholly owned subsidiaries, Healthy Choice Markets, Inc., Healthy Choice Markets 2, LLC, Healthy Choice Markets 3, LLC, and Healthy Choice Markets IV, LLC respectively, the Company operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products, and natural household items.

●	Paradise Health & Nutrition’s three stores that likewise offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products, and natural household items.

●	Mother Earth’s Storehouse, a two-store organic and health food and vitamin chain in New York’s Hudson Valley, has been in existence for over 40 years.

●	Greens Natural Foods’ eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries & bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products.

●	Ellwood Thompson’s, an organic and natural health food and vitamin store located in Richmond, Virginia. Ellwood Thompson’s was acquired on October 1, 2023 for a purchase price of approximately $1,500,000.

Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company (1) operates Healthy Choice Wellness Center in Kingston, NY and (2) has a licensing agreement for a Healthy Choice Wellness Center located at the Casbah Spa and Salon in Fort Lauderdale, FL.

These centers offer multiple vitamin drip mixes and intramuscular shots for clients to choose from that are designed to help boost immunity, fight fatigue and stress, reduce inflammation, enhance weight loss, and efficiently deliver antioxidants and anti-aging mixes. Additionally, there are IV vitamin mixes and shots for health, beauty, and re-hydration.

Through its wholly owned subsidiary, Healthy U Wholesale, Inc., the Company sells vitamins and supplements, as well as health, beauty and personal care products through its on-line retail subsidiary, The Vitamin Store, LLC.

Sourcing and Vendors

We source from multiple suppliers. These suppliers range from small independent businesses to multinational conglomerates. For the three months ended September 30, 2023 and 2022, approximately 40% and 34% of our total purchases were from one vendor. For the nine months ended September 30, 2023 and 2022, approximately 42% and 32% of our total purchases were from one vendor.

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Spin-Off

HCMC has commenced steps to spin off (“Spin-Off”) its grocery segment and wellness business into a new publicly traded company (hereinafter referred to as “HCWC” or “The Company”). HCWC will continue the path of growth in the wellness verticals started by HCMC and explore other growth opportunities that comport with HCMC’s healthier lifestyle mission. Following the Spin-Off, HCMC will retain its entire patent suite, the Q-Cup® brand, and continue to develop its patent suite through R&D as well as continuing its path of enforcing its patent rights against infringers and attempting to monetize said patents through licensing deals.

At the time of the Spin-Off, HCMC will distribute all the outstanding shares of common stock held by it on a pro rata basis to holders of HCMC’s common stock. Shares of HCMC’s common stock outstanding as of the record date for the Spin-Off (the “Record Date”), will entitle the holder thereof to receive a certain number of shares of common stock in HCWC. The distribution will be made in book-entry form by a distribution agent. Fractional shares of common stock will not be distributed in the Spin-Off and any fractional amounts will be rounded down.

NOTE 2. GOING CONCERN AND LIQUIDITY

The accompanying condensed combined carve-out financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and realization of assets and satisfaction of liabilities in the normal course of business and do not include any adjustments that might result from the outcome of any uncertainties related to our going concern assessment. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values.

As of September 30, 2023, the Company had approximately $0.9 million in cash and a working capital deficit of approximately $1.5 million.

For the nine-month period ended September 30, 2023, the Company incurred net losses of approximately $2.4 million and cash used in operating activities of approximately $2.5 million. The Company’s liquidity needs through September 30, 2023 have been satisfied through additional investments from HCMC, our parent company (see Note 14). After the spin-off, the Company will need to develop new sources of financing to fund future operations and capital expansion. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

The Company believes that it has sufficient cash on hand to meet its obligations and capital requirements for at least the twelve months from the date these financial statements are issued. Accordingly, no adjustment has been made to the financial statements to account for this uncertainty.

NOTE 3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed combined carve-out financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

F-27

The Company has historically operated as part of Healthier Choices Management Corp. and not as a standalone company. Financial statements representing the historical operations of HCMC’s grocery segment have been derived from HCMC’s historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the financial statements. The financial statements also include allocations of certain general, administrative, sales and marketing expenses from HCMC. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company operated independently of HCMC. Related-party allocations are discussed further in Note 14.

The condensed combined carve-out financial statements do not include all information and notes required by accounting principles generally accepted in the United States of America for complete financial statements.

Unaudited Interim Condensed Combined Carve-Out Financial Statements

The interim condensed combined carve-out balance sheet as of September 30, 2023, the interim condensed combined carve-out statements of operations and the interim condensed combined carve-out statements of changes in net parent’s investment for the three and nine months ended September 30, 2023 and 2022 and cash flows for the nine months ended September 30, 2023 and 2022 are unaudited. The financial data and the other financial information disclosed in the notes to these condensed combined carve-out financial statements relating to the three and nine-month periods are also unaudited. In the opinion of management, the accompanying interim financial statements include all adjustments, consisting of normal recurring adjustments and accruals necessary for a fair presentation of our condensed consolidated cash flows, operating results, and balance sheets for the periods presented. These condensed combined carve-out financial statements should be read in conjunction with the condensed combined carve-out financial statements in the Company’s Annual Report included in Amendment 1 to Form S-1 for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2023. The condensed combined carve-out balance sheet as of December 31, 2022 was derived from the Company’s audited 2022 financial statements contained in the above referenced S-1. Results of the three and nine months ended September 30, 2023, are not necessarily indicative of the results to be expected for the full year ending December 31, 2023 or any other period.

Principles of Combination

The condensed combined carve-out financial statements include the accounts of the Company and its wholly-owned subsidiaries, Healthy Choice Markets, Inc. (“Ada’s Natural Market”), Healthy Choice Markets 2, LLC (“Paradise Health and Nutrition”), Healthy Choice Markets 3, LLC (“Mother Earth’s Storehouse”), Healthy Choices Markets 3 Real Estate LLC, Healthy Choice Markets IV, LLC (Green’s Natural Foods), Healthy Choice Wellness, LLC, and Healthy U Wholesale, Inc (“The Vitamin Store, LLC”). All intercompany accounts and transactions have been eliminated in combination.

Net Parent Investment

The condensed combined carve-out financial statements were derived from the consolidated financial statements of HCMC on a carve-out basis. The financial statements also include allocations of certain general, administrative, legal, and marketing expenses from HCMC. The primary components of the net parent’s investment are intercompany balances other than related party payables, the allocation of shared costs, and funding received to cover any shortfall in operating cash requirements. Balances between HCMC and the Company that were not historically cash settled are included in net parent investment. Net parent’s investment represents the cumulative investment by HCMC in the Company through the dates presented.

F-28

Use of Estimates in the Preparation of the Financial Statements

The preparation of condensed combined carve-out financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed combined carve-out financial statements, and the reported amounts of net revenue and expenses during the reporting periods. Actual results could differ from those estimates. These estimates and assumptions include allowances, deferred taxes and related valuation allowances, and the valuation of the assets and liabilities acquired in business combinations. Certain of management’s estimates could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. The Company re-evaluates all its accounting estimates at least quarterly based on these conditions and records adjustments when necessary.

Revenue Recognition

Revenues from product sales and services rendered, net of promotional discounts, manufacturer coupons and rebates, return allowances, and sales and consumption taxes, are recorded when products are delivered, title passes to customers and collection is likely to occur. Title passes to customers at the point of sale for retail and upon delivery of products for wholesale. Return allowances, which reduce revenue, are estimated using historical experience.

The Company recognizes revenue in accordance with the following five-step model:

●	identify arrangements with customers;
●	identify performance obligations;
●	determine transaction price;
●	allocate transaction price to the separate performance obligations in the arrangement, if more than one exists; and
●	recognize revenue as performance obligations are satisfied.

Shipping and Handling

Shipping charges billed to customers are included in net sales and the related shipping and handling costs are included in cost of sales. The Company incurred shipping and handling costs of approximately $25,000 and $23,000 for the three months ended September 30, 2023 and 2022, and $90,000 and 51,000 for the nine months ended September 30, 2023 and 2022, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less, when purchased, to be cash and cash equivalents. The majority of the Company’s cash is concentrated in one financial institution, which is in excess of Federal Deposit Insurance Corporation (FDIC) coverage. The Company has not experienced any losses in such accounts. The Company did not have any cash equivalents as of September 30, 2023 and December 31, 2022.

F-29

A summary of the financial institution that had cash in excess of FDIC limits of $250,000 as of September 30, 2023 and December 31, 2022 is presented below:

	September 30, 2023	December 31, 2022
Total cash in excess of FDIC limits of $250,000	$-	$949,677

Accounts Receivable, Contract Assets and Contract Liabilities

Accounts receivables are claims to consideration which are unconditional; meaning no performance obligations remain for the Company and only the passage of time is necessary before collection. Contract assets are distinguished from accounts receivable as performance obligations remain before claims to consideration become unconditional. By nature of the Company’s operations, contract assets are typically not recognized. Contract liabilities are recorded when customers transfer consideration in advance of delivery of products or services, which the Company records for gift cards and loyalty reward programs. When one party to an arrangement performs before the other(s), the Company records an account receivable, contract asset or contract liability.

The majority of arrangements with customers contain one performance obligation: to provide a distinct set of products or services. Most performance obligations are satisfied simultaneously as the Company exchanges products or services for customer payment. Exceptions include gift cards and loyalty rewards, for which the Company has a performance obligation to deliver products or services at a future date. As gift cards are purchased and loyalty points earned, contract liabilities are recorded until the performance obligations are satisfied through delivery of products or services or breakage based on gift card and loyalty reward program term limits.

The Company’s breakage policy is twenty-four months for gift cards and twelve months for loyalty rewards. Loyalty rewards are earned at five percent on qualifying purchases and the reward functions as an allocation of transaction price from the period earned by the customer to the period the performance obligation is satisfied by the Company. As such, all contract liabilities are expected to be recognized within a twenty-four-month period.

Other Current Assets

Other current assets are the non-trade related assets that the Company owns, benefits from, or uses to generate income that can be converted into cash within one business cycle. Included in “Other current assets” on our condensed consolidated balance sheets are amounts primarily related to other receivables or non-trade receivable from government and other companies.

Inventories

Inventories are measured at the lower of cost and net realizable value using the average cost method. If the cost of the inventories exceeds their net realizable value, adjustments are recorded to write down excess inventory to their net realizable value. The Company’s inventories consist primarily of merchandise available for resale, such as fresh produce, perishable grocery items and non-perishable consumable goods.

F-30

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected useful life of the respective asset, after the asset is placed in service. Revenue earning property, plant, and equipment includes signage, furniture and fixtures, building, computer hardware, appliance, cooler, and displays have useful lives ranging from two to seven years. Leasehold improvements are amortized over the shorter of the life of the improvement or the term of the lease.

Identifiable Intangible Assets and Goodwill

Identifiable intangible assets are recorded at cost, or when acquired as part of a business acquisition, at estimated fair value. Certain identifiable intangible assets are amortized over 4 to 10 years. Similar to tangible personal property and equipment, the Company periodically evaluates identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Indefinite-lived intangible assets, such as goodwill are not amortized.

Impairment of Long-Lived Assets

The Company reviews all long-lived assets such as property and equipment and amortized intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated future cash flows expected to be generated by the asset or asset group. Impairment is measured by the amount by which the carrying value of the asset(s) exceeds their fair value. There were no triggering events that would indicate impairment of long-lived assets during the three month or nine month periods ended September 30, 2023 and 2022.

Goodwill

The Company assesses the carrying amounts of goodwill for recoverability on at least an annual basis or when events or changes in circumstances indicate evidence of potential impairment exists, using a fair value-based test. Application of the goodwill impairment test requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the businesses, and the useful life over which cash flows will occur. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for the Company. Our annual impairment test is conducted on September 30 of each year or more often if deemed necessary. As part of management’s qualitative analysis on September 30, 2023, management determines whether any triggering events have occurred since the annual test date of September 30, 2022, which would indicate an impairment. Management determined no triggering events had occurred through September 30, 2023.

Advertising

Advertising expense is classified as an operating expense on condensed combined carve-out statement of operation. The Company expenses advertising costs as incurred. The Company incurred advertising expenses of approximately $215,000 and $47,000 for the three months ended September 30, 2023 and 2022, and $366,000 and $91,000 for the nine months ended September 30, 2023 and 2022, respectively.

F-31

401(k) retirement savings plan

The Company’s employees are offered a 401(k) retirement savings plan that is administered under HCMC with discretionary contribution matching opportunities. 401K employer expense amounted to $21,000 and $6,000 for the three months ended September 30, 2023 and 2022, and $59,000 and $14,000 for the nine months ended September 30, 2023 and 2022, respectively.

Income Taxes

The Company’s income taxes are included in HCMC’s consolidated return. For the purposes of the condensed combined carve-out financial statements, the income taxes for the Company have been presented on a separate return basis, under which a new stand-alone set of deferred tax assets and liabilities is created based on the financial statement accounts of the carveout.

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 and December 31, 2022. The Company had no uncertain tax positions as of September 30, 2023 and December 31, 2022.

Leases

Operating lease liabilities are recognized at the lease commencement date based on the present value of the fixed lease payments using the Company’s incremental borrowing rates. Related operating ROU assets are recognized based on the initial present value of the fixed lease payments, reduced by contributions from landlords, plus any prepaid rent and direct costs from executing the leases. Leases with an initial term of 12 months or less are not recorded on the balance sheet. The Company recognizes lease expense for these leases on a straight-line basis over the lease term. Variable lease payments are recognized as lease expense as they are incurred.

The Company did not have finance leases as of September 30, 2023 and December 31, 2022. If the Company enters into a finance lease in the future, it will be accounted for in accordance with ASC Topic 842.

F-32

Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimated amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company uses the fair value framework under FASB’s guidance, and it requires the categorization of assets and liabilities into three levels based upon the assumptions used to measure the assets or liabilities. Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, would generally require significant management judgment. The three levels for categorizing assets and liabilities under the fair value measurement requirements are as follows:

●	Level 1: Fair value measurement of the asset or liability using observable inputs such as quoted prices in active markets for identical assets or liabilities;

●	Level 2: Fair value measurement of the asset or liability using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active; and

●	Level 3: Fair value measurement of the asset or liability using unobservable inputs that reflect the Company’s own assumptions regarding the applicable asset or liability.

Business Combination

The Company applies the provisions of ASC Topic 805, Business Combinations (“ASC 805”) in the accounting for acquisitions of businesses. ASC 805 requires the Company to use the acquisition method of accounting by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed and measured at their acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the aforementioned amounts. Acquisition-related expenses were expensed as incurred and recorded in selling, general and administrative expenses in the condensed combined carve-out statements of operations.

Recent Accounting Pronouncements

Public companies in the United States are subject to the accounting and reporting requirements of various authorities, including the Financial Accounting Standards Board (“FASB”) and the Securities and Exchange Commission (“SEC”).

There were no accounting pronouncements issued in the quarter or with future effective dates that are either applicable nor are expected to have a material impact on the Company’s Combined Financial Statements.

Reclassification

Certain amounts in the condensed combined carve-out financial statements and related notes have been reclassified to conform to the current year presentation. Such reclassifications do not impact the Company’s previously reported financial position or net loss. Due from related party of $2.3 million was previously presented in the condensed combined carve-out balance sheets in other assets as of December 31, 2022, and was reclassified to due from related party in the condensed combined carve-out balance sheets. Cash usage in due from related party of $609,000 was previously presented in other assets in the condensed combined statements of cash flow for the nine months ended September 30, 2022, and was reclassified to cash usage in due from related party in the condensed combined carve-out statements of cash flow. Increase in net parent investment for corporate overhead of $1.6 million was previously presented in operating activities in the condensed combined carve-out statements of cash flow for the nine months ended September 30, 2022, and was reclassed to proceeds from investment from parent in financing activities in the condensed combined statements of cash flow.

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NOTE 4. DISAGGREGATION OF REVENUES

The Company’s disaggregated revenues consist of the following for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Retail Grocery	$11,307,056	$5,187,540	$35,374,652	$14,944,075
Food service/restaurant	1,396,194	584,382	4,459,142	1,743,228
Online/eCommerce	1,350	3,621	5,408	13,293
Total revenue	$12,704,600	$5,775,543	$39,839,202	$16,700,596

NOTE 5. ACCOUNTS RECEIVABLE

Accounts receivable is mainly related to COOP billing from each of the Healthy Choice Wellness Corp. entities. Healthy Choice Wellness Corp. bills its vendors for advertising vendors’ products in our sales channels. Advertising revenue is included in sales revenue on condensed combined carve-out statement of operations. The Company recorded advertising revenue of approximately $68,000 and $22,000 for the three months ended September 30, 2023 and 2022, and $206,000 and 70,000 for the nine months ended September 30, 2023 and 2022, respectively. The Company’s accounts receivable totaled approximately $131,000 and $55,000 at September 30, 2023 and December 31, 2022, respectively.

NOTE 6. INVENTORIES

Inventories are measured at the lower of cost and net realizable value using the average cost method. If the cost of the inventories exceeds their market value, adjustments are recorded to write down excess inventory to its net realizable value. The Company recorded the write down of inventories amounting to approximately $630,000 and $310,000 for the three months ended September 30, 2023 and 2022, respectively, and $1,581,000 and $526,000 for the nine months ended September 30, 2023 and 2022, respectively. The Company’s inventories consist primarily of merchandise available for resale.

NOTE 7. ACQUISITION

On October 14, 2022, the Company through its wholly owned subsidiary, Healthy Choice Markets IV, LLC, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Dean’s Natural Food Market of Shrewsbury, Inc., a New Jersey corporation, Green’s Natural Foods, Inc., a Delaware corporation, Dean’s Natural Food Market of Chester, LLC, a New Jersey limited liability company, Dean’s Natural Food Market of Basking Ridge, LLC, a New Jersey limited liability company, and Dean’s Natural Food Market, Inc., a New Jersey corporation (collectively, the “Sellers”), and shareholders of the Sellers. Pursuant to the Purchase Agreement, the Company acquired certain assets and assumed certain liabilities of an organic and natural health food and vitamin chain with eight store locations in New York and northern and central New Jersey (the “Stores”).

F-34

The cash purchase price under the Asset Purchase Agreement was $5,142,000, with $3,000,000 seller financing in the form of a promissory note. In addition, the seller is entitled to a contingent earn-out based on a certain revenue threshold within the one-year period of the closing.

The Company recorded $1,108,000 of contingent consideration based on the estimated financial performance for the one year following closing. The contingent consideration was discounted at an interest rate of 3.8%, which represents the Company’s weighted average discount rate. Contingent consideration related to the acquisition is recorded at fair value (level 3) with changes in fair value recorded in other expense (income), net.

The following table summarizes the change in fair value of contingent consideration from acquisition date to September 30, 2023:

Fair Market Value - Level 3
Balance as of October 14, 2022	$1,108,000
Remeasurement	(333,100
Balance as of December 31, 2022	$774,900
Remeasurement	(774,900)
Balance as of September 30, 2023	$-

The following table summarizes the change in fair value of contingent consideration for the three months ended September 30, 2023:

Fair Market Value - Level 3
Balance as of June 30, 2023	$372,000
Remeasurement	(372,000)
Balance as of September 30, 2023	$-

The following table summarizes the purchase price allocation based on fair values of the net assets acquired at the acquisition date:

Purchase Consideration
Cash consideration paid	$5,142,000
Promissory note	3,000,000
Contingent consideration issued to Green’s Natural seller	1,108,000
Total Purchase Consideration	$9,250,000

Purchase price allocation
Inventory	$1,642,000
Property and equipment	1,478,000
Intangible assets	3,251,000
Right of use asset - Operating lease	6,427,000
Other liabilities	(211,000)
Operating lease liability	(6,427,000)
Goodwill	3,090,000
Net assets acquired	$9,250,000

Finite-lived intangible assets
Trade Names (8 years)	$1,133,000
Customer Relationships (6 years)	1,103,000
Non-Compete Agreement (5 years)	1,015,000
Total intangible assets	$3,251,000

The acquisition is structured as asset purchase in a business combination, and goodwill is tax-deductible, and amortizable over 15 years for tax purpose.

Revenue and Earnings

The following table represents the condensed combined pro forma revenue and earnings for the three and nine months ended September 30, 2022:

	For Three Months Ended	For Nine Months Ended
	September 30, 2022	September 30, 2022
Sales	$13,207,282	$39,984,097
Net loss	$(1,294,861)	$(2,678,379)

The condensed combined proforma revenue and earnings for the three-month period and nine-month period ended September 30, 2022 were prepared as though acquisition occurred as of January 1, 2022.

NOTE 8. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consist of the following:

	September 30, 2023	December 31, 2022
Displays	$312,146	$312,146
Building	575,000	575,000
Furniture and fixtures	501,342	469,338
Leasehold improvements	1,925,385	1,910,719
Computer hardware & equipment	139,629	114,525
Other	680,718	579,547
	4,134,220	3,961,275
Less: accumulated depreciation and amortization	(1,332,664)	(925,428)
Total property, plant, and equipment	$2,801,556	$3,035,847

The Company incurred approximately $132,000 and $60,000 of depreciation expense for the three months ended September 30, 2023 and 2022, and $408,000 and $163,000 for the nine months ended September 30, 2023 and 2022, respectively. Depreciation expense was included in operating expenses on the condensed combined carve-out statements of operations.

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NOTE 9. INTANGIBLE ASSETS, NET

At September 30, 2023 and December 31, 2022, intangible assets consist of the following:

September 30, 2023	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade names	8-10 years	$2,569,000	(951,193)	$1,617,807
Customer relationships	4-6 years	2,669,000	(1,256,556)	1,412,444
Non-compete	4-5 years	1,602,000	(514,666)	1,087,334
Intangible assets, net		$6,840,000	$(2,722,415)	$4,117,585

December 31, 2022	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade names	8-10 years	$2,569,000	(725,724)	$1,843,276
Customer relationships	4-6 years	2,669,000	(1,033,306)	1,635,694
Non-compete	4-5 years	1,602,000	(300,466)	1,301,533
Intangible assets, net		$6,840,000	$(2,059,496)	$4,780,504

Intangible assets are amortized on a straight-line basis over their estimated useful lives. Amortization expense was approximately $221,000 and $156,000 for the three months ended September 30, 2023 and 2022, and approximately $663,000 and $446,000 for the nine months ended September 30, 2023 and 2022, respectively. Amortization expense was included in operating expenses on the condensed combined carve-out statements of operations.

Future annual estimated amortization expense is as follows:

For the nine months ending September 30,
2023 (remaining three months)	$220,973
2024	883,891
2025	878,391
2026	801,355
2027	662,550
Thereafter	670,425
Total	$4,117,585

NOTE 10. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

At September 30, 2023 and December 31, 2022, accounts payable and accrued expenses consisted of:

	September 30, 2023	December 31, 2022
Trade creditors	$3,160,017	$3,118,757
Accrued expenses	210,143	370,787
Total	$3,370,160	$3,489,544

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NOTE 11. CONTRACT LIABILITIES

A summary of the contract liabilities activity at September 30, 2023 and December 31, 2022 is presented below:

	September 30, 2023	December 31, 2022
Beginning balance as January 1,	$198,606	$18,514
Issued	664,003	859,383
Redeemed	(664,294)	(623,348)
Breakage recognized	(53,454)	(55,943)
Ending balance	$144,861	$198,606

NOTE 12. DEBT

The following table provides a breakdown of the Company’s debt as of September 30, 2023 and December 31, 2022:

	September 30, 2023	December 31, 2022
Promissory note	$2,515,013	$2,913,788
Other debt	-	815
Total debt	$2,515,013	$2,914,603
Current portion of long-term debt	(560,322)	(536,542)
Long-term debt	$1,954,691	$2,378,061

Promissory Note

In connection with the Green’s Natural Foods acquisition, on October 14, 2022, the Company issued a secured promissory note (the “Greens Note”) in the principal amount of $3,000,000 as a portion of the purchase price. The Greens Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the Green’s Natural Foods.

The Company may, at its option, at any time or from time to time prepay the outstanding principal amount or any accrued but unpaid interest, in each case in whole or in part, without penalty or premium, provided that any such prepayment of any outstanding amount of principal shall be accompanied by the payment of all accrued but unpaid interest on the amount of principal being prepaid, plus any costs and fees incurred.

NOTE 13. LEASES

The Company has various lease agreements with terms up to 20 years. All the leases are classified as operating leases.

Maturity of lease liabilities under our non-cancellable operating leases as of September 30, 2023 were as follows:

Payments due by period	September 30, 2023
2023 (remaining three months)	$675,033
2024	2,593,309
2025	2,331,433
2026	1,995,684
2027	1,092,715
Thereafter	2,041,925
Total undiscounted operating lease payments	$10,730,099
Less: Imputed interest	(914,686)
Present value of operating lease liabilities	$9,815,413

F-37

The following table summarizes the Company’s operating leases:

Balance Sheet Classification	September 30, 2023	December 31, 2022
Right of use asset	$10,055,199	$10,604,935

Operating lease liability, current	$2,321,018	$2,228,852
Operating lease liability, net of current	$7,494,395	$8,041,504

The amortization of the right-of-use asset of $625,000 and $152,000 for the three months ended September 30, 2023 and 2022, and $1,688,000 and $435,000 for nine months ended September 30, 2023 and 2022, respectively, were included in operating cash flows.

The following table provides a summary of other information related to the leases at September 30, 2023 and December 31, 2022:

Other Information	September 30, 2023	December 31, 2022
Weighted-average remaining lease term for operating leases	5 years	6 years
Weighted-average discount rate for operating leases	3.87%	3.83%

Rent expense for three months ended September 30, 2023 and 2022 was approximately $830,000 and $235,000, and approximately $2,508,000 and $653,000 for the nine months ended September 30, 2023 and 2022, respectively. It is included in operating expenses in the accompanying condensed combined carve-out statements of operations.

The components of lease expenses for the three and nine months ended September 30, 2023 and 2022 were as follows:

	Three Months Ended September 30,
	2023	2022
Operating lease cost	$586,247	$143,280
Variable lease cost	205,355	82,603
Short-term lease cost	38,637	9,041
Total rent expense	$830,239	$234,924

	Nine Months Ended September 30,
	2023	2022
Operating lease cost	$1,742,748	$408,273
Variable lease cost	650,211	217,738
Short-term lease cost	114,802	26,647
Total rent expense	$2,507,761	$652,658

The aggregate cash payments under the leasing arrangement were approximately $1,593,000 and $376,000 for the nine months ended September 30, 2023 and 2022, respectively, were included in operating cash flows.

F-38

NOTE 14. RELATED PARTY TRANSACTIONS

The Company has not historically operated as a separate company and has various relationships with HCMC whereby HCMC provided services to the Company as noted below. Related party transactions include allocation of general corporate expenses and advances from parent.

Allocation of General Corporate Expenses

HCMC provides human resources, accounting, payroll processing, legal and other managerial services to the Company. The accompanying condensed combined carve-out financial statements include allocations of these expenses.

Management adopted a proportional cost allocation method to allocate HCMC expenses to the Company. The allocation method calculates the appropriate share of overhead costs to the Company based on management’s estimate that the sum of management time and resources spent managing the Company is approximately equal to the amount of time and resources spent managing HCMC and its subsidiaries. As a result, 50% of HCMC overhead on a weighted average basis was allocated to the Company based on the fact that management spent equal amount of time to manage HCMC and the Company. The Company believes the allocation methodology used is reasonable and has been consistently applied, and results in an appropriate allocation of costs incurred. However, these allocations may not be indicative of the cost had the Company been a stand-alone entity or of future services. HCMC allocated $0.6 million and $0.6 million for the three months ended September 30, 2023 and 2022, and approximately $2.0 million and $1.6 million for the nine months ended September 30, 2023 and 2022, respectively. Such amounts will not be cash settled and are included in the Net Parent’s Investment.

Investment by Parent

The Company received approximately $2.1 million and $6.8 million funding from HCMC to cover acquisition and any shortfalls on operating cash requirements for the nine months ended September 30, 2023 and 2022, respectively. For the nine months ended September 30, 2023, the net operating expenses of $2.0 million incurred by HCMC on behalf of the Company and $0.1 HCMC loan payment on behalf of Green’s Natural Foods were included in the Net Parent’s Investment. For the nine months ended September 30, 2022, $1.6 million operating expenses incurred by HCMC on behalf of the Company, and $5.2 million attributable to Mother Earth’s Storehouse acquisition were included in the Net Parent’s Investment.

Intercompany Receivable and Payable

There is no intercompany agreement between the Company and HCMC. Management has determined those intercompany receivables and payables will be settled within twelve months after the balance sheet date. As a result, the Company’s intercompany balances are reflected as “due to” or “due from” accounts in the condensed combined carve-out balance sheets. The Company had a net receivable balance of $2.9 million and $2.3 million from HCMC as of September 30, 2023 and December 31, 2022, respectively.

NOTE 15. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time the Company may be involved in various claims and legal actions arising in the ordinary course of our business. With respect to legal costs, we record such costs as incurred.

NOTE 16. SUBSEQUENT EVENTS

On September 28, 2023, the Company through its wholly owned subsidiary, Healthy Choice Markets V, LLC, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with ET Holding, Inc., d/b/a Ellwood Thompson’s Local Market, a Virginia corporation, Ellwood Thompson’s Natural Market, L.C., a Virginia limited liability company, and Richard T. Hood, an individual resident of the Commonwealth of Virginia. The Company acquired certain assets and assumed certain liabilities of an organic and natural health food and vitamin store located in Richmond, Virginia (the “Store”).

The purchase price under the Purchase Agreement is approximately $1,500,000, of which $750,000 is in the form of a promissory note. The Company will assume all lease obligations for the Store. The transaction was entered into on September 28, 2023 with effective date of October 1, 2023. The Company has engaged a professional valuation firm to perform the valuation of the assets acquired and liabilities assumed. The purchase price accounting has not been finalized.

On October 27, 2023, the Company filed a new registration statement on Form S-1 in connection with the spin-off of all of the existing HCWC common stock by HCMC (the “Spin Off S-1”) with the Securities and Exchange Commission (the “Commission”).

On October 30, 2023, the Company filed Amendment No. 1 to its registration statement on Form S-1 (“IPO S-1”) with the Commission.

F-39

MOTHER EARTH’S STOREHOUSE, INC.

AUDITED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2021 and 2020

F-40

MOTHER EARTH’S STOREHOUSE, INC.

F-41

One Hudson City Centre, Suite 204 Hudson, NY 12534

Phone	518-828-1565
Fax	518-828-2672
Web	www.uhy-us.com

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of

Mother Earth’s Storehouse, Inc.

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Mother Earth’s Storehouse, Inc. (an S-corporation) (the “Company”), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Mother Earth’s Storehouse, Inc. as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Mother Earth’s Storehouse, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Subsequent Event

As discussed in Note 1 to the financial statements, on February 8, 2022, the Company sold all of its operations. The sale represents a significant portion of the Company’s total assets and all of the Company’s operations. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

A member of UHY International, a network of independent accounting and consulting firms.

F-42

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Mother Earth’s Storehouse, Inc.’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than from one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Mother Earth’s Storehouse, Inc.’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Mother Earth’s Storehouse, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The Schedules of Store Operating Expenses, Employee Costs, and General and Administrative Expenses are presented for purposes of additional analysis and are not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Hudson, New York

April 8, 2022

F-43

MOTHER EARTH’S STOREHOUSE, INC.

BALANCE SHEETS

December 31, 2021 and 2020

	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,556,171	$2,189,674
Inventory	718,727	732,782
Rebate receivable	10,727	-
Note receivable, current portion	130,305	39,523
Prepaid expenses	10,838	7,427
Total current assets	3,426,768	2,969,406

PROPERTY, PLANT, AND EQUIPMENT, NET	885,417	994,180

OTHER ASSETS
Deposits	29,541	29,541
Note receivable, net of current portion	-	130,305
Total other assets	29,541	159,846
Total assets	$4,341,726	$4,123,432

LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES
Accounts payable	$474,974	$405,129
Accrued expenses	31,378	113,049
Deposits	700	700
Paycheck protection program (PPP) loan	-	669,500
Total current liabilities	507,052	1,188,378
Total liabilities	507,052	1,188,378

SHAREHOLDERS’ EQUITY
Capital stock, $0 par value, 100 shares authorized, issued, and outstanding as of December 31, 2021 and 2020	60,260	60,260
Accumulated earnings	3,774,414	2,874,794
Total shareholders’ equity	3,834,674	2,935,054

Total liabilities and shareholders’ equity	$4,341,726	$4,123,432

See notes to the financial statements.

F-44

MOTHER EARTH’S STOREHOUSE, INC.

STATEMENTS OF INCOME

For the years ended December 31, 2021 and 2020

	2021	2020
Sales, net	$14,292,166	$17,034,222
Cost of sales	9,389,790	11,098,441

Gross profit	4,902,376	5,935,781

Operating costs:
General and administrative expenses	306,274	471,199
Employee costs	2,760,397	3,414,863
Store operations	829,412	1,089,580
Depreciation	146,437	199,896
Total operating costs	4,042,520	5,175,538

Income from operations	859,856	760,243

Other income (expenses):
Rental income	18,600	16,865
Interest income	4,346	5,781
Loss from sale of property	-	(52,530)
Forgiveness of paycheck protection program (PPP) loan	669,500	-
Other	(13,932)	-
Total other income (expenses)	678,514	(29,884)

Net income	$1,538,370	$730,359

See notes to the financial statements.

F-45

MOTHER EARTH’S STOREHOUSE, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the years ended December 31, 2021 and 2020

	Shareholder Units	Capital Stock	Accumulated Earnings	Total Shareholders’ Equity

Balance, January 1, 2020	100	$60,260	$3,473,435	$3,533,695
Distributions	-	-	(1,329,000)	(1,329,000)
Net income	-	-	730,359	730,359
Balance, December 31, 2020	100	60,260	2,874,794	2,935,054
Distributions	-	-	(536,000)	(536,000)
Pass-through entity tax	-	-	(102,750)	(102,750)
Net income	-	-	1,538,370	1,538,370
Balance, December 31, 2021	100	$60,260	$3,774,414	$3,834,674

See notes to the financial statements.

F-46

MOTHER EARTH’S STOREHOUSE, INC.

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2021 and 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,538,370	$730,359
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation	146,437	199,896
Forgiveness of PPP loan	(669,500)	-
Loss on property sale	-	52,530
Changes in assets and liabilities:
Inventory	14,055	(16,456)
Rebate receivable	(10,727)	-
Prepaid expenses	(3,411)	-
Accounts payable	69,845	(113,225)
Accrued expenses	(81,671)	96,179
Deposits	-	(700)
Miscellaneous receivables	-	4,594
Net cash provided by operating activities	1,003,398	953,177
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(37,674)	(19,143)
Receipts from notes receivable related to property sale	39,523	5,172
Proceeds from property sale	-	50,000
Net cash provided by investing activities	1,849	36,029
CASH FLOWS FROM FINANCING ACTIVITIES
Pass-through entity tax payment	(102,750)	-
Distributions	(536,000)	(1,329,000)
Proceeds from PPP loan	-	669,500
Net cash used for financing activities	(638,750)	(659,500)
NET INCREASE IN CASH AND CASH EQUIVALENTS	366,497	329,706
CASH AND CASH EQUIVALENTS, Beginning of year	2,189,674	1,859,968
CASH AND CASH EQUIVALENTS, End of year	$2,556,171	$2,189,674

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Non-cash activity:
Inventory included in property sale	$-	$175,000
Fixed assets included in property sale	$-	$102,530
Note received as consideration for property sale	$-	$175,000

See notes to the financial statements.

F-47

MOTHER EARTH’S STOREHOUSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 and 2020

NOTE 1 – ORGANIZATION

Organization

Mother Earth’s Storehouse, Inc. (the “Company”) was founded in 1978 in Kingston, New York.

Mother Earths Storehouse, Inc. is a grocery store for organic and all-natural foods. The Company has two locations in Kingston and Saugerties, New York. A third location, in Poughkeepsie, New York, operated until September 30, 2020, when it was sold (see Note 9). On February 8, 2022, the Company’s operations were purchased in the form of an asset sale by Healthy Choice Markets 3, LLC.

Sale of Company Business

On February 8, 2022, the shareholders of the Company agreed to sell their business including the Kingston and Saugerties, New York store locations to a third-party for $5,300,000 subject to certain closing adjustments. Existing store leases were assigned to the buyer.

The shareholders of the Company are prohibited from operating a similar competitive business as defined in the sale agreement for a period of five years.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all short-term investment securities purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue at the point of sale.

Unredeemed Gift Cards

The Company sells gift cards with no expiration dates to customers. The Company records revenue at the point of sale and does not expect future gift card obligations to be material.

Sales returns and allowances

The Company does not expect future returns to be material, and consequently does not maintain an allowance for merchandise returns.

F-48

MOTHER EARTH’S STOREHOUSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 and 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Mother Earth’s Storehouse, Inc. has elected to be treated as an S Corporation for federal income tax purposes. No provision has been made for federal income taxes since S Corporations are not taxable entities. Individual partners/shareholders report their share of taxable income or loss in their personal tax returns.

The Company has evaluated any uncertain tax positions and related income tax contingencies and determined uncertain positions, if any, are not material to the financial statements, according to FASB ASC 740. Penalties and interest assessed by income taxing authorities are included in operating expenses, if incurred. None of the Company’s current returns are under examination.

Under New York State S Corporation tax law, the Corporation is subject to an annual franchise tax.

Beginning in the year ended December 31, 2021, the Company elected to be subject to the New York State Pass-Through Entity Tax (the “PTET”). The Company must elect each year by March 15th if it chooses to be subject to the PTET for the given year. The PTET will grant each shareholder a tax credit on their respective individual NYS income tax returns. Any PTET owed is a joint liability of the Company and the controlling shareholder. Since the individual shareholders receive the benefit of a tax credit, the Company has treated the PTET as a distribution to the shareholders in the Statements of Changes in Shareholders’ Equity. PTET paid on behalf of shareholders for the years ended December 31, 2021 and 2020, was $102,750 and $-0-, respectively.

Inventories

Inventories are valued at the lower of cost (average cost method) or net realizable value. Inventories are comprised of perishable and non-perishable food items available for sale.

Property, Plant and Equipment

Property, plant and equipment is stated at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs and minor renewals are charged to expense; betterments and major renewals are capitalized. Leasehold improvements are amortized over the lesser of the lease terms or the assets’ useful lives. Upon retirement or sale of assets, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income.

Advertising Costs

The Company expenses advertising costs as they are incurred. They are presented as a component of store operating expenses. Advertising costs were $76,379 and $86,071 for the years ended December 31, 2021 and 2020, respectively.

Retirement Plan

The Company maintains a 401(k) plan. Under the terms of the 401(k) Plan, the employer makes up to 4% matching contributions. The plan will follow the Safe Harbor CODA in which a minimum contribution plan of 4% of salaries must be made by the Company each pay period. Plan contributions were $140,859 and $144,110 for the years ended December 31, 2021 and 2020, respectively.

F-49

MOTHER EARTH’S STOREHOUSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 and 2020

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Presentation of Sales Tax

The State of New York imposes sales taxes on all of the Company’s sales to nonexempt customers. The Company collects sales taxes from customers and remits the amounts to the state. The Company’s accounting policy is to exclude the tax collected and remitted to the State from revenues and expenses with the exception of excise taxes paid on purchases.

Subsequent Events

Subsequent events have been evaluated through April 8, 2022, which is the date the financial statements were available to be issued.

NOTE 3 – CONCENTRATION OF CREDIT AND MARKET RISK

Financial instruments that potentially expose the Company to concentration of credit and market risk consist primarily of cash equivalents and a note receivable. Cash is maintained at Federal Deposit Insurance Corporation insured financial institutions and credit exposure is limited to any one institution. As of December 31, 2021, cash and cash equivalents were in excess of FDIC insurance coverage by approximately $2,210,000.

The Company has a concentration with two of its vendors related to the purchase of inventory. Approximately 29% and 21% of purchases were made with these vendors during the year ended December 31, 2021. Approximately 31% and 21% of purchases were made with these vendors during the year ended December 31, 2020.

Accounts payable consists of balances due to vendors for inventory the Company sells in its stores as well as services rendered to the Company on or before the year-end which have not been paid as of the year-end. At December 31, 2021 and 2020, one vendor represented 58% and 50% of accounts payable, respectively.

As mentioned in Note 1, the Company has 2 store locations in Kingston and Saugerties, New York. Because of this, there is a concentration of market risk as the Company is reliant upon the continued support of customers in the Kingston and Saugerties, New York communities and surrounding areas.

The Company’s note receivable is due from one entity and is uncollateralized. The Company expects to collect this note in full during 2022.

NOTE 4 – NET SALES

Sales are net of returns and allowances and discounts. For the years ended December 31, sales were as follows:

	2021	2020

Sales	$15,438,995	$18,535,034
Less: Allowances	80,225	98,836
Discounts	1,066,604	1,401,976
Total net sales	$ 14,292,166	$ 17,034,222

F-50

MOTHER EARTH’S STOREHOUSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 and 2020

NOTE 5 – PROPERTY, PLANT, AND EQUIPMENT

The Company provides for depreciation on a straight-line basis. Property, plant and equipment is comprised of the following at December 31, and estimated useful lives of the related assets are as follows:

	2021	2020	Years
Building and improvements	$386,362	$386,362	10-40
Leasehold improvements	1,587,125	1,587,125	15
Furniture and fixtures	121,273	92,714	7
Office equipment	11,685	31,724	5-7
Machinery and equipment	421,925	443,152	5-7
Total	2,528,370	2,541,077
Accumulated depreciation	(1,642,953)	(1,546,897)
	$885,417	$994,180

Depreciation expense amounted to $146,437 and $199,896 for the years ended December 31, 2021 and 2020, respectively.

NOTE 6 – NOTE RECEIVABLE

As part of the sale of the Poughkeepsie store location in 2020 (see Note 9), the purchaser entered into a note for the remaining $175,000 of the purchase price payable to the Company. The note is receivable in monthly installments of $3,294, including principal and interest at a fixed rate of 5.00% through maturity of November 1, 2022, at which time a balloon payment is due. Upon maturity of the note, the remaining balance of unpaid principal and interest is due, payable in full. The balance of this note was $130,305 and $169,828 at December 31, 2021 and 2020, respectively.

NOTE 7 – DEBT

In April 2020, the Company applied for and received a loan from its bank in the amount of $669,500 through the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”). In July 2021, the loan, including principal and interest was forgiven and considered repaid in full. The balance has been recorded as forgiveness of paycheck protection program loan for the year ended December 31, 2021 and a current liability as of December 31, 2020.

According to the rules of the SBA, the Company is required to retain PPP loan documentation for six years after the date the loan is forgiven or repaid in full, and permit authorized representatives of the SBA, including representatives of its Office of Inspector General, to access such files upon request. Should the SBA conduct such a review and reject all or some of the Company’s judgements pertaining to satisfying PPP loan eligibility or forgiveness conditions, the Company may be required to adjust previously reported amounts and disclosures in the financial statements.

NOTE 8 – LEASES

The Company leased store space under an operating lease at 1955 South Road in Poughkeepsie, NY. The lease was on a month-to-month basis at $14,709 per month and transferred to the assignee when the location was sold (see Note 9). The Company leased a second store space under an operating lease at 1200 Ulster Avenue, Route 9W, Kingston, NY. The lease called for an annual increase of 2% in monthly rental expense on the anniversary date in September.

F-51

MOTHER EARTH’S STOREHOUSE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2021 and 2020

NOTE 8 – LEASES (Continued)

Beginning September 1, 2021, monthly lease payments were $15,923. The lease term expires on August 31, 2029 with the option to extend an additional ten years. Subsequent to the year ended December 31, 2021, the lease was assigned to the buyers when the Company was sold.

Lease expense was $188,582 and $251,074 for the years ended December 31, 2021 and 2020, respectively.

NOTE 9 – SALE OF STORE LOCATION

On September 30, 2020, the Company sold its Poughkeepsie store location for $225,000. This amount includes a $175,000 note receivable (see Note 6). The calculation of the related gain from the sale was as follows:

Cash	$50,000
Issuance of promissory note	175,000
Consideration received	225,000
Inventory	175,000
Fixed assets, net book value	102,530
277,530
Net loss	$(52,530)

NOTE 10 – SETTLEMENT

During the year ended December 31, 2020, the Company settled a litigation claim brought against it for $83,839, which was recorded as a settlement in general and administrative expenses.

F-52

SUPPLEMENTAL INFORMATION

F-53

For the years ended December 31, 2021 and 2020

	2021	2020
STORE OPERATING EXPENSES
Advertising	$76,379	$86,071
Automobile	-	10
Trade shows and other events	-	953
Laundry and uniforms	17,004	31,288
Licenses and permits	19,019	37,656
Materials and supplies	191,461	220,639
Outside services	22,840	30,480
Rent	188,582	251,074
Real estate taxes	67,008	92,869
Repairs and maintenance	121,467	181,828
Telephone	10,235	17,135
Travel	998	2,681
Utilities	114,419	136,896
Total store operating expenses	$829,412	$1,089,580

EMPLOYEE COSTS
Salaries	$2,351,112	$2,952,896
Payroll taxes	211,372	252,875
Employee benefits	143,193	142,135
Insurance - WC	41,164	55,588
Insurance - DBL	13,556	11,369
Total employee costs	$2,760,397	$3,414,863

GENERAL AND ADMINISTRATIVE EXPENSES
Bank and credit card fees	$214,477	$278,418
Corporation tax	750	3,750
Computer	9,226	7,459
Donations	479	444
Dues and subscriptions	9,899	13,121
Insurance	29,293	30,286
Miscellaneous	403	12,058
Settlement	-	83,839
Office	17,709	19,365
Professional fees	24,038	22,171
Training	-	288
Total general and administrative expenses	$306,274	$471,199

F-54

GREEN’S NATURAL FOODS, INC., DEAN’S NATURAL FOOD MARKET, INC., DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, AND DEAN’S NATURAL HOLDINGS, LLC

AUDITED COMBINED FINANCIAL STATEMENTS

As of and for the year ended December 31, 2021

F-55

GREEN’S NATURAL FOODS, INC., DEAN’S NATURAL FOOD MARKET, INC., DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, DEAN’S NATURAL HOLDINGS, LLC

F-56

INDEPENDENT AUDITOR’S REPORT

To the Shareholders and Members of:

Green’s Natural Foods, Inc.

Dean’s Natural Food Market, Inc.

Dean’s Natural Food Market of Shrewsbury, Inc.

Dean’s Natural Food Market of Basking Ridge, LLC

Dean’s Natural Food Market of Chester, LLC

Dean’s Natural Holdings, LLC

Opinion

We have audited the accompanying combined financial statements of Green’s Natural Foods, Inc. (an S-Corporation and a wholly owned subsidiary of Hudson Equity Partners, LLC), Dean’s Natural Food Market, Inc. (a C-Corporation and a wholly owned subsidiary of Red Oak Equity Partners, LLC), Dean’s Natural Food Market of Shrewsbury, Inc., (an S-Corporation and a wholly owned subsidiary of Red Oak Equity Partners, LLC), Dean’s Natural Food Market of Basking Ridge, LLC (a single-member LLC and a wholly owned subsidiary of Red Oak Equity Partners, LLC), Dean’s Natural Food Market of Chester, LLC (a single-member LLC and a wholly owned subsidiary of Red Oak Equity Partners, LLC) and Dean’s Natural Holdings, LLC (a single-member LLC and a wholly owned subsidiary of Red Oak Equity Partners, LLC) (collectively, the “Company”), which comprise the combined balance sheet as of December 31, 2021, and the related combined statements of income, changes in shareholder’s/member’s equity, and cash flows for the year then ended, and the related notes to the combined financial statements.

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter - Restatement

As discussed in Note 11, these combined financial statements have been restated to include the operating results of the acquired New Jersey Locations for the period from August 16, 2021 (acquisition date), to December 31, 2021. Our opinion is not modified with respect to that matter.

F-57

Emphasis of Matter - Subsequent Event

As discussed in Note 1 to the combined financial statements, on October 14, 2022, the Company sold all of its operations by way of an Asset Purchase Agreement to Healthy Choice Markets IV, LLC. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company ability to continue as a going concern for one year after the date the combined financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than from one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

UHY LLP

Hudson, New York

December 28, 2022, except for Notes 11 and 12

for which the date is December 19, 2023

A member of UHY International, a network of independent accounting and consulting firms.

F-58

GREEN’S NATURAL FOODS, INC., DEAN’S NATURAL FOOD MARKET, INC., DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, DEAN’S NATURAL HOLDINGS, LLC

COMBINED BALANCE SHEET

December 31, 2021 (As Restated)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$500,762
Accounts receivable	76,932
Inventory	1,821,895
Prepaid expenses	140,287
Other	13,772
Total current assets	2,553,648

PROPERTY, PLANT, AND EQUIPMENT, NET	1,746,976

OTHER ASSETS
Deposits	233,089
Other	14,565
Total other assets	247,654

Total assets	$4,548,278

LIABILITIES AND SHAREHOLDER’S/MEMBER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$1,614,245
Accrued expenses	29,308
Payroll liabilities	510,624
Lease incentive	128,794
Sales tax payable	18,519
Contract liabilities	309,358
Current portion of note payable	27,517
Other	4,160
Total current liabilities	2,642,525

LONG-TERM LIABILITIES
Note payable, net of current portion	81,591
Total long-term liabilities	81,591
Total liabilities	2,724,116

SHAREHOLDER’S/MEMBER’S (LOSS) EQUITY
Capital stock	30,002
Additional paid in capital	5,212,491
Accumulated loss	(2,922,234)
Members’ loss	(496,097)
Total shareholder’s/member’s (loss) equity	1,824,162

Total liabilities and shareholder’s/member’s (loss) equity	$4,548,278

See notes to the combined financial statements.

F-59

GREEN’S NATURAL FOODS, INC. – For the year ended December 31, 2021 DEAN’S NATURAL FOOD MARKET, INC., DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, DEAN’S NATURAL HOLDINGS, LLC – For the period August 16, 2021, through December 31, 2021 (As Restated)

COMBINED STATEMENT OF INCOME

Sales	$25,177,058
Cost of sales	(15,067,426)
Returns and allowances	(442,291)
Gross profit	9,667,341

Operating costs:
Salaries and wages	4,914,031
General and administrative	4,914,388
Depreciation	366,085
Total operating costs	10,194,504

Loss from operations	(527,163)

Other income (expenses):
Forgiveness of paycheck protection program (PPP) loan	817,927
Commission - market data services	323,404
Other Income	198,910
Contributions and donations	(11,715)
Interest	(14,427)
Total other income (expenses)	1,314,099

Net income	$786,936

See notes to the combined financial statements.

F-60

GREEN’S NATURAL FOODS, INC., DEAN’S NATURAL FOOD MARKET, INC., DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, DEAN’S NATURAL HOLDINGS, LLC

COMBINED STATEMENT OF CHANGES IN SHAREHOLDER’S/MEMBER’S EQUITY (LOSS)

For the year ended December 31, 2021 (As Restated)

	Capital Stock	Member’s Equity	Accumulated Loss	Additional Paid in Capital	Total Shareholder’s/Member’s Equity (Loss)

Balance, January 1, 2021	$2	$-	$(4,574,690)	$5,340,123	$765,435

Distributions / dividends	-	-	-	(127,632)	(127,632)

Net (loss) income	-	(955,900)	1,742,836	-	786,936

Acquisition of New Jersey locations	30,000	459,803	(90,380)	-	399,423

Balance, December 31, 2021	$30,002	$(496,097)	$(2,922,234)	$5,212,491	$1,824,162

See notes to the combined financial statements.

F-61

GREEN’S NATURAL FOODS, INC. – For the year ended December 31, 2021

DEAN’S NATURAL FOOD MARKET, INC., DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, DEAN’S NATURAL HOLDINGS, LLC – For the period August 16, 2021, through December 31, 2021 (As Restated)

COMBINED STATEMENT OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$786,936

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	366,085
Forgiveness of PPP loan	(817,927)
Changes in assets and liabilities:
Accounts receivable	(10,267)
Inventory	(179,481)
Prepaid expenses	72,678
Other current assets	(11,907)
Due to/from related parties	19,089
Other assets	26,980
Deposits	(2,214)
Accounts payable	(189,561)
Accrued expenses	(5,541)
Payroll liabilities	(202,310)
Lease incentive	(13,557)
Contract liabilities	(2,051)
Other current liabilities	(160,301)
Sales tax payable	18,519
Net cash used in operating activities	(304,830)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(20,117)
Net cash used in investing activities	(20,117)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable	(26,440)
Payments on notes payable to related parties	(600,000)
Distributions	(127,632)
Proceeds from PPP loan	817,927
Net cash used for financing activities	63,855

NET DECREASE IN CASH AND CASH EQUIVALENTS	(261,092)

CASH AND CASH EQUIVALENTS, Beginning of year	761,854

CASH AND CASH EQUIVALENTS, End of year	$500,762

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid for interest	$14,427

See notes to the combined financial statements.

F-62

GREEN’S NATURAL FOODS, INC., DEAN’S NATURAL FOOD MARKET, INC. DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, DEAN’S NATURAL HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2021

NOTE 1 – ORGANIZATION

Organization

Green’s Natural Foods, Inc., Dean’s Natural Food Market, Inc., Dean’s Natural Food Market of Shrewsbury, Inc., Dean’s Natural Food Market of Basking Ridge, LLC, Dean’s Natural Food Market of Chester, LLC, and Dean’s Natural Holdings, LLC (collectively the “Company”) operate organic and all-natural food grocery stores. The Company has eight grocery store locations in Mount Kisco, Eastchester, Briarcliff, and Somers, New York as well as Basking Ridge, Chester, Shrewsbury, and Ocean, New Jersey.

Green’s Natural Foods, Inc, (the “New York Locations”) was acquired in the form of a stock sale by Hudson Equity Partners, LLC on December 30, 2020.

Dean’s Natural Food Market, Inc., Dean’s Natural Food Market of Shrewsbury, Inc., Dean’s Natural Food Market of Basking Ridge, LLC, Dean’s Natural Food Market of Chester, LLC, and Dean’s Natural Holdings, LLC (the “New Jersey Locations”) were owned by Dean Nelson until acquired in the form of a stock sale by Red Oak Equity Partners, LLC on August 16, 2021.

The same two individuals own 100% of Hudson Equity Partners, LLC and Red Oak Equity Partners, LLC. The New York stores were managed the entire year by these owners and beginning August 16, 2021, the New Jersey stores were managed by these owners.

On October 14, 2022, the Company’s assets were acquired by Healthy Choice Market IV, LLC, a wholly owned subsidiary of Healthier Choices Management Corp.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Combination

The Company’s combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The combined financial statements include the accounts of all the entities under common control. All intercompany accounts have been eliminated in combination.

These combined financial statements include the New Jersey entities as of the date of acquisition by Red Oak Equity Partners, LLC on August 16, 2021, and reflect the results of operations and cash flows for the period August 16, 2021, through December 31, 2021.

Push Down Accounting

The Company has elected to not apply “push down” accounting in accordance with ASC 805-50-25-4 for the business combinations by Hudson Equity Partners, LLC and Red Oak Equity Partners, LLC of the New York and New Jersey entities.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures.

F-63

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all short-term investment securities purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents include monies held by the Company’s credit card processors. The funds are held by the merchant credit card processors pending satisfaction of their hold requirements and expiration of charge backs/refunds circumstances.

Revenue Recognition

Revenues from product sales, net of promotional discounts, manufacturer coupons and rebates, return allowances, and sales and consumption taxes, are recorded when products are delivered, title passes to customers, and collection is likely to occur. Title passes to customers at the point of sale for all retail purchases. Return allowances, which reduce revenue, are estimated using historical experience.

Accounts Receivable, Contract Assets and Contract Liabilities

Accounts receivable are claims to consideration which are unconditional, meaning no performance obligations remain for the Company and only the passage of time is necessary before collection. Contract assets are distinguished from accounts receivable as performance obligations remain before claims to consideration become unconditional. Contract liabilities are recorded when customers transfer consideration in advance of delivery of products, which the Company records for all gift cards and loyalty reward programs. When one party to an arrangement performs before the other(s), the Company records an account receivable, contract asset, or contract liability.

The majority of arrangements with customers contain one performance obligation to provide a distinct set of products. Most performance obligations are satisfied simultaneously as the Company exchanges products for customer payment. Exceptions include gift cards and loyalty rewards, for which the Company has a performance obligation to deliver products at a future date. As gift cards are purchased and loyalty points earned, contract liabilities are recorded until the performance obligations are satisfied through delivery of products or breakage based on gift card and loyalty reward program term limits.

The Company’s breakage policy is twelve months for gift cards and twelve months for loyalty rewards. Loyalty rewards are earned at 1% on qualifying purchases and the reward functions as an allocation of transaction price from the period earned by the customer to the period the performance obligation is satisfied by the Company. As such, all contract liabilities are expected to be recognized within a twenty-four-month period.

A summary of the contract liabilities activity for the year ended December 31, 2021, is presented below:

Beginning Balance as of January 1, 2021	$215,528
New Jersey balance as of August 16, 2021	95,881
Issued	40,741
Redeemed	(42,792)
Ending balance as of December 31, 2021	$309,358

F-64

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

S-Corporation

Dean’s Natural Food Market of Shrewsbury, Inc. has elected to be treated as an S Corporation for federal and state income tax purposes.

Green’s Natural Foods, Inc. was treated as an S Corporation until December 30, 2020, when it was purchased and became a Qualified Subsidiary under Hudson Equity Partners, LLC.

No provision has been made for federal income taxes since S Corporations are not taxable entities. Individual partners/shareholders report their share of taxable income or loss in their personal tax returns.

C-Corporation

Dean’s Natural Food Market, Inc. is a C Corporation for federal income tax purposes.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, their respective tax bases, and tax operating loss and credit carry forwards.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are subject to valuation allowances if, based on all available evidence, management determines that it is more likely than not that some position or all of the deferred tax assets and liabilities will not be realized.

The financial impact of Dean’s Natural Food Market, Inc. deferred and current income taxes is not considered material as of and for the year ended December 31, 2021.

Limited Liability Companies

Dean’s Natural Food Market of Basking Ridge, LLC, Dean’s Natural Food Market of Chester, LLC, and Dean’s Natural Holdings, LLC have elected to be treated as single-member limited liability companies for federal and state income tax purposes with all income tax liabilities and/or benefits of the entities being passed through to its members. As such, there is no recognition of federal or state income taxes for each of these entities. Any uncertain tax position taken by the member is not an uncertain position of the entities.

In accordance with the LLC agreements, the term of the Company is indefinite with termination determined by the Member. The LLC agreements indicate that the Member shall not have any liability for obligations of the Company, except to the extent expressly mandated by law.

The Company has evaluated any uncertain tax positions and related income tax contingencies and determined uncertain positions, if any, are not material to the financial statements. Penalties and interest assessed by income taxing authorities are included in operating expenses, if incurred. None of the Company’s current returns are under examination.

Inventories

Inventories are stated at average cost. If the cost of inventories exceeds their net realizable value, adjustments are recorded to write down excess inventory value to net realizable value. The Company’s inventories consist primarily of merchandise available for resale, such as fresh produce, perishable grocery items, and non-perishable consumable goods.

F-65

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant and Equipment

Property, plant and equipment is stated at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs and minor renewals are charged to expense; betterments and major renewals are capitalized. Leasehold improvements are amortized over the lesser of the lease terms or the assets’ useful lives. Upon retirement or sale of assets, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income.

Advertising Costs

The Company expenses advertising costs as they are incurred. They are presented as a component of store operating expenses. Advertising costs were $54,921 for the year ended December 31, 2021.

Retirement Plan

The Company maintains two 401(k) plans. Under the terms of these plans, the employer may make up to 4% matching contributions. The plans follow the Safe Harbor Cash or Deferred Arrangement (CODA) in which a minimum contribution plan of 4% of salaries must be made by the Company each pay period. Plan contributions were $15,731 for the year ended December 31, 2021.

Presentation of Sales Tax

The States of New York and New Jersey impose sales taxes on all of the Company’s sales to nonexempt customers. The Company collects sales taxes from customers and remits the amounts to the states. The Company’s accounting policy is to exclude the tax collected and remitted to the State from revenues and expenses with the exception of excise taxes paid on purchases.

Subsequent Events

Subsequent events have been evaluated through December 19, 2023, which is the date the financial statements were available to be issued.

NOTE 3 – CONCENTRATION OF CREDIT AND MARKET RISK

Financial instruments that potentially expose the Company to concentration of credit and market risk consist primarily of cash equivalents and receivables. Cash is maintained at Federal Deposit Insurance Corporation insured financial institutions and credit exposure is limited to any one institution. As of December 31, 2021, cash and cash equivalents were in excess of FDIC insurance coverage by approximately $219,600.

F-66

NOTE 3 – CONCENTRATION OF CREDIT AND MARKET RISK (Continued)

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its receivables and establishes an allowance for doubtful accounts, based on a history of past write-offs, collections, and current credit conditions. Accounts are written off as uncollectible at the time management determines that collections are unlikely. Accounts receivable are un-collateralized.

The Company has a concentration with two of its vendors, UNFI and Albert’s Organics, related to the purchase of inventory. Approximately 42% and 56% of purchases respectively were made with these vendors during the year ended December 31, 2021.

Accounts payable consists of balances due to vendors for inventory the Company sells in its stores as well as services rendered to the Company on or before the year-end which have not been paid as of the year-end. At December 31, 2021, vendor Albert’s Organics represented 10.5% and vendor UNFI represented 24.2% of accounts payable.

NOTE 4 – PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment is comprised of the following at December 31, 2021, and estimated useful lives of the related assets are as follows:

		Years
Vehicles	$42,263	5-7
Leasehold improvements	1,816,917	15
Furniture and fixtures	1,582,635	7
Office equipment	46,331	5-7
Machinery and equipment	2,035,287	5-7
Total	5,523,433
Accumulated depreciation	(3,776,457)
	$1,746,976

Depreciation expense amounted to $366,085 for the year ended December 31, 2021.

NOTE 5 – DEBT

During 2021, the Company applied for and received a loan from its bank in the amount of $817,927 through the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”). In November 2021, the loan, including principal and interest was forgiven and considered repaid in full. The balance has been recorded as forgiveness of paycheck protection program loan for the year ended December 31, 2021.

According to the rules of the SBA, the Company is required to retain PPP loan documentation for six years after the date the loan is forgiven or repaid in full, and permit authorized representatives of the SBA, including representatives of its Office of Inspector General, to access such files upon request.

Should the SBA conduct such a review and reject all or some of the Company’s judgements pertaining to satisfying PPP loan eligibility or forgiveness conditions, the Company may be required to adjust previously reported amounts and disclosures in the financial statements.

The $109,108 note payable as of December 31, 2021, relates to the financing of leasehold improvements at the store in Somers, New York and matures as follows:

December 31,
2022	$27,517
2023	28,638
2024	29,805
2025	23,148
$109,108

F-67

NOTE 6 – LEASES

The Company leased four retail locations in the State of New Jersey (NJ) and four in the State of New York (NY). The leases were as follows:

●	Dean’s Natural Food Market, Inc. leased retail space in Ocean, NJ which runs from August 16, 2021 through August 2031. The minimum monthly payments are $17,460 for the first 5 years of the lease and $18,333 for the second 5 years. The lease is a triple net lease where the Company is responsible for all operating costs for the space.

●	Dean’s Natural Food Market of Shrewsbury, Inc. leased retail space in Shrewsbury, NJ originally dated May 28, 2003 through April 2018. The lease was renewed for five years on March 30, 2018.

●	Dean’s Natural Food Market of Basking Ridge, LLC leased retail space in Basking Ridge, NJ from May 2012 through April 2018. The lease was renewed for another five-year term through April 2023 and an option to renew for two additional five-year terms. The Company may also be required to make additional rent payments related to utilities, common area charges, real estate taxes, and other governmental charges.

●	Dean’s Natural Food Market of Chester, LLC leased retail space in Chester, NJ from February 2016 through January 2026, with the option for 2 five-year renewal terms. The Company may also be required to make additional rent payments related to utilities, common area charges, real estate taxes, and other governmental charges. The landlord agreed to pay an “improvement allowance” of up to $203,359. Such allowance reduced the cost of leasehold improvements paid by the Company. Under ASC 840-20-25-6, the lease incentive should be recognized as reductions to rental expense on a straight-line basis over the term of the lease. As of December 31, 2021, the remaining unamortized incentive was $128,794.

●	The lease for the Eastchester, NY location, originally dated February 1994 through November 2003 was renewed through November 2009 and again through November 2014. In August 2014, the lease was renewed for an additional ten-year term through November 2024.

●	The lease for the Briarcliff Manor, NY location, originally dated August 20, 2003, expired September 30, 2018. The lease was renewed through September 30, 2023. The Company may be required to pay additional rent and is responsible for all general operating costs.

●	The lease for the Mount Kisco, NY location, originally dated January 30, 1997, expired October 2007 and was renewed through July 31, 2022 and again through July 31, 2027. The Company may be required to pay additional rent and is responsible for all general operating costs.

●	The lease for the Somers, NY location, dated September 20, 2018 expires five years after the Term Commencement Date, with the option to renew for an additional five years. Monthly rent payments are $10,300 for the first three years and increase 3% every other year through expiration.

●	The Ocean Store was owned by Dean Nelson prior to its acquisition by Red Oak Equity Partners, LLC in August 2021. There was no formal lease agreement because of the related party relationship.

Future minimum payments under these leases are as follows:

2022	$1,706,695
2023	1,557,868
2024	1,227,570
2025	1,005,515
2026	908,237
Thereafter	2,000,317
$8,406,202

Lease expense was $1,317,182 for the year ended December 31, 2021.

F-68

NOTE 7 – NEW JERSEY ACQUISITION

On August 16, 2021, Red Oak Equity Partners, LLC purchased all issued and outstanding capital stock and membership interest, as applicable, of Dean’s Natural Food Market, Inc., Dean’s Natural Food Market of Shrewsbury, Inc., Dean’s Natural Food Market of Basking Ridge, LLC, Dean’s Natural Food Market of Chester, LLC, and Dean’s Natural Holdings, LLC for a total of $2,500,000. The purchase price included cash consideration of $2,250,000 and a promissory note of $250,000 payable to the seller at a fixed interest rate of 5% and equal monthly payments through February 2026.

NOTE 8 – RELATED PARTY TRANSACTIONS

As of December 31, 2020, the Company had two notes payable to its officers for $543,750 and $56,250, respectively. During the year ended December 31, 2021, the loans were paid in full.

During the year ended December 31, 2021, the Company paid $216,792 in consulting fees to another company owned by a related party.

NOTE 9 – STOCK/UNITS

The Company has authorized and issued 2,200 shares of common stock. Of these shares, 2,000 are at $.001 par value and 200 at no par. The limited liability companies are single member limited liability companies with no units issued and outstanding.

NOTE 10 – COMMITMENTS

The Company has an agreement with a food distributor that runs from November 24, 2021, to March 11, 2025, where 90% of the products sold at the New York Stores must be purchased from that distributor.

NOTE 11 – RESTATEMENT

These combined financial statements have been restated to exclude the financial results of the New Jersey Locations for the period January 1, 2021, through August 16, 2021. During this period, the New Jersey Locations were not controlled by the Company’s owners or management and therefore, should not have been combined for the twelve months ended December 31, 2021.

The following amounts have been restated:

Combined Statement of Income

	As Previously		As
	Stated	Adjustments	Re-Stated

Sales	$35,731,191	$(10,554,133)	$25,177,058
Cost of sales	(21,163,894)	6,096,468	(15,067,426)
Returns and allowances	(485,088)	42,797	(442,291)
Gross profit	14,082,209	(4,414,868)	9,667,341

Operating costs:
Salaries and wages	7,126,346	(2,212,315)	4,914,031
General and administrative	6,383,033	(1,468,645)	4,914,388
Depreciation	430,083	(63,998)	366,085
Total operating costs	13,939,462	(3,744,958)	10,194,504

Income (loss) from operations	142,747	(669,910)	(527,163)

Other income (expenses):
Forgiveness of paycheck protection program (PPP) loan	817,927	-	817,927
Commission - market data services	323,404	-	323,404
Other Income	138,567	60,343	198,910
Bad debt	(8,336)	8,336	-
Taxes and fees	(13,925)	13,925	-
Contributions and donations	(21,563)	9,848	(11,715)
Interest	(19,425)	4,998	(14,427)
Total other income (expenses)	1,216,649	97,450	1,314,099

Net income	$1,359,396	$(572,460)	$786,936

F-69

NOTE 11 – RESTATEMENT (Continued)

Combined Statement of Cash Flows

	As Previously		As
	Stated	Adjustments	Re-Stated

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,359,396	$(572,460)	$786,936

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	430,083	(63,998)	366,085
Forgiveness of PPP loan	(817,927)	-	(817,927)
Changes in assets and liabilities:
Accounts receivable	(23,827)	13,560	(10,267)
Inventory	(124,156)	(55,325)	(179,481)
Prepaid expenses	49,610	23,068	72,678
Other current assets	(7,819)	(4,088)	(11,907)
Due to/from related parties	14,485	4,604	19,089
Other assets	20,984	5,996	26,980
Deposits	(2,214)	-	(2,214)
Accounts payable	(300,649)	111,088	(189,561)
Accrued expenses	(13,142)	7,601	(5,541)
Payroll liabilities	(178,013)	(24,297)	(202,310)
Lease incentive	(13,557)	-	(13,557)
Contract liabilities	(37,647)	35,596	(2,051)
Other current liabilities	(171,453)	11,152	(160,301)
Sales tax payable	18,519	-	18,519
Net cash provided by (used in) operating activities	202,673	(507,503)	(304,830)

F-70

NOTE 11 – RESTATEMENT (Continued)

Combined Statement of Cash Flows, Continued:

	As Previously		As
	Stated	Adjustments	Re-Stated

CASH FLOWS FROM INVESTING
ACTIVITIES
Purchase of property, plant, and equipment	$(34,303)	$14,186	$(20,117)
Net cash used for investing activities	(34,303)	14,186	(20,117)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable	(113,806)	87,366	(26,440)
Payments on notes payable to related parties	(600,000)	-	(600,000)
Payments on lines of credit	(200,000)	200,000	-
Distributions	(1,337,124)	1,209,492	(127,632)
Proceeds from PPP loan	817,927	-	817,927
Net cash used for financing activities	(1,433,003)	1,496,858	63,855

NET DECREASE IN CASH AND
CASH EQUIVALENTS	(1,264,633)	1,003,541	(261,092)

CASH AND CASH EQUIVALENTS,
Beginning of year	1,765,395	(1,003,541)	761,854

CASH AND CASH EQUIVALENTS,
End of year	$500,762	$-	$500,762

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid for interest	$19,425	$(4,998)	$14,427

In addition, the balance sheet as of December 31, 2021, was adjusted to reclassify certain contract liabilities from other current liabilities to accounts payable and additional expenses were accrued related to payroll liabilities, contract liabilities and inventory. Distributions/dividends in excess of earnings was reclassified and applied to additional paid in capital.

Balance Sheet

	As Previously		As
	Stated	Adjustments	Re-Stated

Inventory	$1,856,495	$(34,600)	$1,821,895
Accounts payable	1,519,667	94,578	1,614,245
Payroll liabilities	500,913	9,711	510,624
Contract liabilities	289,359	19,999	309,358
Other current liabilities	98,738	(94,578)	4,160
Accumulated loss	(2,985,556)	63,322	(2,922,234)
Additional paid in capital	5,340,123	(127,632)	5,212,491

NOTE 12 – AUDIT REPORT MODIFICATION

The initial audit report dated December 28, 2022, was qualified because during 2020, Green’s Natural Foods, Inc. wrote off its remaining intangible assets balance of $298,482. The Company was unable to obtain to provide its Auditors with sufficient appropriate audit evidence to substantiate the carrying amount of these intangible assets immediately prior to their write off.

In addition, the combined financial statements originally included the operations of the New Jersey stores for the entire year ended December 31, 2021, even though they were not acquired by the owners of Red Oak Equity Partners, LLC until August 16, 2021. Because the New Jersey stores were not under common control for the entire year ended December 31, 2021, the activity related to the New Jersey stores should not be reported in those combined financial statements for the period from January 1, 2021 through August 15, 2021.

These combined financial statements have been restated to now include the financial results of the New Jersey stores from August 16, 2021, to December 31, 2021, which is the period they were under common control. In addition, the Auditors were able to obtain appropriate audit evidence for the intangible assets written off. As a result, the Auditor’s Report has been updated and is now unqualified.

F-71

GREEN’S NATURAL FOODS, INC., DEAN’S NATURAL FOOD MARKET, INC., DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, AND DEAN’S NATURAL HOLDINGS, LLC

COMBINED CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(UNAUDITED)

September 30, 2022

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$215,764
Accounts receivable	131,905
Inventory	1,589,447
Prepaid expenses	92,492
Other current assets	12,797
Total current assets	2,042,406

PROPERTY, PLANT, AND EQUIPMENT, NET	2,012,142

OTHER ASSETS
Deposits	221,033
Right-of-use asset	6,036,104
Other	14,565
Total other assets	6,271,701

Total assets	$10,326,249

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,749,399
Payroll liabilities	470,923
Lease Incentive	128,794
Operating lease liability, current	1,661,788
Contract liabilities	307,467
Current portion of note payable	31,381
Other current liabilities	27,376
Total current liabilities	4,377,128

LONG-TERM LIABILITIES
Note payable, net of current portion	57,193
Operating lease liability, net of current	4,374,315
Total long-term liabilities	4,431,508
Total liabilities	8,808,636

SHAREHOLDERS’/MEMBER’s (LOSS) EQUITY
Capital stock	30,002
Additional paid in capital	5,212,491
Accumulated Loss	(3,136,818)
Members’ loss	(588,062)
Total shareholders’ equity	1,517,613

Total liabilities and shareholders’ equity	$10,326,249

See notes to the combined financial statements.

F-72

GREEN’S NATURAL FOODS, INC., DEAN’S NATURAL FOOD MARKET, INC., DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, AND DEAN’S NATURAL HOLDINGS, LLC

COMBINED CONDENSED STATEMENT OF INCOME

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

(UNAUDITED)

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022

Sales	$7,673,837	$23,979,762
Cost of Sales	(4,538,358)	(14,014,132)
Returns and Allowances	(242,098)	(779,136)
Gross profit	2,893,381	9,186,494

Operating costs:
Salaries and wages	1,629,352	4,955,330
General and administrative	1,319,764	4,207,019
Depreciation	85,611	256,660
Total operating costs	3,034,727	9,419,009

Loss from operations	(141,347)	(232,515)

Other income (expenses):
Interest	(1,232)	(7,793)
Other income (expenses) net	(53,090)	(66,240)
Total other income (expenses)	(54,322)	(74,033)

Net loss	$(195,667)	$(306,549)

See notes to the combined financial statements.

F-73

GREEN’S NATURAL FOODS, INC., DEAN’S NATURAL FOOD MARKET, INC., DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, AND DEAN’S NATURAL HOLDINGS, LLC

COMBINED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDER’S/MEMBER’S EQUITY (LOSS)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

(UNAUDITED)

	Capital Stock	Member’s Loss	Retained Earnings	Additional Paid in Capital	Total Shareholders’/Member Equity

Balance, January 1, 2022	$30,002	$(496,097)	$(2,922,234)	$5,212,491	$1,824,162

Net income		(91,965)	(214,584)		(306,549)

Balance, September 30, 2022	$30,002	$(588,062)	$(3,136,818)	$5,212,491	$1,517,613

See notes to the combined financial statements

F-74

GREEN’S NATURAL FOODS, INC., DEAN’S NATURAL FOOD MARKET, INC., DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, AND DEAN’S NATURAL HOLDINGS, LLC

COMBINED CONDENSED STATEMENT OF CASH FLOWS

FOR THE NINE MONTH ENDED SEPTEMBER 30, 2022

(UNAUDITED)

Net income	$(306,549)

Adjustments to reconcile net income to net cash provided by Operating activities:
Depreciation	256,660
Changes in assets and liabilities:
Accounts receivable	(54,973)
Inventory	232,448
Prepaid expenses	47,795
Other current assets	975
Deposits	12,056
Accounts payable	135,154
Accrued expenses	(29,308)
Payroll liabilities	(39,701)
Contract liabilities	(1,891)
Other current liabilities	23,215
Sales tax payable	(18,519)
Net cash provided by operating activities	257,362

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(521,826)
Net cash used for investing activities	(521,826)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable	(20,534)
Net cash used for financing activities	(20,534)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(284,998)
CASH AND CASH EQUIVALENTS, Beginning of year	500,762
CASH AND CASH EQUIVALENTS, End of year	215,764

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$7,793
Non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities	$1,095,924

See notes to the combined financial statements.

F-75

GREEN’S NATURAL FOODS, INC., DEAN’S NATURAL FOOD MARKET, INC., DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, AND DEAN’S NATURAL HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 – MANAGEMENT’S RESPONSIBILITY

The accompanying combined condensed financial statements for the nine-months ended September 30, 2022, have been prepared by the Company’s management without an audit or review by an independent registered public accounting firm. The Company has made estimates and judgments affecting the amounts reported in the Company’s unaudited combined condensed financial statements and the accompanying notes. The actual results experienced by the Company may differ materially from the Company’s estimates. The financial information is unaudited but reflects all normal adjustments that are, in the opinion of management, necessary to provide a fair statement of results for the interim periods presented.

NOTE 2 – ORGANIZATION

Green’s Natural Foods, Inc., Dean’s Natural Food Market, Inc., Dean’s Natural Food Market of Shrewsbury, Inc., Dean’s Natural Food Market of Basking Ridge, LLC, Dean’s Natural Food Market of Chester, LLC, and Dean’s Natural Holdings, LLC (collectively the “Company”) operate organic and all-natural food grocery stores. The Company has eight grocery store locations in Mount Kisco, Eastchester, Briarcliff, and Somers, New York as well as Basking Ridge, Chester, Shrewsbury, and Ocean, New Jersey. On October 14, 2022, the Company’s assets were acquired by Healthy Choice Market IV, LLC, a wholly owned subsidiary of Healthier Choices Management Corp.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Combination

The accompanying unaudited combined condensed financial statement is prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying combined financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited combined condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering, as filed with the SEC on October 27, 2023. The interim results for the three and nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022, or for any future periods.

Use of Estimates

The preparation of combined condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

F-76

Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. ASU 2016-02 is effective for annual periods beginning after December 15, 2021 for private companies, and annual and interim periods thereafter, with early adoption permitted. The Company adopted ASU No. 2016-02 on January 1, 2022 using the cumulative-effect adjustment transition method, which applies the provisions of the standard at the effective date without adjusting the comparative periods presented. Adoption of this standard resulted in the recognition of operating lease right-of-use assets of $7.1 million and corresponding lease liabilities of $7.1 million on the combined condensed balance sheet as of January 1, 2022. The standard did not materially impact operating results or liquidity.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all short-term investment securities purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents include monies held by the Company’s credit card processors. The funds are held by the merchant credit card processors pending satisfaction of their hold requirements and expiration of charge backs/refunds circumstances.

Revenue Recognition

Revenues from product sales, net of promotional discounts, manufacturer coupons and rebates, return allowances, and sales and consumption taxes, are recorded when products are delivered, title passes to customers, and collection is likely to occur. Title is passed to customers at the point of sale for all retail purchases. Return allowances, which reduce revenue, are estimated using historical experience.

Accounts Receivable, Contract Assets and Contract Liabilities

Accounts receivables are claims to consideration which are unconditional, meaning no performance obligations remain for the Company and only the passage of time is necessary before collection. Contract assets are distinguished from accounts receivable as performance obligations remain before claims to consideration become unconditional. Contract liabilities are recorded when customers transfer consideration in advance of delivery of products, which the Company records for all gift cards and loyalty reward programs. When one party to an arrangement performs before the other(s), the Company records an account receivable, contract asset, or contract liability.

The majority of arrangements with customers contain one performance obligation to provide a distinct set of products. Most performance obligations are satisfied simultaneously as the Company exchanges products for customer payment. Exceptions include gift cards and loyalty rewards, for which the Company has a performance obligation to deliver products at a future date. As gift cards are purchased and loyalty points earned, contract liabilities are recorded until the performance obligations are satisfied through delivery of products or breakage based on gift card and loyalty reward program term limits.

Inventories

Inventories are stated at average cost. If the cost of inventories exceeds their net realizable value, adjustments are recorded to write down excess inventory value to net realizable value. The Company’s inventories consist primarily of merchandise available for resale, such as fresh produce, perishable grocery items, and non-perishable consumable goods.

F-77

Property, Plant and Equipment

Property, plant and equipment is stated at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs and minor renewals are charged to expense; betterments and major renewals are capitalized. Leasehold improvements are amortized over the lesser of the lease terms or the assets’ useful lives. Upon retirement or sale of assets, the cost of the assets disposed of, and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income.

Property, plant and equipment is comprised of the following at September 30, 2022, and estimated useful lives of the related assets are as follows:

		Years
Vehicles	$46,256	5-7
Leasehold improvements	1,988,570	15
Furniture and fixtures	1,732,154	7
Office equipment	50,708	5-7
Machinery and equipment	2,227,571	5-7
Total	6,045,259
Accumulated depreciation	(4,033,117)
	$2,012,142

Depreciation expense amounted to $85,611 and $256,660, respectively for the three and nine-month period ended September 30, 2022

Advertising Costs

The Company expenses advertising costs as they are incurred. They are presented as a component of store operating expenses. Advertising costs were approximately $36,000 and $133,000, respectively for the three and nine-month period ended September 30, 2022.

Retirement Plan

The Company maintains two 401(k) plans. Under the terms of these plans, the employer may make up to 4% matching contributions. The plans follow the Safe Harbor Cash or Deferred Arrangement (CODA) in which a minimum contribution plan of 4% of salaries must be made by the Company each pay period.

Presentation of Sales Tax

The states of New York and New Jersey impose sales taxes on all of the Company’s sales to nonexempt customers. The Company collects sales taxes from customers and remits the amounts to the states. The Company’s accounting policy is to exclude the tax collected and remitted to the State from revenues and expenses with the exception of excise taxes paid on purchases.

NOTE 4 – CONCENTRATION OF CREDIT AND MARKET RISK

The Company considers all highly liquid instruments with an original maturity of three months or less, when purchased, to be cash and cash equivalents. As of the nine-month period ended September 30, 2022, the Company did not have cash concentrated in any one financial institution which was in excess of Federal Deposit Insurance Corporation (FDIC) coverage of $250,000.

F-78

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its receivables and establishes an allowance for doubtful accounts, based on a history of past write-offs, collections, and current credit conditions. Accounts are written off as uncollectible at the time management determines that collections are unlikely. Accounts receivables are uncollateralized.

The Company has a concentration with two of its vendors, UNFI and Albert’s Organics, related to the purchase of inventory. Approximately 41% and 54% of purchases respectively were made with these vendors during the nine months ended September 30, 2022.

Accounts payable consist of balances due to vendors for inventory the Company sells in its stores as well as services rendered to the Company on or before the year-end which have not been paid as of September 30, 2022. At September 30, 2022, vendor Albert’s Organics represented 9% and vendor UNFI represented 25% of accounts payable.

NOTE 5 – LEASES

The Company leased four retail locations in the State of New Jersey (NJ) and four in the State of New York (NY). All the leases are classified as operating leases.

The Company adopted Accounting Standards Codification (“ASC”) 842, “Leases” (“ASC 842”) effective January 1, 2022 using the cumulative-effect adjustment transition method, which applies the provisions of the standard at the effective date without adjusting the comparative periods presented. We elected not to reassess whether any expired or existing contracts are or contain leases, reassess the lease classification for any expired or existing leases, nor reassess initial direct costs for any existing leases.

The standard had an impact on the Company’s combined balance sheets but did not have a material impact on the Company’s combined statements of operations or combined statements of cash flows upon adoption. The most significant impact was the recognition of right-of-use asset of $7.1 million and lease liability of $7.1 million for operating leases as of January 1, 2022.

Maturity of lease liabilities under our non-cancellable operating leases as of September 30, 2022 were as follows:

Payments due by period	September 30, 2022
2022 (remaining three months)	$432,127
2023	1,774,056
2024	1,232,391
2025	982,606
2026	859,607
Thereafter	1,296,758
Total undiscounted operating lease payments	$6,577,545
Less: Imputed interest	(541,441)
Present value of operating lease liabilities	$6,036,103

The following table summarizes the Company’s operating leases:

Balance Sheet Classification	September 30, 2022
Right of use asset	$6,036,104

Operating lease liability, current	$1,661,788
Operating lease liability, net of current	$4,374,315

F-79

The following table provides a summary of other information related to the leases at September 30, 2022:

Other Information	September 30, 2022
Weighted-average remaining lease term for operating leases	5 years
Weighted-average discount rate for operating leases	1.30%

Rent expenses for three and nine months ended September 30, 2022 were approximately $0.5 million and $1.5 million, respectively. It is included in operating expenses in the accompanying condensed combined Statements of operations.

The components of lease expenses for the three and nine months ended September 30, 2022:

	Three Month Ended September 30, 2022	Nine Month Ended September 30, 2022
Operating lease cost	$322,629	$964,753
Variable lease cost	77,633	267,301
Short-term lease cost	89,455	267,496
Total rent expense	$489,717	$1,499,549

The aggregate cash payments under the leasing arrangement were approximately $1.1 million for the nine months ended September 30, 2022, and was included in operating cash flows.

NOTE 6 – RELATED PARTY TRANSACTIONS

During the three- and nine-months periods ended September 30, 2022, the Company paid approximately $45,000 $179,000, respectively in consulting fees to another company owned by a related party.

NOTE 7 – STOCK/UNITS

The Company has authorized and issued 2,200 shares of common stock. Of these shares, 2,000 are at $.001 par value and 200 at no par. The limited liability companies are single member limited liability companies with no units issued and outstanding

NOTE 8 – COMMITMENTS

The Company has an agreement with a food distributor that runs from November 24, 2021, to March 11, 2025, where 90% of the products sold at the New York Stores must be purchased from that distributor.

NOTE 9 – DEBT

During 2021, the Company applied for and received a loan from its bank in the amount of $817,927 through the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”). In November 2021, the loan, including principal and interest was forgiven and considered repaid in full. The balance has been recorded as forgiveness of paycheck protection program loan for the year ended December 31, 2021.

F-80

According to the rules of the SBA, the Company is required to retain PPP loan documentation for six years after the date the loan is forgiven or repaid in full, and permit authorized representatives of the SBA, including representatives of its Office of Inspector General, to access such files upon request.

Should the SBA conduct such a review and reject all or some of the Company’s judgements pertaining to satisfying PPP loan eligibility or forgiveness conditions, the Company may be required to adjust previously reported amounts and disclosures in the financial statements.

The $88,574 note payable as of September 30, 2022, relates to the financing of leasehold improvements at the store in Somers, New York and matures as follows:

2022 (3 remaining months)	$6,983
2023	28,638
2024	29,805
2025	23,148
$88,574

NOTE 10 – INCOME TAXES

S-Corporation

Dean’s Natural Food Market of Shrewsbury, Inc. has elected to be treated as an S Corporation for federal and state income tax purposes.

Green’s Natural Foods, Inc. was treated as an S Corporation until December 30, 2020, when it was purchased and became a Qualified Subsidiary under Hudson Equity Partners, LLC.

No provision has been made for federal income taxes since S Corporations are not taxable entities. Individual partners/shareholders report their share of taxable income or loss in their personal tax returns.

C-Corporation

Dean’s Natural Food Market, Inc. is a C Corporation for federal income tax purposes.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, their respective tax bases, and tax operating loss and credit carry forwards.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are subject to valuation allowances if, based on all available evidence, management determines that it is more likely than not that some position or all of the deferred tax assets and liabilities will not be realized.

The financial impact of Dean’s Natural Food Market, Inc. deferred, and current income taxes is not considered material as of the period ended September 30, 2022.

F-81

Limited Liability Companies

Dean’s Natural Food Market of Basking Ridge, LLC, Dean’s Natural Food Market of Chester, LLC, and Dean’s Natural Holdings, LLC have elected to be treated as single-member limited liability companies for federal and state income tax purposes with all income tax liabilities and/or benefits of the entities being passed through to its members. As such, there is no recognition of federal or state income taxes for each of these entities. Any uncertain tax position taken by the member is not an uncertain position of the entities.

In accordance with the LLC agreements, the term of the Company is indefinite with termination determined by the Member. The LLC agreements indicate that the Member shall not have any liability for the obligations of the Company, except to the extent expressly mandated by law.

The Company has evaluated any uncertain tax positions and related income tax contingencies and determined uncertain positions, if any, are not material to the financial statements. Penalties and interest assessed by income taxing authorities are included in operating expenses, if incurred. None of the Company’s current returns are under examination.

NOTE 11 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, the Company has analyzed its operations subsequent to September 30, 2022, and through December 19, 2023, the date of this report being issued and has determined that the only material subsequent event is the company sales.

On October 14, 2022, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Healthy Choice Markets IV, LLC (“HCM V”), wholly owned subsidiary of Healthier Choices Management Corp. Pursuant to the Purchase Agreement, the Company sold certain assets and certain liabilities of an organic and natural health food and vitamin chain with eight store locations in New York and northern and central New Jersey (the “Stores”).

The cash purchase price under the Asset Purchase Agreement was $5,142,000, with $3,000,000 seller financing in the form of promissory note. The Company assigned all lease obligations for the Stores to HCM V. The transaction was closed on October 14, 2022.

F-82

HEALTHY CHOICE WELLNESS CORP.

400,000 SHARES OF CLASS A COMMON STOCK

PROSPECTUS

, 2023

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with the offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. We will bear all expenses shown below.

SEC registration fee	$678
Underwriter fees and expenses	*
FINRA Filing Fee	*
Information agent fees and expenses	*
Printing and postage expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
Total

* To be completed by amendment

Item 14. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Registrant’s Bylaws (the “Bylaws”) provide that Registrant shall indemnify its directors and officers if such officer or director acted (i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of Registrant, and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence and requires Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the directors and officers to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise.

In addition, Registrant’s Certificate of Incorporation (the “Certificate of Incorporation”) provides that, pursuant to Delaware law, none of its directors shall be liable for monetary damages for breach of his or her fiduciary duty of care to Registrant and its stockholders to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended from time to time. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are in willful or negligent violation of applicable Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that Registrant shall indemnify its directors and officers to the fullest extent permitted by law and requires Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

Registrant has obtained liability insurance policies for the officers and directors that, subject to certain limitations, terms and conditions, will insure them against losses arising from wrongful acts (as defined by the policy) in their capacity as directors or officers.

In addition, Registrant has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify Registrant’s directors and certain of its officers for certain expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of Registrant, on account of services as a director or officer of Registrant or as a director or officer of any subsidiary of Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of Registrant.

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Item 15. Recent Sales of Unregistered Securities.

None

Item 16. Exhibits and Consolidated Financial Statement Schedules.

Exhibit		Incorporated by Reference				Filed or Furnished
No.	Exhibit Description	Form	File No.	Date	Number	Herewith
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation	S-1	333-274435	9/8/2023	3.1
3.2	Bylaws	S-1	333-274435	9/8/2023	3.2
3.3	Certificate of Designation of Preferences, Rights And Limitations of Series A Convertible Preferred Stock					X
5.1*	Opinion of Cozen O’Connor P.C.
8.1*	Tax Opinion of Cozen O’Connor
10.1*+	Healthy Choice Wellness Corp. Equity Incentive Plan
10.2	Form of Tax Matters Agreement between Healthier Choices Management Corp. and Healthy Choice Wellness Corp.					X
10.3	Form of Employee Matters Agreement between Healthier Choices Management Corp. and Healthy Choice Wellness Corp.					X
10.4*+	Healthy Choice Wellness Corp. Form of Restricted Stock Award Agreement
10.6*+	Form of Director Indemnification Agreement
10.8	Form of Transition Services Agreement between Healthier Choices Management Corp. and Healthy Choice Wellness Corp.					X
21.1	List of Subsidiaries of Registrant					X
23.1	Consent of Marcum LLP					X
23.2	Consent of UHY LLP					X
23.3*	Consent of Cozen O’Connor P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (set forth on the signature page of this Registration Statement)	S-1	333-274435	9/8/2023	24.1
107	Filing Fee Tables					X

*To be filed by amendment

+ Indicates management contract or compensatory plan.

(b) Consolidated Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hollywood, State of Florida, on October 27, 2023.

Healthy Choice Wellness Corp.

By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

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